U.S. $450,000,000


                             CREDIT AGREEMENT

                       Dated as of October 12, 1995

                                   Among

                               WARNACO INC.

                                as Borrower

                                    and

                          THE WARNACO GROUP, INC.

                                    and

                     THE INITIAL LENDERS NAMED HEREIN

                            as Initial Lenders

                                    and

                            as Managing Agents

                                    and

                              CITIBANK, N.A.

                          as Documentation Agent

                                    and

                          THE BANK OF NOVA SCOTIA

                  as Paying Agent, Competitive Bid Agent,

                    Swing Line Bank and an Issuing Bank




                             TABLE OF CONTENTS

                                 ARTICLE I
                     DEFINITIONS AND ACCOUNTING TERMS
                                                                        Page
                                                                        ----
SECTION 1.01.  Certain Defined Terms.....................................  1

SECTION 1.02.  Computation of Time Periods............................... 27

SECTION 1.03.  Accounting Terms.......................................... 27

                                ARTICLE II
                     AMOUNTS AND TERMS OF THE ADVANCES

SECTION 2.01.  The Advances.............................................. 28

SECTION 2.02.  Making the Advances....................................... 29

SECTION 2.03.  Issuance of and Drawings and Reimbursement Under
               Letters of Credit......................................... 33

SECTION 2.04.  The Competitive Bid Advances.............................. 35

SECTION 2.05.  Repayment of Advances..................................... 39

SECTION 2.06.  Termination or Reduction of the Commitments............... 41

SECTION 2.07.  Prepayments............................................... 41

SECTION 2.08.  Interest.................................................. 42

SECTION 2.09.  Fees...................................................... 43

SECTION 2.10.  Conversion of Advances.................................... 44

SECTION 2.11.  Increased Costs, Etc...................................... 45

SECTION 2.12.  Illegality................................................ 47

SECTION 2.13.  Payments and Computations................................. 47

SECTION 2.14.  Taxes..................................................... 48

SECTION 2.15.  Sharing of Payments, Etc.................................. 51

SECTION 2.16.  Use of Proceeds........................................... 52

SECTION 2.17.  Defaulting Lenders........................................ 52

                                ARTICLE III
                  CONDITIONS TO EFFECTIVENESS AND LENDING

SECTION 3.01.  Conditions Precedent to Effectiveness of Sections
               2.01 and 2.03............................................. 54

SECTION 3.02.  Conditions Precedent to Each Borrowing and Issuance....... 57

SECTION 3.03.  Determinations Under Section 3.01......................... 58

                                ARTICLE IV
                      REPRESENTATIONS AND WARRANTIES

SECTION 4.01.  Representations and Warranties of the Borrower............ 59

                                 ARTICLE V
                         COVENANTS OF THE BORROWER

SECTION 5.01.  Affirmative Covenants..................................... 63

SECTION 5.02.  Negative Covenants........................................ 68

SECTION 5.03.  Financial Covenants....................................... 74

                                  ARTICLE VI
                               EVENTS OF DEFAULT

SECTION 6.01.  Events of Default......................................... 75

SECTION 6.02.  Actions in Respect of the Letters of Credit upon Default.. 78

                                  ARTICLE VII
                                  THE AGENTS

SECTION 7.01.  Authorization and Action.................................. 79

SECTION 7.02.  Agents' Reliance, Etc..................................... 79

SECTION 7.03.  Scotiabank, Citibank and Affiliates....................... 80

SECTION 7.04.  Lender Credit Decision.................................... 80

SECTION 7.05.  Indemnification........................................... 80

SECTION 7.06.  Successor Agents.......................................... 81

                                 ARTICLE VIII
                                 MISCELLANEOUS

SECTION 8.01.  Amendments, Etc........................................... 81

SECTION 8.02.  Notices, Etc.............................................. 82

SECTION 8.03.  No Waiver; Remedies....................................... 83

SECTION 8.04.  Costs and Expenses........................................ 83

SECTION 8.05.  Right of Set-off.......................................... 84

SECTION 8.06.  Binding Effect............................................ 85

SECTION 8.07.  Assignments, Designations and Participations.............. 85

SECTION 8.08.  Confidentiality........................................... 90

SECTION 8.09.  No Liability of the Issuing Banks......................... 90

SECTION 8.10.  Execution in Counterparts................................. 90

SECTION 8.11.  Governing Law............................................. 91

SECTION 8.12.  Jurisdiction, Etc......................................... 91

SECTION 8.13.  Waiver of Jury Trial...................................... 91


                                   Schedules


Schedule I     -  List of Applicable Lending Offices

Schedule 2.03(e)- Existing Letters of Credit

Schedule 4.01(b)- Subsidiaries

Schedule 4.01(q)- Environmental Disclosure

Schedule 4.01(r)- CERCLA Sites

Schedule 4.01(s)- Hazardous Materials

Schedule 5.02(c)- Existing Debt of Foreign Subsidiaries

Schedule 5.02(d)- Assets Held For Sale

Schedule 5.02(f)- Investments

                                   Exhibits

Exhibit A-1-Form of Term Note

Exhibit A-2-Form of Revolving Credit Note

Exhibit A-3-Form of Competitive Bid Note

Exhibit B-1-Form of Notice of Borrowing

Exhibit B-2-Form of Notice of Competitive Bid Borrowing

Exhibit C - Form of Assignment and Acceptance

Exhibit D - Form of Designation Agreement

Exhibit E - Form of Opinion of Counsel for the Loan Parties

Exhibit F - Form of Group Guaranty

Exhibit G - Form of Subsidiary Guaranty



                               CREDIT AGREEMENT

                         Dated as of October 12, 1995


            WARNACO INC., a Delaware corporation (together with any successors-in-interest permitted hereunder, the "Borrower"), THE WARNACO GROUP, INC., a Delaware corporation (together with any successors-in-interest permitted hereunder, "Group"), the banks, financial institutions and other institutional lenders (the "Initial Lenders") listed on the signature pages hereof, and THE BANK OF NOVA SCOTIA ("Scotiabank") and CITIBANK, N.A. ("Citibank") as managing agents (the "Managing Agents") for the Lenders (as hereinafter defined), Citibank as documentation agent (the "Documentation Agent") for the Lenders, and Scotiabank as paying agent (the "Paying Agent") and competitive bid agent (the "Competitive Bid Agent") for the Lenders and as a Swing Line Bank and an Issuing Bank hereunder, agree as follows:


                                   ARTICLE I

                       DEFINITIONS AND ACCOUNTING TERMS

            SECTION 1.01. Certain Defined Terms. As used in this Agreement, the following terms shall have the following meanings (such meanings to be equally applicable to both the singular and plural forms of the terms defined):

            "364-Day Revolving Credit Facility" means the $100,000,000 senior revolving credit facility under a credit agreement dated as of the date hereof among the Borrower, Group, certain lenders party thereto and Scotiabank and Citibank as agents for said lenders, as the same may be amended, extended or otherwise modified or refinanced or otherwise replaced from time to time.

            "Advance" means a Term Advance, a Revolving Credit Advance, a Competitive Bid Advance, a Swing Line Advance, or a Letter of Credit Advance.

            "Affiliate" means, as to any Person, any other Person that, directly or indirectly, controls, is controlled by or is under common control with such Person or is a director or officer of such Person.
      For purposes of this definition, the term "control" (including the terms "controlling", "controlled by" and "under common control with") of a Person means the possession, direct or indirect, of the power to vote 5% or more of the Voting Stock of such Person or to direct or cause the direction of the management and policies of such Person, whether through the ownership of Voting Stock, by contract or otherwise.

            "Agents" means each of the Managing Agents, the Documentation Agent, the Paying Agent and the Competitive Bid Agent, together, in each case, with any successor or successors of any thereof appointed pursuant to Article VII hereof.

            "Applicable Lending Office" means, with respect to each Lender, such Lender's Domestic Lending Office in the case of a Base Rate Advance and such Lender's Eurodollar Lending Office in the case of a Eurodollar Rate Advance and, in the case of a Competitive Bid Advance, the office of such Lender notified by such Lender to the Paying Agent as its Applicable Lending Office with respect to such Competitive Bid Advance.

            "Applicable Margin" means, as of any date, a percentage per annum determined by reference to the Implied Senior Rating in effect on such date as set forth below:

                         Applicable Margin       Applicable Margin for
   Implied Senior               for                 Eurodollar Rate
       Rating            Base Rate Advances            Advances
   --------------        ------------------      ---------------------

BB+ or below                   0.250%                   0.875%
BBB-                           0.000%                   0.500%
BBB                            0.000%                   0.425%
BBB+                           0.000%                   0.375%
A-  or above                   0.000%                   0.300%


      The Applicable Margin for each Advance shall be determined by reference to the Implied Senior Rating in effect from time to time; provided, however, that no change in the Applicable Margin shall be effective until three Business Days after the date on which the Managing Agents receive evidence reasonably satisfactory to them that a new Implied Senior Rating is in effect; provided further that in the event that at any time no Implied Senior Rating shall be in effect, the Applicable Margin shall be 0.250% for each Base Rate Advance and 0.875% for each Eurodollar Rate Advance. Notwithstanding the foregoing, until the six-month anniversary of the Effective Date, the Applicable Margin shall be 0.000% for Base Rate Advances and 0.425% for Eurodollar Rate Advances.

            "Applicable Percentage" means, as of any date, a percentage per annum determined by reference to the Implied Senior Rating in effect on such date as set forth below:


                                                Applicable
           Implied Senior Rating                Percentage
           ---------------------                ----------

           BB+ or below                            0.375%
           BBB-                                    0.225%
           BBB                                     0.175%
           BBB+                                    0.125%
           A-  or above                            0.100%


      The Applicable Percentage shall be determined by reference to the Implied Senior Rating in effect from time to time; provided, however, that no change in the Applicable Percentage shall be effective until three Business Days after the date on which the Managing Agents receive evidence reasonably satisfactory to them that a new Implied Senior Rating is in effect; provided further that in the event that at any time no Implied Senior Rating shall be in effect, the Applicable Percentage shall be 0.375%. Notwithstanding the foregoing, until the six-month anniversary of the Effective Date, the Applicable Percentage shall be 0.175%.

            "Appropriate Lender" means, at any time, with respect to (a) either of the Term or Revolving Credit Facilities, a Lender that has a Commitment with respect to such Facility at such time, (b) the Letter of Credit Facility, (i) the Issuing Banks and (ii) if the other Revolving Credit Lenders shall have made Letter of Credit Advances pursuant to
      Section 2.03(c) that are outstanding at such time, each such other Revolving Credit Lender and (c) the Swing Line Facility, (i) the Swing Line Bank and (ii) if the other Revolving Credit Lenders have made Swing Line Advances pursuant to Section 2.02(b) that are outstanding at such time, such other Revolving Credit Lenders.

            "Approved Accounting Firm" means Arthur Andersen LLP, Coopers & Lybrand L.L.P., Deloitte & Touche LLP, Ernst & Young LLP, Price Waterhouse LLP or KPMG Peat Marwick LLP, or any successor thereof.

            "Assignment and Acceptance" means an assignment and acceptance entered into by a Lender and an Eligible Assignee, and accepted by the Documentation Agent, in accordance with Section 8.07 and in substantially the form of Exhibit C hereto.

            "Available Amount" of any Letter of Credit means, at any time, the maximum amount available to be drawn under such Letter of Credit at such time (assuming compliance at such time with all conditions to drawing).

            "Base Rate" means a fluctuating interest rate per annum in effect from time to time, which rate per annum shall at all times be equal to the higher of:

                  (a) the rate of interest established by the Paying Agent, from time to time, at its Domestic Lending Office as its base rate for loans in United States dollars; and

                  (b)   1/2 of one percent per annum above the Federal Funds
            Rate.

            "Base Rate Advance" means an Advance that bears interest as provided in Section 2.08(a)(i).

            "Borrower" has the meaning specified in the recital of parties to this Agreement.

            "Borrower's Account" means the account of the Borrower maintained by the Borrower with Citibank at its office at 399 Park Avenue, New York, New York 10043, Account No. 3846-9269.

            "Borrowing" means a Term Borrowing, a Revolving Credit Borrowing, a Competitive Bid Borrowing or a Swing Line Borrowing.


            "Business Day" means a day of the year on which banks are not required or authorized by law to close in New York City and, if the applicable Business Day relates to any Eurodollar Rate Advances, on which dealings are carried on in the London interbank market.

            "Capital Expenditures" means, for any Person, any expenditures or costs made by such Person for the acquisition, maintenance or repair of fixed or capital assets (which are required to be capitalized on the balance sheet of such Person in accordance with GAAP), including, without limitation, the incurrence or assumption of any Debt (other than Capitalized Lease Obligations) in respect of such fixed or capital asset, and, without double counting, any payment made in respect of such incurrence or assumption.

            "Capital Stock Issuance" means the sale or issuance by any Loan Party or any of its Subsidiaries of any capital stock, any securities convertible into or exchangeable for capital stock or any warrants, rights or options to acquire capital stock of Group or any of its Subsidiaries other than any such sale or issuance by a wholly owned Subsidiary of the Borrower to the Borrower or to another wholly owned Subsidiary of the Borrower and other than the issuance or sale of common stock (or options to purchase common stock) by Group pursuant to customary management, employee or director stock option and stock purchase programs or other stock option or stock purchase programs with respect to common stock of Group approved by the Board of Directors of Group.

            "Capitalized Lease Obligations" of any Person shall at any time mean all Obligations under Capitalized Leases of such Person, in each case taken at the amount thereof accounted for as liabilities in accordance with GAAP at such time.

            "Capitalized Leases" has the meaning specified in clause (e) of the definition of "Debt".

            "Cash Equivalents" means any of the following, to the extent owned by any Loan Party or any Subsidiary of a Loan Party free and clear of all Liens (other than Liens permitted hereunder): (a) securities issued, or that are directly and fully guaranteed or insured, by the United States Government or any agency or instrumentality thereof having maturities of not more than 12 months from the date of acquisition, (b) time deposits and certificates of deposit having maturities of not more than 12 months from the date of acquisition of (i) any Lender or (ii) any other domestic commercial bank having capital and surplus in excess of $500,000,000, the holding company of which has outstanding commercial paper meeting the requirements specified in clause (d) below, (c) repurchase agreements with a term of not more than seven days for underlying securities of the types described in clauses (a) and (b) above entered into with any Lender or any other bank meeting the qualifications specified in clause (b) above or with securities dealers of recognized national standing, provided that the terms of such agreements comply with the guidelines set forth in the Federal Financial Institutions Examination Council Supervisory Policy Repurchase Agreements of Depositary Institutions With Securities Dealers and Others as adopted by the Comptroller of the Currency on October 31, 1985
      (the "Supervisory Policy"), and provided further that possession or control of the underlying securities is established as provided in the Supervisory Policy, and (d) commercial paper rated (as of the date of acquisition thereof) at least A-1 or the equivalent thereof by S&P and at least P-1 or the equivalent thereof by Moody's and maturing within six months after the date of its acquisition.

            "Cash Interest Expense" means, for any period, interest expense net of interest income on all Debt of Group and its Subsidiaries, in each case determined for such period on a Consolidated basis for Group and its Subsidiaries in accordance with GAAP and including, without limitation, to the extent not otherwise included in accordance with GAAP, (a) interest expense in respect of Debt resulting from Advances,
      (b) the interest component of obligations as lessee under Capitalized Leases, (c) commissions, discounts and other fees and charges payable in connection with letters of credit, (d) the net payment, if any, payable in connection with interest rate hedge agreements and other interest rate protection contracts and (e) fees paid pursuant to Section 2.09(a), but excluding, in each case, (x) amortization of original issue discount, (y) the interest portion of any deferred payment obligation and (z) other interest not payable in cash.

            "CERCLA" means the Comprehensive Environmental Response, Compensation and Liability Act of 1980.

            "Citibank" has the meaning specified in the recital of parties to this Agreement.

            "Commitment" means a Term Commitment, a Revolving Credit Commitment or a Letter of Credit Commitment.

            "Competitive Bid Advance" means an advance by a Lender to the Borrower as part of a Competitive Bid Borrowing resulting from the competitive bidding procedure described in Section 2.04 and refers to a Fixed Rate Advance or a LIBO Rate Advance.

            "Competitive Bid Agent" has the meaning specified in the recital of parties to this Agreement.

            "Competitive Bid Borrowing" means a borrowing consisting of simultaneous Competitive Bid Advances from each of the Lenders whose offer to make one or more Competitive Bid Advances as part of such borrowing has been accepted under the competitive bidding procedure described in Section 2.04.

            "Competitive Bid Note" means a promissory note of the Borrower payable to the order of any Lender, in substantially the form of Exhibit A-3 hereto, evidencing the indebtedness of the Borrower to such Lender resulting from a Competitive Bid Advance made by such Lender.

            "Confidential Information" means information that the Borrower or Group furnishes to any Agent or Lender in a writing designated as confidential, but does not include any such information that is or becomes generally available to the public or that is or becomes available to such Agent or Lender from a source other than the Borrower or Group.

            "Consolidated" refers to the consolidation of accounts in accordance with GAAP.

            "Convert", "Conversion" and "Converted" each refers to a conversion of Advances of one Type into Advances of the other Type pursuant to Section 2.10 or 2.11.

            "Current Liabilities" of any Person means (a) all Debt of such Person except Funded Debt, Debt in respect of the 364-Day Revolving Credit Facility and Debt in respect of Revolving Credit Advances, Letter of Credit Advances and Swing Line Advances, (b) all amounts of Funded Debt of such Person required to be paid or prepaid within one year after the date of determination and (c) all other items (including taxes accrued as estimated) that in accordance with GAAP would be classified as current liabilities of such Person.

            "Debt" of any Person means, without duplication, the following:

                  (a)   all indebtedness of such Person for borrowed money,

                  (b) all Obligations of such Person for the deferred purchase price of property or services (other than trade payables not overdue by more than 90 days incurred in the ordinary course of such Person's business), including, without limitation, the Trade Credit Facility,

                  (c) all Obligations of such Person evidenced by notes, bonds, debentures or other similar instruments,

                  (d) all Obligations of such Person created or arising under any conditional sale or other title retention agreement with respect to property acquired by such Person (even though the rights and remedies of the seller or lender under such agreement in the event of default are limited to repossession or sale of such property),

                  (e) all Obligations of such Person as lessee under leases that have been or should be, in accordance with GAAP, recorded as capital leases ("Capitalized Leases"),

                  (f) all Obligations, contingent or otherwise, of such Person under acceptance, letter of credit or similar facilities,

                  (g) all Obligations of such Person to purchase, redeem, retire, defease or otherwise make any payment in respect of any capital stock of or other ownership or profit interest in such Person or any other Person or any warrants, rights or options to acquire such capital stock, valued, in the case of Redeemable preferred stock, at the greater of its voluntary or involuntary liquidation preference plus accrued and unpaid dividends,

                  (h) all Obligations of such Person in respect of Hedge Agreements,

                  (i)   all Debt of others of the kinds referred to in clauses
            (a) through (h) above guaranteed directly or indirectly in any manner by such Person, or in effect guaranteed directly or indirectly by such Person through an agreement (A) to pay or purchase such Debt or to advance or supply funds for the payment or purchase of such Debt, (B) to purchase, sell or lease (as lessee or lessor) property, or to purchase or sell services, primarily for the purpose of enabling the debtor to make payment of such Debt or to assure the holder of such Debt against loss,
            (C) to supply funds to or in any other manner invest in the debtor (including any agreement to pay for property or services irrespective of whether such property is received or such services are rendered) or (D) otherwise to assure a creditor against loss, and

                  (j) all Debt referred to in clauses (a) through (h) above secured by (or for which the holder of such Debt has an existing right, contingent or otherwise, to be secured by) any Lien on property (including, without limitation, accounts and contract rights) owned by such Person, even though such Person has not assumed or become liable for the payment of such Debt.

            "Default" means any Event of Default or any event that would constitute an Event of Default but for the requirement that notice be given or time elapse or both.

            "Defaulted Advance" means, with respect to any Lender Party at any time, the amount of any Advance required to be made by such Lender Party to the Borrower pursuant to Section 2.01 at or prior to such time which has not been so made as of such time; provided, however, any Advance made by the Paying Agent for the account of such Lender Party pursuant to Section 2.02(e) shall not be considered a Defaulted Advance even if, at such time, such Lender Party shall not have reimbursed the Paying Agent therefor as provided in Section 2.02(e). In the event that a portion of a Defaulted Advance shall be deemed made pursuant to Section 2.17(a), the remaining portion of such Defaulted Advance shall be considered a Defaulted Advance originally required to be made pursuant to Section 2.01 on the same date as the Defaulted Advance so deemed made in part.

            "Defaulted Amount" means, with respect to any Lender Party at any time, any amount required to be paid by such Lender to any Agent or any other Lender Party hereunder or under any other Loan Document at or prior to such time which has not been so paid as of such time, including, without limitation, any amount required to be paid by such Lender Party to (a) the Swing Line Bank pursuant to Section 2.02(b) to purchase a portion of a Swing Line Advance made by the Swing Line Bank,
      (b) any Issuing Bank pursuant to Section 2.03(c) to purchase a portion of a Letter of Credit Advance made by such Issuing Bank, (c) the Paying Agent pursuant to Section 2.02(e) to reimburse the Paying Agent for the amount of any Advance made by the Paying Agent for the account of such Lender Party, (d) any other Lender Party pursuant to Section 2.15 to purchase any participation in Advances owing to such other Lender Party and (e) any Agent pursuant to Section 7.05 to reimburse such Agent for such Lender Party's ratable share of any amount required to be paid by the Lender Parties to such Agent as provided therein. In the event that a portion of a Defaulted Amount shall be deemed paid pursuant to Section 2.17(b), the remaining portion of such Defaulted Amount shall be considered a Defaulted Amount originally required to be made hereunder or under any other Loan Document on the same date as the Defaulted Amount so deemed paid in part.

            "Defaulting Lender" means, at any time, any Lender Party that, at such time, (a) owes a Defaulted Advance or a Defaulted Amount or (b) shall take or be the subject of any action or proceeding of a type described in Section 6.01(e).

            "Designated Bidder" means a Lender, or a wholly owned Subsidiary of a Lender or of any Person that directly or indirectly controls a Lender, that submits a bid.

            "Designation Agreement " means a designation agreement entered into by a Lender (other than a Designated Bidder) and a Designated Bidder, and accepted by the Competitive Bid Agent, in substantially the form of Exhibit D hereto.

            "Documentary Letter of Credit" means any Letter of Credit that is issued under the Letter of Credit Facility for the benefit of a supplier of Inventory to the Borrower or any of its Subsidiaries to effect payment for such Inventory.

            "Documentation Agent" has the meaning specified in the recital of parties to this Agreement.

            "Domestic Lending Office" means, with respect to any Lender, the office of such Lender specified as its "Domestic Lending Office" opposite its name on Schedule I hereto or in the Assignment and Acceptance pursuant to which it became a Lender, or such other office of such Lender as such Lender may from time to time specify to the Borrower and the Paying Agent.

            "Domestic Subsidiary" means any Subsidiary of Group that is not a Foreign Subsidiary.

            "EBITDA" means, for any period, net income (or net loss) from operations (determined without giving effect to extraordinary or non-recurring gains or losses) plus, to the extent deducted in calculating such net income (loss), the sum of (a) Interest Expense, (b) income tax expense, (c) depreciation expense and (d) amortization expense, in each case determined in accordance with GAAP.

            "Effective Date" means the first date on which the conditions specified in Sections 3.01 and 3.02 have been satisfied.

            "Eligible Assignee" means (i) a wholly owned Subsidiary of a Lender or of any Person that directly or indirectly controls a Lender; and (ii) any other Person approved by the Managing Agents and the Borrower, such approval not to be unreasonably withheld; provided, however, that neither the Borrower nor an Affiliate of the Borrower shall qualify as an Eligible Assignee.

            "Environmental Action" means any administrative, regulatory or judicial action, suit, demand, demand letter, claim, notice of non-compliance or violation, notice of liability or potential liability, investigation, proceeding, consent order or consent agreement relating in any way to any Environmental Law, Environmental Permit or Hazardous Materials or arising from alleged injury or threat of injury to health, safety or the environment, including, without limitation, (a) by any governmental or regulatory authority for enforcement, cleanup, removal, response, remedial or other actions or damages and (b) by any governmental or regulatory authority or any third party for damages, contribution, indemnification, cost recovery, compensation or injunctive relief.

            "Environmental Law" means any federal, state, local or foreign statute, law, ordinance, rule, regulation, code, order, judgment or decree relating to the environment, health, safety or Hazardous Materials.

            "Environmental Permit" means any permit, approval, identification number, license or other authorization required under any Environmental Law.

            "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time, and the regulations promulgated and rulings issued thereunder.

            "ERISA Affiliate" means any Person that for purposes of Title IV of ERISA is a member of the Borrower's controlled group, or under common control with the Borrower, within the meaning of Section 414 of the Internal Revenue Code.

            "ERISA Event" means (a) (i) the occurrence of a reportable event, within the meaning of Section 4043 of ERISA, with respect to any Plan unless the 30-day notice requirement with respect to such event has been waived by the PBGC, or (ii) the requirements of subsection (1) of
      Section 4043(b) of ERISA (without regard to subsection (2) of such Section) are met with respect to a contributing sponsor, as defined in
      Section 4001(a)(13) of ERISA, of a Plan, and an event described in paragraph (9), (10), (11), (12) or (13) of Section 4043(c) of ERISA is reasonably expected to occur with respect to such Plan within the following 30 days; (b) the application for a minimum funding waiver with respect to a Plan; (c) the provision by the administrator of any Plan of a notice of intent to terminate such Plan pursuant to Section 4041(a)(2) of ERISA (including any such notice with respect to a plan amendment referred to in Section 4041(e) of ERISA); (d) the cessation of operations at a facility of the Borrower or any of its ERISA Affiliates in the circumstances described in Section 4062(e) of ERISA; (e) the withdrawal by the Borrower or any of its ERISA Affiliates from a Multiple Employer Plan during a plan year for which it was a substantial employer, as defined in Section 4001(a)(2) of ERISA; (f) the failure by the Borrower or any of its ERISA Affiliates to make a payment to a Plan if the conditions for the imposition of a lien under Section 302(f)(1) of ERISA are satisfied; (g) the adoption of an amendment to a Plan requiring the provision of security to such Plan, pursuant to Section 307 of ERISA; or
      (h) the institution by the PBGC of proceedings to terminate a Plan, pursuant to Section 4042 of ERISA, or the occurrence of any event or condition described in Section 4042 of ERISA that could constitute grounds for the termination of, or the appointment of a trustee to administer, a Plan.

            "Eurocurrency Liabilities" has the meaning assigned to that term in Regulation D of the Board of Governors of the Federal Reserve System, as in effect from time to time.

            "Eurodollar Lending Office" means, with respect to any Lender, the office of such Lender specified as its "Eurodollar Lending Office" opposite its name on Schedule I hereto or in the Assignment and Acceptance pursuant to which it became a Lender (or, if no such office is specified, its Domestic Lending Office), or such other office of such Lender as such Lender may from time to time specify to the Borrower and the Paying Agent.

            "Eurodollar Rate" means, for any Interest Period for all Eurodollar Rate Advances comprising part of the same Borrowing, an interest rate per annum equal to the rate per annum obtained by dividing
      (a) the rate per annum at which deposits in U.S. dollars are offered by the principal office of the Paying Agent in London, England to prime banks in the London interbank market at 11:00 A.M. (London time) two Business Days before the first day of such Interest Period in an amount substantially equal to the Paying Agent's Eurodollar Rate Advance comprising part of such Borrowing to be outstanding during such Interest Period and for a period equal to such Interest Period by (b) a percentage equal to 100% minus the Eurodollar Rate Reserve Percentage for such Interest Period.

            "Eurodollar Rate Advance" means an Advance that bears interest as provided in Section 2.08(a)(ii).

            "Eurodollar Rate Reserve Percentage" for any Interest Period for all Eurodollar Rate Advances or LIBO Rate Advances comprising part of the same Borrowing means the reserve percentage applicable two Business Days before the first day of such Interest Period under regulations issued from time to time by the Board of Governors of the Federal Reserve System (or any successor) for determining the maximum reserve requirement (including, without limitation, any emergency, supplemental or other marginal reserve requirement) for a member bank of the Federal Reserve System in New York City with respect to liabilities or assets consisting of or including Eurocurrency Liabilities (or with respect to any other category of liabilities that includes deposits by reference to which the interest rate on Eurodollar Rate Advances or LIBO Rate Advances is determined) having a term equal to such Interest Period.

            "Events of Default" has the meaning specified in Section 6.01.

            "Excluded Person" means (i) Linda J. Wachner or (ii) any trust of which Linda J. Wachner is the sole trustee (or, in case of her death or disability, another trustee of comparable experience and ability selected by the Borrower within 180 days thereafter after consultation with the Managing Agents).

            "Excluded Taxes" means, in the case of each Lender Party, franchise taxes and taxes upon or determined by reference to such Lender Party's net income (including, without limitation, branch profit taxes), in each case imposed by the United States or any political subdivision or taxing authority thereof or therein or by any jurisdiction in which such Lender Party has its Applicable Lending Office, is resident or in which such Lender Party is organized or has its principal or registered office and, in the case of each Agent, franchise taxes and net income taxes upon or determined by reference to such Agent's net income (including, without limitation, branch profits taxes) imposed by the United States or by the state or foreign jurisdiction under the laws of which such Agent is organized (or by any political subdivision of such state or foreign jurisdiction), is resident or has its principal or registered office.

            "Existing Credit Agreement means the Credit Agreement, dated as of October 14, 1993, as amended, among the Borrower, Group, the financial institutions named therein, Scotiabank and Citicorp, as Managing Agents, Citicorp, as Documentation Agent and Collateral Agent, and Scotiabank, as Paying Agent and as Swing Line Bank and an Issuing Bank thereunder.

            "Existing Letters of Credit" has the meaning specified in Section 2.03(e).

            "Existing Revolving Credit Note" means a "Revolving Credit Note" (as defined in the Existing Credit Agreement) evidencing indebtedness under the Existing Credit Agreement.

            "Existing Term Note" means a "Term Note" (as defined in the Existing Credit Agreement) evidencing indebtedness under the Existing Credit Agreement.

            "Facility" means the Term Facility, the Revolving Credit Facility, the Swing Line Facility or the Letter of Credit Facility.

            "Federal Funds Rate" means, for any period, a fluctuating interest rate per annum equal for each day during such period to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published for such day (or, if such day is not a Business Day, for the next preceding Business Day) by the Federal Reserve Bank of New York, or, if such rate is not so published for any day that is a Business Day, the average of the quotations for such day on such transactions received by the Paying Agent from three Federal funds brokers of recognized standing selected by it.

            "Fiscal Quarter" means a fiscal quarter of Group and its Consolidated Subsidiaries ending on or about March 31, June 30, September 30 or December 31 of each year.

            "Fiscal Year" means a fiscal year of Group and its Consolidated Subsidiaries ending on or about December 31 of each year.

            "Fixed Charge Coverage Ratio" means the ratio of Consolidated EBITDA of Group and its Subsidiaries for any four consecutive Fiscal Quarter period plus cash lease expense of Group and its Subsidiaries during such period to the sum of (i) Cash Interest Expense for such period plus (ii) income taxes paid in cash by Group and its Subsidiaries during such period plus (iii) the aggregate amount of Capital Expenditures made by Group and its Subsidiaries during such period in cash plus (iv) the aggregate amount of all regularly scheduled payments of principal on all Funded Debt payable during such period by Group and its Subsidiaries (other than the payment of principal scheduled to be paid upon the expiration of a revolving credit or similar facility or receivables facility, if such facility has been refinanced or replaced (except to the extent a principal payment was made to permanently reduce such facility in connection with such refinancing or replacement)) plus
      (v) the aggregate of all cash amounts paid by Group or any of its Subsidiaries to any Person other than the Borrower or a wholly owned Subsidiary of the Borrower during such period pursuant to Section 5.02(e)(iii) plus (vi) without duplication, cash lease expense of Group and its Subsidiaries during such period.

            "Fixed Rate Advances" has the meaning specified in Section
      2.04(a)(i).

            "Foreign Subsidiary" means a Subsidiary of Group organized under the laws of a country other than the United States or any state thereof.

            "Funded Debt" of any Person means Debt (other than Debt incurred pursuant to Section 5.02(c)(iii) hereof) of such Person that by its terms matures more than one year from the date of its creation or matures within one year from such date but is renewable or extendible, at the option of such Person, to a date more than one year after such date or arises under a revolving credit or similar agreement that obligates the lender or lenders to extend credit during a period of more than one year after such date, including, without limitation, all amounts of Funded Debt of such Person required to be paid or prepaid within one year after the date of its creation.

            "GAAP" has the meaning specified in Section 1.03.

            "Group" has the meaning specified in the recital of parties to this Agreement.

            "Group Guaranty" has the meaning specified in Section 3.01(h)(ii).

            "Guaranties" means the Group Guaranty and the Subsidiary Guaranty.

            "Guarantors" means Group and each of its Domestic Subsidiaries (other than the Borrower) which is required to guarantee the Borrower's Obligations under the Loan Documents pursuant to Section 5.01(k).

            "Hazardous Materials" means petroleum and petroleum products, byproducts or breakdown products, radioactive materials, asbestos-containing materials, radon gas and any other chemicals, materials or substances designated, classified or regulated as being "hazardous" or "toxic", or words of similar import, under any Environmental Law.

            "Hedge Agreements" means interest rate swap, cap or collar agreements, interest rate future or option contracts, currency swap agreements, currency future or option contracts and other similar agreements.

            "Implied Senior Rating" means the rating assigned by S&P to Group's unsecured "implied senior debt" from time to time, as notified to Group by S&P in its letter dated May 24, 1994 or any subsequent letter issued by S&P (which rating on the date hereof is BBB-), or, if such rating is unavailable, the equivalent rating assigned by Moody's to Group's unsecured "implied senior debt", as notified in writing to Group by Moody's. For purposes of this Agreement, the following is the equivalent rating by Moody's for each rating by S&P:

                        S&P               Moody's
                        ---               -------

                        BB+                  Ba1
                        BBB-                 Baa3
                        BBB                  Baa2
                        BBB+                 Baa1
                        A-                   A3

            "Indebtedness for Borrowed Money" of any Person means all Debt of such Person for borrowed money or evidenced by notes, bonds, debentures or other similar instruments, all Obligations of such Person for the deferred purchase price of any property, service or business (other than trade accounts payable (including the Trade Credit Facility) incurred in the ordinary course of business and constituting Current Liabilities), and all Obligations of such Person under Capitalized Leases and finance leases.

            "Indemnified Party" has the meaning specified in Section 8.04(b).

            "Information Memorandum" means the information memorandum dated September 1995 used by the Managing Agents in connection with the syndication of the Commitments.

            "Initial Lenders" has the meaning specified in the recital of parties to this Agreement.

            "Insufficiency" means, with respect to any Plan, the amount, if any, of its unfunded benefit liabilities, as defined in Section 4001(a)(18) of ERISA.

            "Interest Expense" means, with respect to any Person for any period, the excess, if any, of (i) interest expense (whether cash or accretion) of such Person during such period determined in accordance with GAAP, and shall include in any event, without limitation, interest expense with respect to Indebtedness for Borrowed Money, the Trade Credit Facility and payments under Hedge Agreements over (ii) interest income of such Person for such period, including payments received under Hedge Agreements.

            "Interest Period" means, for each Eurodollar Rate Advance comprising part of the same Revolving Credit Borrowing and each LIBO Rate Advance comprising part of the same Competitive Bid Borrowing, the period commencing on the date of such Eurodollar Rate Advance or LIBO Rate Advance or the date of the Conversion of any Base Rate Advance into such Eurodollar Rate Advance, and ending on the last day of the period selected by the Borrower pursuant to the provisions below and, thereafter, with respect to Eurodollar Rate Advances, each subsequent period commencing on the last day of the immediately preceding Interest Period and ending on the last day of the period selected by the Borrower pursuant to the provisions below. The duration of each such Interest Period shall be one, two, three or six months, or, if available to all Lenders, nine or 12 months, as the Borrower may, upon notice received by the Paying Agent not later than 11:00 A.M. (New York City time) on the third Business Day prior to the first day of such Interest Period, select; provided, however, that:

                  (a) the Borrower may not select any Interest Period that ends after any principal repayment installment date unless, after giving effect to such selection, the aggregate principal amount of Base Rate Advances and of Eurodollar Rate Advances and LIBO Rate Advances having Interest Periods that end on or prior to such principal repayment installment date shall be at least equal to the aggregate principal amount of Advances due and payable on or prior to such date;

                  (b) Interest Periods commencing on the same date for Eurodollar Rate Advances comprising part of the same Revolving Credit Borrowing or for LIBO Rate Advances comprising part of the same Competitive Bid Borrowing shall be of the same duration;

                  (c) whenever the last day of any Interest Period would otherwise occur on a day other than a Business Day, the last day of such Interest Period shall be extended to occur on the next succeeding Business Day, provided, however, that, if such extension would cause the last day of such Interest Period to occur in the next following calendar month, the last day of such Interest Period shall occur on the next preceding Business Day, unless the Borrower and the Paying Agent otherwise agree; and

                  (d) whenever the first day of any Interest Period occurs on a day of an initial calendar month for which there is no numerically corresponding day in the calendar month that succeeds such initial calendar month by the number of months equal to the number of months in such Interest Period, such Interest Period shall end on the last Business Day of such succeeding calendar month unless the Borrower and the Paying Agent otherwise agree.

            "Internal Revenue Code" means the Internal Revenue Code of 1986, as amended from time to time, and the regulations promulgated and rulings issued thereunder.

            "Investment" in any Person means any loan or advance to such Person, any purchase or other acquisition of any capital stock or other ownership or profit interest, warrants, rights, options, obligations or other securities of such Person, any capital contribution to such Person or any other investment in such Person, including, without limitation, any arrangement pursuant to which the investor incurs Debt of the types referred to in clauses (i) or (j) of the definition of "Debt" in respect of such Person.

            "Issuing Bank" means Scotiabank and any other Revolving Credit Lender approved by the Borrower and the Managing Agents that is a commercial bank, acting through a domestic branch, and has a Letter of Credit Commitment, as issuer of a Letter of Credit, and, with respect to the Existing Letters of Credit issued by it pursuant to the Existing Credit Agreement, Societe Generale.

            "L/C Cash Collateral Account" means the interest-bearing cash collateral account to be established and maintained by the Paying Agent, over which the Paying Agent shall have sole dominion and control, upon terms as may be satisfactory to the Paying Agent.

            "L/C Related Documents" has the meaning specified in Section 2.05(d)(ii)(A).

            "Lender Party" means any Lender, any Issuing Bank and any Swing Line Bank.

            "Lenders" means the Initial Lenders and each Person that shall become a party hereto pursuant to Section 8.07.

            "Letter of Credit Advance" means an advance made by any Issuing Bank or any Revolving Credit Lender pursuant to Section 2.03(c).

            "Letter of Credit Agreement" has the meaning specified in Section 2.03(a).

            "Letter of Credit Commitment" means, with respect to any Issuing Bank at any time, the amount set forth opposite such Issuing Bank's name on Schedule I hereto under the caption "Letter of Credit Commitment" or, if such Issuing Bank has entered into one or more Assignments and Acceptances, set forth for such Issuing Bank in the Register maintained by the Documentation Agent pursuant to Section 8.07(c) as such Issuing Bank's "Letter of Credit Commitment", as such amount may be reduced at or prior to such time pursuant to Section 2.06.

            "Letter of Credit Facility" means, at any time, an amount equal to the lesser of (a) the aggregate amount of the Letter of Credit Commitments of the Issuing Banks at such time and (b) $100,000,000, as such amount may be reduced at or prior to such time pursuant to Section 2.06.

            "Letters of Credit" has the meaning specified in Section 2.01(d).

            "LIBO Rate" means, for any Interest Period for all LIBO Rate Advances comprising part of the same Competitive Bid Borrowing, an interest rate per annum equal to the rate per annum obtained by dividing
      (a) the rate per annum at which deposits in U.S. dollars are offered by the principal office of the Paying Agent, in London, England to prime banks in the London interbank market at 11:00 A.M. (London time) two Business Days before the first day of such Interest Period in an amount substantially equal to the amount that would be the Paying Agent's ratable share of such Borrowing if such Borrowing were to be a Revolving Credit Borrowing to be outstanding during such Interest Period and for a period equal to such Interest Period by (b) a percentage equal to 100% minus the Eurodollar Rate Reserve Percentage for such Interest Period.

            "LIBO Rate Advances" has the meaning specified in Section
      2.04(a)(i).

            "Lien" means any lien, security interest or other charge or encumbrance of any kind, or any other type of preferential arrangement, including, without limitation, the lien or retained security title of a conditional vendor and any easement, right of way or other encumbrance on title to real property.

            "Loan Documents" means (a) for purposes of this Agreement, the Notes and any amendments or modifications hereof or thereof and for all other purposes other than for purposes of the Guarantees, (i) this Agreement, (ii) the Notes, (iii) the Guarantees, (iv) each Letter of Credit Agreement and (v) each L/C Related Document, and (b) for purposes of the Guarantees, (i) this Agreement, (ii) the Notes, (iii) the Guarantees, (iv) each Letter of Credit Agreement, (v) each L/C Related Document and (v) the interest rate Hedge Agreements entered into by Group or the Borrower with Lender Parties, in the case of each of the foregoing agreements referred to in clause (a) or (b), and any amendments, supplements or modifications hereof or thereof.

            "Loan Parties" means the Borrower and the Guarantors.

            "Managing Agents" has the meaning specified in the recital of parties to this Agreement.

            "Margin Stock" has the meaning specified in Regulation U.

            "Material Adverse Change" means any material adverse change in the business, condition (financial or otherwise), operations, performance, properties or prospects of the Borrower or of Group and its Subsidiaries taken as a whole.

            "Material Adverse Effect" means a material adverse effect on (a) the business, condition (financial or otherwise), operations, performance, properties or prospects of the Borrower or of Group and its Subsidiaries taken as a whole, (b) the rights and remedies of any Agent or Lender Party under any Loan Document or (c) the ability of any Loan Party to perform its Obligations under any Loan Document to which it is or is to be a party.

            "Material Guarantor" means, at any time, a Guarantor having (i) at least 10% of Consolidated total assets of Group and its Subsidiaries (determined as of the last day of the most recent Fiscal Quarter) or
      (ii) at least 10% of Consolidated EBITDA of Group and its Subsidiaries for the 12-month period ending on the last day of the most recent Fiscal Quarter.

            "Material Subsidiary" of any Person means, at any time, a Subsidiary of such Person having (i) at least $5,000,000 in total assets (determined as of the last day of the most recent fiscal quarter of such Person) or (ii) EBITDA of at least $5,000,000 for the 12-month period ending on the last day of the most recent fiscal quarter of such Person.

            "Moody's" means Moody's Investors Service, Inc.

            "Multiemployer Plan" means a multiemployer plan, as defined in
      Section 4001(a)(3) of ERISA, to which the Borrower or any of its ERISA Affiliates is making or accruing an obligation to make contributions, or has within any of the preceding five plan years made or accrued an obligation to make contributions.

            "Multiple Employer Plan" means a single employer plan, as defined in Section 4001(a)(15) of ERISA, that (a) is maintained for employees of the Borrower or any of its ERISA Affiliates and at least one Person other than the Borrower and its ERISA Affiliates or (b) was so maintained and in respect of which the Borrower or any of its ERISA Affiliates could have liability under Section 4064 or 4069 of ERISA in the event such plan has been or were to be terminated.

            "Net Worth" at any time means total assets of Group and its Subsidiaries at such time over total liabilities of Group and its Subsidiaries at such time, in each case as determined on a Consolidated basis in accordance with GAAP, without giving effect to charges resulting from (i) the implementation of Statement of Position 93-7 during the 1995 Fiscal Year ended on or about January 7, 1996 with respect to certain advertising and promotion costs in an aggregate amount of approximately $4,000,000 and (ii) the prepayment of indebtedness during the 1995 Fiscal Year ended on or about January 7, 1996 in an aggregate amount of approximately $5,000,000.

            "Note" means a Term Note, a Revolving Credit Note or a Competitive Bid Note.

            "Notice of Borrowing" has the meaning specified in Section
      2.02(a).


            "Notice of Competitive Bid Borrowing" has the meaning specified in Section 2.04(a)(i).

            "Notice of Issuance" has the meaning specified in Section 2.03(a).

            "Notice of Swing Line Borrowing" has the meaning specified in
      Section 2.02(b).

            "Obligation" means, with respect to any Person, any obligation of such Person of any kind, including, without limitation, any liability of such Person on any claim, whether or not the right of any creditor to payment in respect of such claim is reduced to judgment, liquidated, unliquidated, fixed, contingent, matured, disputed, undisputed, legal, equitable, secured or unsecured, and whether or not such claim is discharged, stayed or otherwise affected by any proceeding referred to in Section 6.01(e). Without limiting the generality of the foregoing, the Obligations of the Loan Parties under the Loan Documents include (a) the obligation to pay principal, interest, Letter of Credit commissions, charges, expenses, fees, attorneys' fees and disbursements, indemnities and other amounts payable by any Loan Party under any Loan Document and (b) the obligation to reimburse any amount in respect of any of the foregoing that any Lender, in its sole discretion, may elect to pay or advance on behalf of such Loan Party.

            "Other Taxes" has the meaning specified in Section 2.14(b).

            "Paying Agent" has the meaning specified in the recital of parties to this Agreement.

            "Paying Agent's Account" means the account of the Paying Agent maintained by the Paying Agent with Scotiabank at its office at One Liberty Plaza, New York, New York 10006, for further credit to Scotiabank Atlanta Agency, Special Management Account No. 0608335,
      Reference:  Warnaco.

            "PBGC" means the Pension Benefit Guaranty Corporation (or any successor).

            "Permitted Liens" means the following:

                  (a) Liens, other than in favor of the PBGC, arising out of judgments or awards in respect of which Group or any of its Subsidiaries shall in good faith be prosecuting an appeal or proceedings for review and in respect of which it shall have secured a subsisting stay of execution pending such appeal or proceedings for review, provided it shall have set aside on its books adequate reserves, in accordance with GAAP, with respect to such judgment or award and provided further that the aggregate amount secured by such Liens does not exceed $5,000,000 in any one case or $10,000,000 in the aggregate;

                  (b) Liens for taxes, assessments or governmental charges or levies, provided payment thereof shall not at the time be required in accordance with the provisions of Section 5.01(b) and such amount, when taken together with any amount payable under
            Section 5.01(b) as to which any Lien has been attached as described in the last phrase thereof, shall not exceed $10,000,000;

                  (c) deposits, Liens or pledges to secure payments of workmen's compensation and other payments, unemployment and other insurance, old-age pensions or other social security obligations, or the performance of bids, tenders, leases, contracts (other than contracts for the payment of money), public or statutory obligations, surety, stay or appeal bonds, or other similar obligations arising in the ordinary course of business;

                  (d) mechanics', workmen's, repairmen's, warehousemen's, vendors' or carriers' Liens or other similar Liens arising in the ordinary course of business and securing sums which are not past due, or deposits or pledges to obtain the release of any such Liens;

                  (e) statutory landlord's Liens under leases to which Group or any of its Subsidiaries is a party;

                  (f) any Lien constituting a renewal, extension or replacement of a Lien constituting a Permitted Lien, but only if at the time such Lien is granted and immediately after giving effect thereto, no Default would exist;

                  (g) leases or subleases granted to other Persons not materially interfering with the conduct of the business of Group and its Subsidiaries, taken as a whole;

                  (h) zoning restrictions, easements, rights of way, licenses and restrictions on the use of real property or minor irregularities in title thereto, which do not materially impair the use of such property in the normal operation of the business of Group or any of its Subsidiaries or the value of such property for the purpose of such business; and

                  (i) statutory or common law Liens (such as rights of set-off) on deposit accounts of Group and its Subsidiaries and other Liens under the L/C Related Documents.

            "Person" means an individual, partnership, corporation (including a business trust), joint stock company, trust, unincorporated association, joint venture, limited liability company or other entity, or a government or any political subdivision or agency thereof.

            "Plan" means a Single Employer Plan or a Multiple Employer Plan.

            "Pro Rata Share" of any amount means, with respect to any Revolving Credit Lender at any time, the product of such amount times a fraction the numerator of which is the amount of such Lender's Revolving Credit Commitment at such time and the denominator of which is the Revolving Credit Facility at such time.

            "Prospectus" means the Prospectus of Group dated September 19,
      1995.

            "Redeemable" means, with respect to any capital stock, Debt or other right or Obligation, any such right or Obligation that (a) the issuer has undertaken to redeem at a fixed or determinable date or dates, whether by operation of a sinking fund or otherwise, or upon the occurrence of a condition not solely within the control of the issuer or
      (b) is redeemable at the option of the holder.

            "Register" has the meaning specified in Section 8.07(g).

            "Regulation U" means Regulation U of the Board of Governors of the Federal Reserve System, as in effect from time to time.

            "Required Lenders" means, at any time, Lenders owed or holding more than 51% of the sum of (a) the aggregate principal amount of the Advances (other than Competitive Bid Advances) outstanding at such time,
      (b) the aggregate Available Amount of all Letters of Credit outstanding at such time and (c) the aggregate unused Commitments under the Term Facility, if any, plus the aggregate Unused Revolving Credit Commitments at such time; provided, however, if any Lender shall be a Defaulting Lender at such time, there shall be excluded from the determination of Required Lenders at such time (i) the aggregate principal amount of the Advances owing to such Lender (in its capacity as a Lender) and outstanding at such time, (ii) such Lender's Pro Rata Share of the aggregate Available Amount of all Letters of Credit outstanding at such time, (iii) the Unused Term Commitment of such Lender at such time and
      (iv) the Unused Revolving Credit Commitment of such Lender at such time. For purposes of this definition, the aggregate principal amount of Swing Line Advances owing to the Swing Line Bank and of Letter of Credit Advances owing to any Issuing Bank and the Available Amount of each Letter of Credit shall be considered to be owed to the Revolving Credit Lenders ratably in accordance with their respective Revolving Credit Commitments.

            "Revolving Credit Advance" has the meaning specified in Section 2.01(b).

            "Revolving Credit Borrowing" means a borrowing consisting of simultaneous Revolving Credit Advances of the same Type made by the Revolving Credit Lenders pursuant to Section 2.01.

            "Revolving Credit Commitment" means, with respect to any Revolving Credit Lender at any time, the amount set forth opposite such Lender's name on Schedule I hereto under the caption "Revolving Credit Commitment" or, if such Lender has entered into one or more Assignments and Acceptances, set forth for such Lender in the Register maintained by the Documentation Agent pursuant to Section 8.07(c) as such Lender's "Revolving Credit Commitment", as such amount may be reduced at or prior to such time pursuant to Section 2.06.

            "Revolving Credit Facility" means, at any time, the aggregate amount of the Revolving Credit Lenders' Revolving Credit Commitments at such time.

            "Revolving Credit Lender" means any Lender that has a Revolving Credit Commitment.

            "Revolving Credit Note" means a promissory note of the Borrower payable to the order of any Revolving Credit Lender, in substantially the form of Exhibit A-2 hereto, evidencing the aggregate indebtedness of the Borrower to such Lender resulting from the Revolving Credit Advances made by such Lender.

            "S&P" means Standard & Poor's Ratings Group, a division of McGraw-Hill, Inc.

            "Scotiabank" has the meaning specified in the recital of parties to this Agreement.

            "Single Employer Plan" means a single employer plan, as defined in
      Section 4001(a)(15) of ERISA, that (a) is maintained for employees of the Borrower or any of its ERISA Affiliates and no Person other than the Borrower and its ERISA Affiliates or (b) was so maintained and in respect of which the Borrower or any of its ERISA Affiliates could have liability under Section 4069 of ERISA in the event such plan has been or were to be terminated.

            "Solvent" and "Solvency" mean, with respect to any Person on a particular date, that on such date (a) the fair value of the property of such Person is greater than the total amount of liabilities, including, without limitation, contingent liabilities, of such Person, (b) the present fair salable value of the assets of such Person is not less than the amount that will be required to pay the probable liability of such Person on its debts as they become absolute and matured, (c) such Person does not intend to, and does not believe that it will, incur debts or liabilities beyond such Person's ability to pay as such debts and liabilities mature and (d) such Person is not engaged in business or a transaction, and is not about to engage in business or a transaction, for which such Person's property would constitute an unreasonably small capital. The amount of contingent liabilities at any time shall be computed as the amount that, in the light of all the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability.

            "Standby Letter of Credit" means any Letter of Credit issued under the Letter of Credit Facility, other than a Documentary Letter of Credit.

            "Subsidiary" of any Person means any corporation, partnership, joint venture, limited liability company, trust or estate of which (or in which) more than 50% of (a) the issued and outstanding capital stock having ordinary voting power to elect a majority of the Board of Directors of such corporation (irrespective of whether at the time capital stock of any other class or classes of such corporation shall or might have voting power upon the occurrence of any contingency), (b) the interest in the capital or profits of such limited liability company, partnership or joint venture or (c) the beneficial interest in such trust or estate is at the time directly or indirectly owned or controlled by such Person, by such Person and one or more of its other Subsidiaries or by one or more of such Person's other Subsidiaries. The term "wholly owned Subsidiary" shall exclude any directors' or officers' qualifying shares which may be outstanding.

            "Subsidiary Guaranty" has the meaning specified in Section 3.01(h)(iii).

            "Swing Line Advance" means an advance made by (a) the Swing Line Bank pursuant to Section 2.01(c), or (b) any Revolving Credit Lender pursuant to Section 2.02(b).

            "Swing Line Bank" means Scotiabank (and its successors and assigns), provided that Scotiabank (and any such successors and assigns as Swing Line Bank hereunder) may resign, and thereupon be released from its obligations, as Swing Line Bank under this Agreement upon receipt by the Borrower and the Managing Agents, in writing and in a form reasonably satisfactory to the Borrower and the Managing Agents, of the assumption by another Revolving Credit Lender of the rights and obligations of the Swing Line Bank hereunder.

            "Swing Line Borrowing" means a borrowing consisting of a Swing Line Advance made by the Swing Line Bank.

            "Swing Line Facility" has the meaning specified in Section
            2.01(c).

            "Taxes" has the meaning specified in Section 2.14(a).

            "Term Advance" has the meaning specified in Section 2.01(a).

            "Term Borrowing" means a borrowing consisting of simultaneous Term Advances of the same Type made by the Term Lenders.

            "Term Commitment" means, with respect to any Term Lender at any time, the amount set forth opposite such Lender's name on Schedule I hereto under the caption "Term Commitment" or, if such Lender has entered into one or more Assignments and Acceptances, set forth for such Lender in the Register maintained by the Documentation Agent pursuant to
      Section 8.07(c) as such Lender's "Term Commitment", as such amount may be reduced at or prior to such time pursuant to Section 2.06.

            "Term Facility" means, at any time, the aggregate amount of the Term Lenders' Term Commitments at such time.

            "Term Lender" means any Lender that has a Term Commitment.

            "Term Note" means a promissory note of the Borrower payable to the order of any Term Lender, in substantially the form of Exhibit A-1 hereto, evidencing the indebtedness of the Borrower to such Lender resulting from the Term Advance made by such Lender.

            "Termination Date" means the earlier of October 12, 2000 and the date of termination in whole of the Commitments pursuant to Section 2.06 or 6.01.

            "Total Debt" means, as of the end of any period of four consecutive Fiscal Quarters, all Indebtedness for Borrowed Money (including, without limitation, the aggregate outstanding principal amount of all Advances and loans under other revolving credit facilities and lines of credit and the like but excluding undrawn letters of credit and the Trade Credit Facility) of Group and its Subsidiaries, on a Consolidated basis at such time.

            "Trade Credit Facility" means (i) the revolving loan facility under the Credit Agreement dated as of July 16, 1993 among the Borrower, certain lenders party thereto and Scotiabank, as agent for said lenders, and (ii) the revolving loan facility under the Amended and Restated Credit Agreement dated as of August 31, 1995 among the Borrower, certain lenders party thereto and Scotiabank, as agent for said lenders, as each such agreement has been amended to date and the same may be amended, extended, renewed, refinanced, replaced or otherwise modified from time to time (provided, however, that the aggregate principal amount of Debt thereunder shall not exceed $50,000,000 at any time outstanding, or, in connection with any refinancing thereof, shall not exceed $100,000,000), used by the Borrower from time to time to extend maturing trade letters of credit for three months.

            "Type" refers to the distinction between Advances bearing interest at the Base Rate and Advances bearing interest at the Eurodollar Rate.

            "Unused Revolving Credit Commitment" means, with respect to any Revolving Credit Lender at any time,

                  (a) such Lender's Revolving Credit Commitment at such time minus

                  (b) the sum of (i) the aggregate principal amount of all Revolving Credit Advances, Swing Line Advances and Letter of Credit Advances made by such Lender and outstanding at such time, plus (ii) such Lender's Pro Rata Share of (A) the aggregate Available Amount of all Letters of Credit outstanding at such time, (B) for all purposes other than for purposes of calculating commitment fees pursuant to Section 2.09(a), the aggregate amount of Competitive Bid Advances outstanding at such time, (C) the aggregate principal amount of all Letter of Credit Advances made by the Issuing Banks pursuant to Section 2.03(c) and outstanding at such time other than any such Letter of Credit Advance which, at or prior to such time, has been assigned in part to such Revolving Credit Lender pursuant to Section 2.03(c) and other than, in the case of each Lender that is an Issuing Bank, any such Letter of Credit Advance in respect of a Letter of Credit issued by it and (D) for all purposes other than for purposes of calculating commitment fees pursuant to Section 2.09(a), the aggregate principal amount of all Swing Line Advances made by the Swing Line Bank pursuant to Section 2.01(c) and outstanding at such time other than any such Swing Line Advance which, at or prior to such time, has been assigned in part to such Revolving Credit Lender pursuant to Section 2.02(b).

            "Voting Stock" means capital stock issued by a corporation, or equivalent interests in any other Person, the holders of which are ordinarily, in the absence of contingencies, entitled to vote for the election of directors (or persons performing similar functions) of such Person, even if the right so to vote has been suspended by the happening of such a contingency.

            "Welfare Plan" means a welfare plan, as defined in Section 3(1) of ERISA.

            "Withdrawal Liability" has the meaning specified in Part I of Subtitle E of Title IV of ERISA.

            SECTION 1.02. Computation of Time Periods. In this Agreement in the computation of periods of time from a specified date to a later specified date, the word "from" means "from and including" and the words "to" and "until" each mean "to but excluding".

            SECTION 1.03. Accounting Terms. All accounting terms not specifically defined herein shall be construed in accordance with generally accepted accounting principles consistent with those applied in the preparation of the financial statements referred to in Section 4.01(f) ("GAAP").


                                  ARTICLE II

                       AMOUNTS AND TERMS OF THE ADVANCES

            SECTION 2.01. The Advances. (a) The Term Advances. Each Term Lender severally agrees, on the terms and conditions hereinafter set forth, to make a single advance (a "Term Advance") to the Borrower on the Effective Date in an amount not to exceed such Lender's Term Commitment at such time. The Term Borrowing shall consist of Term Advances made simultaneously by the Term Lenders ratably according to their Term Commitments. Amounts borrowed under this Section 2.01(a) and repaid or prepaid may not be reborrowed.

            (b) The Revolving Credit Advances. Each Revolving Credit Lender severally agrees, on the terms and conditions hereinafter set forth, to make Advances (each a "Revolving Credit Advance") to the Borrower from time to time on any Business Day during the period from the Effective Date until the Termination Date in an amount for each such Advance not to exceed such Lender's Unused Revolving Credit Commitment at such time. Each Revolving Credit Borrowing shall be in an aggregate amount of $5,000,000 or an integral multiple of $1,000,000 in excess thereof (or, if less, an aggregate amount equal to the amount by which the aggregate amount of a proposed Competitive Bid Borrowing requested by the Borrower exceeds the aggregate amount of Competitive Bid Advances offered to be made by the Revolving Credit Lenders and accepted by the Borrower in respect of such Competitive Bid Borrowing, if such Competitive Bid Borrowing is made on the same date as such Revolving Credit Borrowing) and shall consist of Revolving Credit Advances of the same Type made on the same day by the Revolving Credit Lenders ratably according to their respective Revolving Credit Commitments. Within the limits of each Revolving Credit Lender's Unused Revolving Credit Commitment in effect from time to time, the Borrower may borrow under this Section 2.01(b), prepay pursuant to Section 2.07(a) and reborrow under this Section 2.01(b).

            (c) The Swing Line Advances. The Borrower may request the Swing Line Bank to make, and the Swing Line Bank shall make, on the terms and conditions hereinafter set forth, Swing Line Advances to the Borrower from time to time on any Business Day during the period from the date hereof until the Termination Date (i) in an aggregate amount not to exceed at any time outstanding $20,000,000 (the "Swing Line Facility") and (ii) in an amount for each such Swing Line Borrowing not to exceed the aggregate of the Unused Revolving Credit Commitments of the Revolving Credit Lenders at such time. No Swing Line Advance shall be used for the purpose of funding the payment of principal of any other Swing Line Advance. Each Swing Line Borrowing shall be in an amount of $100,000 or an integral multiple of $1,000 in excess thereof and shall be made as a Base Rate Advance. Within the limits of the Swing Line Facility and within the limits referred to in clause (ii) above, the Borrower may borrow under this Section 2.01(c), repay pursuant to Section 2.05(c) or prepay pursuant to Section 2.07(a) and reborrow under this Section 2.01(c).

            (d) Letters of Credit. Each Issuing Bank severally agrees, on the terms and conditions hereinafter set forth, to issue letters of credit (together with the Existing Letters of Credit referred to in Section 2.03(e), the "Letters of Credit") for the account of the Borrower from time to time on any Business Day during the period from the date hereof until 10 days before the Termination Date (i) in an aggregate Available Amount for all Letters of Credit issued by such Issuing Bank not to exceed at any time such Issuing Bank's Letter of Credit Commitment at such time and (ii) in an Available Amount for each such Letter of Credit not to exceed the lesser of (x) the Letter of Credit Facility at such time and (y) an amount equal to the Unused Revolving Credit Commitments of the Revolving Credit Lenders at such time. No Letter of Credit shall have an expiration date (including all rights of the Borrower or the beneficiary to require renewal) later than the earlier of 30 days before the Termination Date and, in the case of a Documentary Letter of Credit, 180 days after the date of issuance thereof. Within the limits of the Letter of Credit Facility, and subject to the limits referred to above, the Borrower may request the issuance of Letters of Credit under this Section 2.01(d), repay any Letter of Credit Advances resulting from drawings thereunder pursuant to Sections 2.03(c) and 2.05(d) and request the issuance of additional Letters of Credit under this Section 2.01(d).

            SECTION 2.02. Making the Advances. (a) Except as otherwise provided in Section 2.02(b) or 2.03, each Borrowing shall be made on notice, given not later than 11:00 A.M. (New York City time) on the third Business Day prior to the date of the proposed Borrowing in the case of a Borrowing consisting of Eurodollar Rate Advances, or the date of the proposed Borrowing in the case of a Borrowing consisting of Base Rate Advances, by the Borrower to the Paying Agent, which shall give to each Appropriate Lender prompt notice thereof by telecopier or telex. Each such notice of a Borrowing (a "Notice of Borrowing") shall be by telephone, confirmed immediately in writing, or telecopier or telex in substantially the form of Exhibit B-1 hereto, specifying therein the requested (i) date of such Borrowing, (ii) Facility under which such Borrowing is to be made, (iii) Type of Advances comprising such Borrowing, (iv) aggregate amount of such Borrowing, and (v) in the case of a Borrowing consisting of Eurodollar Rate Advances, initial Interest Period for each such Advance. Each Appropriate Lender shall, before 12:00 Noon (New York City time) on the date of such Borrowing, make available for the account of its Applicable Lending Office to the Paying Agent at the Paying Agent's Account, in same day funds, such Lender's ratable portion of such Borrowing in accordance with the respective Commitments under the applicable Facility of such Lender and the other Appropriate Lenders. After the Paying Agent's receipt of such funds and upon fulfillment of the applicable conditions set forth in Article III, the Paying Agent will make such funds available to the Borrower by crediting the Borrower's Account; provided, however, that, in the case of any Revolving Credit Borrowing, the Paying Agent shall first make a portion of such funds equal to the aggregate principal amount of any Swing Line Advances and Letter of Credit Advances made by the Swing Line Bank or any Issuing Bank, as the case may be, and by any other Revolving Credit Lender and outstanding on the date of such Revolving Credit Borrowing, plus interest accrued and unpaid thereon to and as of such date, available to the Swing Line Bank or such Issuing Bank, as the case may be, and such other Revolving Credit Lenders for repayment of such Swing Line Advances and Letter of Credit Advances.

            (b) (i) Each Swing Line Borrowing shall be made on notice, given not later than 11:30 A.M. (New York City time) on the date of the proposed Swing Line Borrowing, by the Borrower to the Swing Line Bank and the Paying Agent. Each such notice of a Swing Line Borrowing (a "Notice of Swing Line Borrowing") shall be by telephone, confirmed immediately in writing or telex or telecopier, specifying therein the requested (A) date of such Borrowing and (B) amount of such Borrowing and shall constitute a representation and warranty by the Borrower (upon which the Swing Line Bank may conclusively rely, in the absence of prior receipt by the Swing Line Bank of written notice from an Agent or Revolving Credit Lenders holding at least 51% of the Revolving Credit Commitments that the conditions precedent to the making of Swing Line Advances have not been satisfied or duly waived). Upon fulfillment of the applicable conditions set forth in
Article III, the Swing Line Bank will make the amount thereof available to the Borrower by crediting the Borrower's Account.

            (ii) (A) (1) Subject to clause (ii)(B) below, in the event that on any Business Day the Swing Line Bank desires that all or any portion of one or more Swing Line Advances be paid, the Swing Line Bank shall promptly notify the Paying Agent to that effect and indicate the portion of the Swing Line Advances to be paid.

            (2) The Paying Agent agrees to promptly transmit to the Lenders the information contained in each notice received by the Paying Agent under clause (ii)(A)(1) above, and shall concurrently notify the other Agents and the Revolving Credit Lenders of each Revolving Credit Lender's Pro Rata Share of the Swing Line Advances (or portion thereof) to be paid.

            (3) Each Revolving Credit Lender hereby unconditionally and irrevocably agrees to fund to the Paying Agent for the benefit of the Swing Line Bank, in lawful money of the United States and in same day funds, not later than 12:00 noon (New York City time) on the Business Day immediately following the Business Day of such Lender's receipt of such notice from the Paying Agent (provided that if any Lender shall receive such notice at or prior to 1:00 P.M. (New York City time) on a Business Day, such funding shall be made by such Lender on such Business Day), a Revolving Credit Advance in the amount of such Lender's Pro Rata Share of the payment of the Swing Line Advances to be made on such date, regardless, however, of whether (x) the conditions precedent thereto set forth in Article III are then satisfied, (y) the Borrower has provided a Notice of Borrowing under Section 2.02(a) hereof and (z) the Revolving Credit Facility has been terminated, any Default or Event of Default exists or all or any of the Notes have been accelerated, but subject to clause (B) below and subject to the limitations in respect of the amount of Revolving Credit Advances contained in Section 2.01(b). The proceeds of each such Revolving Credit Advance shall be immediately paid over to the Paying Agent for the benefit of the Swing Line Bank for application to the Swing Line Facility. Each such Revolving Credit Advance shall initially be a Base Rate Advance and shall be deemed to be requested by the Borrower pursuant to Section 2.02(a).

            (B) In the event that Commitments of the Lenders shall have terminated pursuant to Section 6.01 following an Event of Default of the type described in Section 6.01(f) with respect to Group or the Borrower, no further Revolving Credit Advances of the type described in clause (ii)(A) above shall be made, and each of the Revolving Credit Lenders (other than the Swing Line
Bank) shall be deemed to have irrevocably, unconditionally and immediately purchased from the Swing Line Bank such Revolving Credit Lender's Pro Rata Share of the principal amount of the Swing Line Advances outstanding as of the date of the occurrence of such Event of Default. Each Revolving Credit Lender shall effect such purchase by making available an amount equal to its participation on the date of such purchase in U.S. dollars in immediately available funds at the office of the Swing Line Bank located at 600 Peachtree Street Northeast, Suite 2700, Atlanta, Georgia 30308 or such other office as the Swing Line Bank may from time to time direct for the account of such office of the Swing Line Bank.

            (C) Each purchase made pursuant to clause (ii)(B) above by a Revolving Credit Lender shall be made without recourse to the Swing Line Bank, and, except as to the absence of liens created by the Swing Line Bank on the Swing Line Advance and the Swing Line Bank's right to effect such sale, without representation or warranty of any kind, and shall be effected and evidenced pursuant to documents reasonably acceptable to the Swing Line Bank.

            (D)   The obligations of the Revolving Credit Lenders under this
Section 2.02(b)(ii) shall be absolute, irrevocable and unconditional, shall be made under all circumstances and shall not be affected, reduced or impaired for any reason whatsoever, including (without limitation): (1) any Default, Event of Default, misrepresentation, negligence, misconduct or other action or inaction of any kind by any of the Loan Parties or any other Person, whether in, under or in connection with this Agreement, the Guaranty or any of the other Loan Documents; (2) any extension, renewal, release or waiver of the time of performance of or compliance with any of the obligations or other provisions hereof or of any other Loan Document; (3) any settlement, compromise or subordination of any or all of the obligations to the claims of others, or any failure by any Agent, the Swing Line Bank or any other Lender to mitigate damages; (4) any amendment, modification or other waiver of any one or more of the Loan Documents; (5) the insolvency, bankruptcy, reorganization or cessation of existence of any of the Loan Parties; (6) any impossibility or illegality of performance or the lack of genuineness, validity, legality or enforceability of any of this Agreement or the other Loan Documents, or any term thereof or any other agreement or instrument relating thereto for any reason, or the lack of power or authority of any party to enter into any of the Loan Documents; (7) any dispute, setoff, recoupment, counterclaim or other defense or right any Lender may have at any time, whether against any Agent, the Swing Line
Bank, any other Lender or any of the Loan Parties; (8) any merger or consolidation of any of the Loan Parties or any Lender, or any sale, lease or transfer of any or all of the assets of any such Person; or (9) any other circumstances whether similar or dissimilar to any of the foregoing.


            (c) Anything in subsection (a) above to the contrary notwithstanding, (i) the Borrower may not select Eurodollar Rate Advances for any Borrowing if the aggregate amount of such Borrowing is less than $10,000,000 or if the obligation of the Appropriate Lenders to make Eurodollar Rate Advances shall then be suspended pursuant to Section 2.10, 2.11 or 2.12 and (ii) the Advances under each of the Term Facility and the Revolving Credit Facility may not be outstanding as part of more than 12 separate Borrowings.

            (d) Each Notice of Borrowing and Notice of Swing Line Borrowing shall be irrevocable and binding on the Borrower. In the case of any Borrowing that the related Notice of Borrowing specifies is to be comprised of Eurodollar Rate Advances, the Borrower shall indemnify each Appropriate Lender against any loss, cost or expense incurred by such Lender as a result of any failure to fulfill on or before the date specified in such Notice of Borrowing for such Borrowing the applicable conditions set forth in Article III, including, without limitation, any loss (excluding loss of anticipated profits), cost or expense incurred by reason of the liquidation or reemployment of deposits or other funds acquired by such Lender to fund the Advance to be made by such Lender as part of such Borrowing when such Advance, as a result of such failure, is not made on such date.

            (e) Unless the Paying Agent shall have received notice from an Appropriate Lender prior to the date of any Borrowing under a Facility under which such Lender has a Commitment that such Lender will not make available to the Paying Agent such Lender's ratable portion of such Borrowing, the Paying Agent may assume that such Lender has made such portion available to the Paying Agent on the date of such Borrowing in accordance with subsection (a) or (b) of this Section 2.02 and the Paying Agent may, in reliance upon such assumption, make available to the Borrower on such date a corresponding amount. If and to the extent that such Lender shall not have so made such ratable portion available to the Paying Agent, such Lender and the Borrower severally agree to repay to the Paying Agent forthwith on demand such corresponding amount together with interest thereon, for each day from the date such amount is made available to the Borrower until the date such amount is repaid to the Paying Agent, at (i) in the case of the Borrower, the interest rate applicable at such time under Section 2.08 to Advances comprising such Borrowing and (ii) in the case of such Lender, the Federal Funds Rate. If such Lender shall repay to the Paying Agent such corresponding amount, such amount so repaid shall constitute such Lender's Advance as part of such Borrowing for purposes of this Agreement.

            (f) The failure of any Lender to make the Advance to be made by it as part of any Borrowing shall not relieve any other Lender of its obligation, if any, hereunder to make its Advance on the date of such Borrowing, but no Lender shall be responsible for the failure of any other Lender to make the Advance to be made by such other Lender on the date of any Borrowing.

            SECTION 2.03. Issuance of and Drawings and Reimbursement Under Letters of Credit. (a) Request for Issuance. Each Letter of Credit shall be issued upon notice, given not later than 11:00 A.M. (New York City time) on the first Business Day prior to the date of the proposed issuance of such Letter of Credit, by the Borrower to any Issuing Bank, which shall give to the Paying Agent and each Revolving Credit Lender prompt notice thereof by telex or telecopier. Each such notice of issuance of a Letter of Credit (a "Notice of Issuance") shall be by telephone, confirmed immediately in writing, or telex or telecopier, specifying therein the requested (A) date of such issuance (which shall be a Business Day), (B) Available Amount of such Letter of Credit, (C) expiration date of such Letter of Credit, (D) name and address of the beneficiary of such Letter of Credit and (E) form of such Letter of Credit, and shall be accompanied by such application and agreement for letter of credit as such Issuing Bank may specify to the Borrower for use in connection with such requested Letter of Credit (a "Letter of Credit Agreement"). If (x) the requested form of such Letter of Credit is acceptable to such Issuing Bank in its sole discretion and (y) it has not received written notice from an Agent or Lenders holding at least 51% of the Revolving Credit Commitments that the conditions to issuing such Letter of Credit have not been satisfied or duly waived, such Issuing Bank will, upon fulfillment of the applicable conditions set forth in Article III, make such Letter of Credit available to the Borrower at its office referred to in Section 8.02 or as otherwise agreed with the Borrower in connection with such issuance. In the event and to the extent that the provisions of any Letter of Credit Agreement shall conflict with this Agreement, the provisions of this Agreement shall govern.

            (b)   Letter of Credit Reports.  Each Issuing Bank shall furnish
(A) to the Paying Agent, the Documentation Agent and each Revolving Credit Lender on the first Business Day of each month a written report summarizing issuance and expiration dates of Letters of Credit issued during the preceding month and drawings during such month under all Letters of Credit issued by such Issuing Bank and (B) to the Paying Agent, the Documentation Agent and each Revolving Credit Lender on the first Business Day of each calendar quarter a written report setting forth the average daily aggregate Available Amount during the preceding calendar quarter of all Letters of Credit issued by such Issuing Bank.

            (c) Drawing and Reimbursement. The payment by any Issuing Bank of a draft drawn under any Letter of Credit shall constitute for all purposes of this Agreement the making by such Issuing Bank of a Letter of Credit Advance, which shall be a Base Rate Advance, in the amount of such draft.
Upon written demand by any Issuing Bank with an outstanding Letter of Credit Advance, with a copy of such demand to the Paying Agent, each Revolving Credit Lender shall purchase from such Issuing Bank, and such Issuing Bank shall sell and assign to each such Revolving Credit Lender, such Lender's Pro Rata Share of such outstanding Letter of Credit Advance as of the date of such purchase, by making available for the account of its Applicable Lending Office to the Paying Agent for the account of such Issuing Bank, by deposit to the Paying Agent's Account, in same day funds, an amount equal to the portion of the outstanding principal amount of such Letter of Credit Advance to be purchased by such Lender. Promptly after receipt thereof, the Paying Agent shall transfer such funds to such Issuing Bank. The Borrower hereby agrees to each such sale and assignment. Each Revolving Credit Lender agrees to purchase its Pro Rata Share of an outstanding Letter of Credit Advance on (i) the Business Day on which demand therefor is made by the Issuing Bank, provided notice of such demand is given not later than 11:00 A.M. (New York City time) on such Business Day or (ii) the first Business Day next succeeding such demand if notice of such demand is given after such time. Upon any such assignment by any Issuing Bank to any other Revolving Credit Lender of a portion of a Letter of Credit Advance, such Issuing Bank represents and warrants to such other Lender that such Issuing Bank is the legal and beneficial owner of such interest being assigned by it, free and clear of any liens, but makes no other representation or warranty and assumes no responsibility with respect to such Letter of Credit Advance, the Loan Documents or any Loan Party. If and to the extent that any Revolving Credit Lender shall not have so made the amount of such Letter of Credit Advance available to the Paying Agent, such Revolving Credit Lender agrees to pay to the Paying Agent forthwith on demand such amount together with interest thereon, for each day from the date of demand by such Issuing Bank until the date such amount is paid to the Paying Agent, at the Federal Funds Rate for its account or the account of such Issuing Bank, as applicable. If such Lender shall pay to the Paying Agent such amount for the account of such Issuing Bank on any Business Day, such amount so paid in respect of principal shall constitute a Letter of Credit Advance made by such Lender on such Business Day for purposes of this Agreement, and the outstanding principal amount of the Letter of Credit Advance made by such Issuing Bank shall be reduced by such amount on such Business Day.

            (d) Failure to Make Letter of Credit Advances. The failure of any Lender to make the Letter of Credit Advance to be made by it on the date specified in Section 2.03(c) shall not relieve any other Lender of its obligation hereunder to make its Letter of Credit Advance on such date, but no Lender shall be responsible for the failure of any other Lender to make the Letter of Credit Advance to be made by such other Lender on such date.

            (e) Existing Letters of Credit. Effective as of the Effective Date, (i) the "Letters of Credit" issued for the account of the Borrower by Societe Generale pursuant to the Existing Credit Agreement (such Letters of Credit as are outstanding thereunder on the date hereof and set forth on
Schedule 2.03(e) hereto being the "Existing Letters of Credit") will be deemed to be Letters of Credit hereunder and (ii) the Existing Letters of Credit will no longer be Obligations outstanding under the Existing Credit Agreement.

            SECTION 2.04. The Competitive Bid Advances. (a) Each Lender severally agrees that the Borrower may make Competitive Bid Borrowings under this Section 2.04 from time to time on any Business Day during the period from the date hereof until the date occurring 10 days prior to the Termination Date in the manner set forth below; provided that, following the making of each Competitive Bid Borrowing, the aggregate amount of the Advances (other than Term Advances) then outstanding shall not exceed the aggregate amount of the Revolving Credit Commitments of the Lenders.

            (i) The Borrower may request a Competitive Bid Borrowing under this Section 2.04 by delivering to the Competitive Bid Agent, by telecopier or telex, a notice of a Competitive Bid Borrowing (a "Notice of Competitive Bid Borrowing"), in substantially the form of Exhibit B-2 hereto, specifying therein the requested (v) date of such proposed Competitive Bid Borrowing, (w) aggregate amount of such proposed Competitive Bid Borrowing, (x) in the case of a Competitive Bid Borrowing consisting of LIBO Rate Advances, Interest Period, or in the case of a Competitive Bid Borrowing consisting of Fixed Rate Advances, maturity date for repayment of each Fixed Rate Advance to be made as part of such Competitive Bid Borrowing (which maturity date may not be earlier than the date occurring 7 days after the date of such Competitive Bid Borrowing or later than the earlier of (I) 180 days after the date of such Competitive Bid Borrowing and (II) the Termination Date), (y) interest payment date or dates relating thereto, and (z) other terms (if any) to be applicable to such Competitive Bid Borrowing, not later than 10:00 A.M. (New York City time) (A) at least four Business Days prior to the date of the proposed Competitive Bid Borrowing, if the Borrower shall specify in the Notice of Competitive Bid Borrowing that the rates of interest to be offered by the Lenders shall be fixed rates per annum (the Advances comprising any such Competitive Bid Borrowing being referred to herein as "Fixed Rate Advances") and (B) at least four Business Days prior to the date of the proposed Competitive Bid Borrowing, if the Borrower shall instead specify in the Notice of Competitive Bid Borrowing that the rates of interest be offered by the Lenders are to be based on the LIBO Rate (the Advances comprising such Competitive Bid Borrowing being referred to herein as "LIBO Rate Advances").
      Each Notice of Competitive Bid Borrowing shall be irrevocable and binding on the Borrower. The Competitive Bid Agent shall in turn promptly notify each Lender of each request for a Competitive Bid Borrowing received by it from the Borrower by sending such Lender a copy of the related Notice of Competitive Bid Borrowing.

            (ii) Each Lender may, if, in its sole discretion, it elects to do so, irrevocably offer to make one or more Competitive Bid Advances to the Borrower as part of such proposed Competitive Bid Borrowing at a rate or rates of interest specified by such Lender in its sole discretion, by notifying the Competitive Bid Agent (which shall give prompt notice thereof to the Borrower), before 10:00 A.M. (New York City time) on the date of such proposed Competitive Bid Borrowing, in the case of a Competitive Bid Borrowing consisting of Fixed Rate Advances and three Business Days before the date of such proposed Competitive Bid Borrowing, in the case of a Competitive Bid Borrowing consisting of LIBO Rate Advances, of the minimum amount and maximum amount of each Competitive Bid Advance which such Lender would be willing to make as part of such proposed Competitive Bid Borrowing (which amounts may, subject to the proviso to the first sentence of this Section 2.04(a), exceed such Lender's Revolving Credit Commitment, if any), the rate or rates of interest therefor and such Lender's Applicable Lending Office with respect to such Competitive Bid Advance; provided that if the Paying Agent in its capacity as a Lender shall, in its sole discretion, elect to make any such offer, it shall notify the Borrower of such offer before 9:00 A.M. (New York City time) on the date on which notice of such election is to be given to the Paying Agent by the other Lenders. If any Lender shall elect not to make such an offer, such Lender shall so notify the Competitive Bid Agent, before 10:00 A.M. (New
      York City time) on the date on which notice of such election is to be given to the Paying Agent by the other Lenders, and such Lender shall not be obligated to, and shall not, make any Competitive Bid Advance as part of such Competitive Bid Borrowing; provided that the failure by any Lender to give such notice shall not cause such Lender to be obligated to make any Competitive Bid Advance as part of such proposed Competitive Bid Borrowing.

            (iii) The Borrower shall, in turn, before 11:00 A.M. (New York City time) on the date of such proposed Competitive Bid Borrowing in the case of a Competitive Bid Borrowing consisting of Fixed Rate Advances, and before 1:00 P.M. (New York City time) three Business Days before the date of such proposed Competitive Bid Borrowing in the case of a Competitive Bid Borrowing consisting of LIBO Rate Advances, either:

                  (x) cancel such Competitive Bid Borrowing by giving the Competitive Bid Agent notice to that effect, or

                  (y) accept one or more of the offers made by any Lender or Lenders pursuant to paragraph (ii) above, in its sole discretion, by giving notice to the Paying Agent of the amount of each Competitive Bid Advance (which amount shall be equal to or greater than the minimum amount, and equal to or less than the maximum amount, notified to the Borrower by the Competitive Bid Agent on behalf of such Lender for such Competitive Bid Advance pursuant to paragraph (ii) above) to be made by each Lender as part of such Competitive Bid Borrowing, and reject any remaining offers made by Lenders pursuant to paragraph (ii) above by giving the Competitive Bid Agent notice to that effect. The Borrower shall accept the offers made by any Lender or Lenders to make Competitive Bid Advances in order of the lowest to the highest rates of interest offered by such Lenders. If two or more Lenders have offered the same interest rate, the amount to be borrowed at such interest rate will be allocated by the Paying Agent among such Lenders in proportion to the maximum amount that each such Lender offered at such interest rate.

            (iv) If the Borrower notifies the Competitive Bid Agent that such Competitive Bid Borrowing is cancelled pursuant to paragraph (iii)(x) above, the Competitive Bid Agent shall give prompt notice thereof to the Lenders and such Competitive Bid Borrowing shall not be made.

            (v) If the Borrower accepts one or more of the offers made by any Lender or Lenders pursuant to paragraph (iii)(y) above, the Competitive Bid Agent shall in turn promptly notify (A) each Lender that has made an offer as described in paragraph (ii) above, of the date and aggregate amount of such Competitive Bid Borrowing and whether or not any offer or offers made by such Lender pursuant to paragraph (ii) above have been accepted by the Borrower, (B) each Lender that is to make a Competitive Bid Advance as part of such Competitive Bid Borrowing, of the amount of each Competitive Bid Advance to be made by such Lender as part of such Competitive Bid Borrowing, and (C) each Lender that is to make a Competitive Bid Advance as part of such Competitive Bid Borrowing, upon receipt, that the Competitive Bid Agent has received forms of documents, if any, requested pursuant to Section 3.02(b).
      Each Lender that is to make a Competitive Bid Advance as part of such Competitive Bid Borrowing shall, before 12:00 noon (New York City time) on the date of such Competitive Bid Borrowing specified in the notice received from the Competitive Bid Agent pursuant to clause (A) of the preceding sentence or any later time when such Lender shall have received notice from the Competitive Bid Agent pursuant to clause (C) of the preceding sentence, make available for the account of its Applicable Lending Office to the Competitive Bid Agent at the Competitive Bid Agent's Account, in same day funds, such Lender's portion of such Competitive Bid Borrowing. Upon fulfillment of the applicable conditions set forth in Article III and after receipt by the Competitive Bid Agent of such funds, the Competitive Bid Agent will, as promptly as possible, transfer such funds to the Borrower's Account. Promptly after each Competitive Bid Borrowing, the
      Competitive Bid Agent will notify each Lender of the amount of the Competitive Bid Borrowing, the consequent deemed use of the aggregate amount of the Commitments as a result thereof and the dates upon which such Competitive Bid Borrowing commenced and will terminate.

            (vi) If the Borrower notifies the Competitive Bid Agent that it accepts one or more of the offers made by any Lender or Lenders pursuant to paragraph (iii)(y) above, such notice of acceptance shall be irrevocable and binding on the Borrower. The Borrower shall indemnify each Lender against any loss, cost or expense incurred by such Lender as a result of any failure to fulfill on or before the date specified in the related Notice of Competitive Bid Borrowing for such Competitive Bid Borrowing the applicable conditions set forth in Article III, including, without limitation, any loss (excluding loss of anticipated profits), cost or expense incurred by reason of the liquidation or reemployment of deposits or other funds acquired by such Lender to fund the Competitive Bid Advance to be made by such Lender as part of such Competitive Bid Borrowing when such Competitive Bid Advance, as a result of such failure, is not made on such date.

            (b) Each Competitive Bid Borrowing shall be in an aggregate amount of $5,000,000 or an integral multiple of $1,000,000 in excess thereof and, following the making of each Competitive Bid Borrowing, the Borrower shall be in compliance with the limitation set forth in the proviso to the first sentence of subsection (a) above.

            (c)   Within the limits and on the conditions set forth in this
Section 2.04, the Borrower may from time to time borrow under this Section 2.04, repay or prepay pursuant to subsection (d) below, and reborrow under this Section 2.04, provided that a Competitive Bid Borrowing shall not be made within three Business Days of the date of any other Competitive Bid Borrowing.

            (d) The Borrower shall repay to the Competitive Bid Agent for the account of each Lender that has made a Competitive Bid Advance, on the maturity date of each Competitive Bid Advance (such maturity date being that specified by the Borrower for repayment of such Competitive Bid Advance in the related Notice of Competitive Bid Borrowing delivered pursuant to subsection
(a)(i) above and provided in the Competitive Bid Note evidencing such Competitive Bid Advance), the then unpaid principal amount of such Competitive Bid Advance. The Borrower shall have no right to prepay any principal amount of any Competitive Bid Advance unless, and then only on the terms, specified by the Borrower for such Competitive Bid Advance in the related Notice of Competitive Bid Borrowing delivered pursuant to subsection (a)(i) above, or unless separately agreed between the Borrower and any Lender that has made a Competitive Bid Advance, and set forth in the Competitive Bid Note evidencing such Competitive Bid Advance.

            (e) The Borrower shall pay interest on the unpaid principal amount of each Competitive Bid Advance from the date of such Competitive Bid Advance to the date the principal amount of such Competitive Bid Advance is repaid in full, at the rate of interest for such Competitive Bid Advance specified by the Lender making such Competitive Bid Advance in its notice with respect thereto delivered pursuant to subsection (a)(ii) above, payable on the interest payment date or dates specified by the Borrower for such Competitive Bid Advance in the related Notice of Competitive Bid Borrowing delivered pursuant to subsection (a)(i) above, as provided in the Competitive Bid Note evidencing such Competitive Bid Advance. Upon the occurrence and during the continuance of an Event of Default, the Borrower shall pay interest on the amount of unpaid principal of and interest on each Competitive Bid Advance owing to a Lender, payable in arrears on the date or dates interest is payable thereon, at a rate per annum equal at all times to 2% per annum above the rate per annum required to be paid on such Competitive Bid Advance under the terms of the Competitive Bid Note evidencing such Competitive Bid Advance unless otherwise agreed in such Competitive Bid Note.

            (f) The indebtedness of the Borrower resulting from each Competitive Bid Advance made to the Borrower as part of a Competitive Bid Borrowing shall be evidenced by a separate Competitive Bid Note of the Borrower payable to the order of the Lender making such Competitive Bid Advance.

            (g) Upon delivery of each Notice of Competitive Bid Borrowing, the Borrower shall pay a non-refundable fee of $2,000 to the Competitive Bid Agent for its own account.

            SECTION 2.05. Repayment of Advances. (a) Term Advances. The Borrower shall repay to the Paying Agent for the ratable account of the Term Lenders the aggregate outstanding principal amount of the Term Advances on the following dates in the amounts indicated (which amounts shall be reduced as a result of the application of prepayments in accordance with the order of priority set forth in Section 2.07):

                  Date                                   Amount
                  ----                                   ------

                  June 30, 1996                       $6,250,000
                  December 31, 1996                  $18,750,000
                  June 30, 1997                       $8,750,000
                  December 31, 1997                  $26,250,000
                  June 30, 1998                      $10,000,000
                  December 31, 1998                  $30,000,000
                  June 30, 1999                      $12,500,000
                  December 31, 1999                  $37,500,000
                  June 30, 2000                      $12,500,000
                  October 12, 2000                   $37,500,000

provided, however, that the final principal installment shall be repaid on the earlier of the stated date and the Termination Date and in any event shall be in an amount equal to the aggregate principal amount of the Term Advances outstanding on such date.

            (b) Revolving Credit Advances. The Borrower shall repay to the Paying Agent for the ratable account of the Revolving Credit Lenders on the Termination Date the aggregate outstanding principal amount of the Revolving Credit Advances then outstanding.

            (c) Swing Line Advances. The Borrower shall repay to the Paying Agent for the account of the Swing Line Bank and each other Revolving Credit Lender that has purchased a Swing Line Advance pursuant to Section 2.02(b) the outstanding principal amount of each Swing Line Advance at the times and in the manner and amounts specified in Section 2.02(b) and on the Termination Date.

            (d) Letter of Credit Advances. (i) The Borrower shall repay to the Paying Agent for the account of each Issuing Bank and each other Revolving Credit Lender that has made a Letter of Credit Advance on the earlier of demand and the Termination Date the outstanding principal amount of each Letter of Credit Advance made by each of them.

            (ii) The Obligations of the Borrower under this Agreement, any Letter of Credit Agreement and any other agreement or instrument relating to any Letter of Credit shall be unconditional and irrevocable, and shall be paid strictly in accordance with the terms of this Agreement, such Letter of Credit Agreement and such other agreement or instrument under all circumstances, including, without limitation, the following circumstances:

            (A) any lack of validity or enforceability of any Loan Document, any Letter of Credit Agreement, any Letter of Credit or any other agreement or instrument relating thereto (all of the foregoing being, collectively, the "L/C Related Documents");

            (B) any change in the time, manner or place of payment of, or in any other term of, all or any of the Obligations of the Borrower in respect of any L/C Related Document or any other amendment or waiver of or any consent to departure from all or any of the L/C Related Documents;


            (C) the existence of any claim, set-off, defense or other right that the Borrower may have at any time against any beneficiary or any transferee of a Letter of Credit (or any Persons for whom any such beneficiary or any such transferee may be acting), any Issuing Bank or any other Person, whether in connection with the transactions contemplated by the L/C Related Documents or any unrelated transaction;

            (D) any statement or any other document presented under a Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect;

            (E) payment by any Issuing Bank under a Letter of Credit against presentation of a draft or certificate that does not strictly comply with the terms of such Letter of Credit;

            (F) any exchange, release or non-perfection of any collateral, or any release or amendment or waiver of or consent to departure from the Guaranties or any other guaranty, for all or any of the Obligations of the Borrower in respect of the L/C Related Documents; or

            (G) any other circumstance or happening whatsoever, whether or not similar to any of the foregoing, including, without limitation, any other circumstance that might otherwise constitute a defense available to, or a discharge of, the Borrower or a guarantor.

            SECTION 2.06.  Termination or Reduction of the Commitments.
The Borrower shall have the right, upon at least three Business Days' notice to the Paying Agent, to terminate in whole or reduce ratably in part the unused portions of the respective Commitments of the Lenders, provided that each partial reduction (i) shall be in the aggregate amount of $5,000,000 or an integral multiple of $1,000,000 in excess thereof and (ii) shall be made ratably among the Appropriate Lenders in accordance with their Commitments with respect to such Facility, and provided further that after giving effect to any such reduction the Letter of Credit Commitments shall be less than or equal to the Revolving Credit Commitments, and provided still further that the aggregate amount of the Commitments of the Lenders shall not be reduced to an amount that is less than the aggregate principal amount of the Competitive Bid Advances then outstanding.

            SECTION 2.07. Prepayments. (a) Optional Prepayments. (i) The Borrower may, upon at least one Business Day's notice in the case of the Swing Line Facility and Base Rate Advances under the Revolving Credit Facility and three Business Days' notice in the case of any Term Advances and any Eurodollar Rate Advances, in each case to the Paying Agent stating the proposed date and aggregate principal amount of the prepayment, and if such notice is given the Borrower shall, prepay the outstanding aggregate principal amount of the Advances comprising part of the same Borrowing in whole or ratably in part, together with accrued interest to the date of such prepayment on the aggregate principal amount prepaid; provided, however, that (x) each partial prepayment of the Term Facility shall be in an aggregate principal amount of $10,000,000 or an integral multiple of $5,000,000 in excess thereof, (y) each partial prepayment of the Revolving Credit Facility shall be in an aggregate principal amount of $1,000,000 or an integral multiple of $1,000,000 in excess thereof and (z) no such prepayment of a Eurodollar Rate Advance shall be made other than on the last day of an Interest Period therefor. Each such prepayment of any Term Advances shall be applied to the installments thereof in inverse order of maturity.

            (ii) Competitive Bid Advances may be prepaid only in accordance with the provisions of Section 2.04(d).

            (b) Mandatory Prepayments. (i) The Borrower shall, on each Business Day, prepay an aggregate principal amount of the Revolving Credit Advances comprising part of the same Borrowings, the Letter of Credit Advances and the Swing Line Advances equal to the amount by which
      (A) the sum of the aggregate principal amount of (x) the Revolving Credit Advances, (y) the Letter of Credit Advances and (z) the Swing Line Advances then outstanding plus the aggregate Available Amount of all Letters of Credit then outstanding exceeds (B) the Revolving Credit Facility on such Business Day.

            (ii) The Borrower shall, on each Business Day, pay to the Paying Agent for deposit in the L/C Cash Collateral Account an amount sufficient to cause the aggregate amount on deposit in such Account to equal the amount by which the aggregate Available Amount of all Letters of Credit then outstanding exceeds the Letter of Credit Facility on such Business Day.

            SECTION 2.08. Interest. (a) Scheduled Interest. The Borrower shall pay interest on the unpaid principal amount of each Advance owing to each Lender from the date of such Advance until such principal amount shall be paid in full, at the following rates per annum:

            (i) Base Rate Advances. During such periods as such Advance is a Base Rate Advance, a rate per annum equal at all times to the sum of
      (x) the Base Rate in effect from time to time plus (y) the Applicable Margin in effect from time to time, payable in arrears quarterly on the first day of each January, April, July and October during such periods.

            (ii) Eurodollar Rate Advances. During such periods as such Advance is a Eurodollar Rate Advance, a rate per annum equal at all times during each Interest Period for such Advance to the sum of (x) the Eurodollar Rate for such Interest Period for such Advance plus (y) the Applicable Margin in effect from time to time, payable in arrears on the last day of such Interest Period and, if such Interest Period has a duration of more than three months, on each day that occurs during such Interest Period every three months from the first day of such Interest Period and on the date such Eurodollar Rate Advance shall be Converted or paid in full.

            (b) Default Interest. Upon the occurrence and during the continuance of a Default, the Borrower shall pay interest on (i) the unpaid principal amount of each Advance owing to each Lender (except as otherwise provided in Section 2.04(e)), payable in arrears on the dates referred to in clause (a)(i) or (a)(ii) above, at a rate per annum equal at all times to 2% per annum above the rate per annum required to be paid on such Advance pursuant to clause (a)(i) or (a)(ii) above and (ii) to the fullest extent permitted by law, the amount of any interest, fee or other amount payable hereunder that is not paid when due, from the date such amount shall be due until such amount shall be paid in full, payable in arrears on the date such amount shall be paid in full and on demand, at a rate per annum equal at all times to 2% per annum above the rate per annum required to be paid on Base Rate Advances pursuant to clause (a)(i) above.

            SECTION 2.09. Fees. (a) Commitment Fee. The Borrower shall pay to the Paying Agent for the account of the Lenders a commitment fee, from the date hereof in the case of each Initial Lender and from the effective date specified in the Assignment and Acceptance pursuant to which it became a Lender in the case of each other Lender until the Termination Date, payable quarterly on the first Business Day of each January, April, July and October, commencing January 1, 1996, and on the Termination Date, at the rate per annum equal to the Applicable Percentage in effect from time to time on the average daily Unused Revolving Credit Commitment of such Lender; provided, however,
(i) that any commitment fee accrued with respect to any of the Commitments of a Defaulting Lender during the period prior to the time such Lender became a Defaulting Lender and unpaid at such time shall not be payable by the Borrower so long as such Lender shall be a Defaulting Lender except to the extent that such commitment fee shall otherwise have been due and payable by the Borrower prior to such time and (ii) that no commitment fee shall accrue on any of the Commitments of a Defaulting Lender so long as such Lender shall be a Defaulting Lender.

            (b) Letter of Credit Fees, Etc. (i) The Borrower shall pay to the Paying Agent for the account of each Revolving Credit Lender a commission, payable in arrears quarterly on the first Business Day of each January, April, July and October, commencing January 1, 1996, and on the earliest to occur of the full drawing, expiration, termination or cancellation of any such Letter of Credit and on the Termination Date, on such Lender's Pro Rata Share of the average daily aggregate Available Amount during such quarter at a rate per annum determined by reference to the Implied Senior Rating in effect from time to time as set forth below:

  Implied Senior        Standby Letters of
      Rating                 Credit             Trade Letters of Credit
  --------------        ------------------      -----------------------

BB+ or below                  0.875%                    0.625%
BBB-                          0.500%                    0.450%
BBB                           0.425%                    0.375%
BBB+                          0.375%                    0.375%
A- or above                   0.300%                    0.300%


The Letter of Credit fees shall be determined by reference to the Implied Senior Rating in effect from time to time, provided, however, that no change in the letter of credit fees shall be effective until three Business Days after the date on which the Managing Agents receive evidence reasonably satisfactory to them that a new Implied Senior Rating is in effect; provided further, that if no Implied Senior Rating is then in effect, the letter of credit fees shall be 0.875% for Standby Letters of Credit and 0.625% for Trade Letters of Credit. Notwithstanding the foregoing, until the six-month anniversary of the Effective Date, the Letter of Credit Fees shall be 0.425% for Standby Letters of Credit and 0.375% for Trade Letters of Credit.

            (ii) The Borrower shall pay to each Issuing Bank, for its own account, such commissions, issuance fees, fronting fees, transfer fees and other fees and charges in connection with the issuance or administration of each Letter of Credit as the Borrower and such Issuing Bank shall agree.

            (c) Agent's Fees. The Borrower shall pay to each of the Agents for its own account such fees as may from time to time be agreed between the Borrower and such Agent.

            SECTION 2.10. Conversion of Advances. (a) Optional. The Borrower may on any Business Day, upon notice given to the Paying Agent not later than 11:00 A.M. (New York City time) on the third Business Day prior to the date of the proposed Conversion and subject to the provisions of Sections 2.10, 2.11 and 2.12, Convert all Advances of one Type comprising the same Borrowing into Advances of the other Type; provided, however, that any Conversion of Eurodollar Rate Advances into Base Rate Advances shall be made only on the last day of an Interest Period for such Eurodollar Rate Advances, any Conversion of Base Rate Advances into Eurodollar Rate Advances shall be in an amount not less than the minimum amount specified in Section 2.02(c) and no Conversion of any Advances shall result in more separate Borrowings than permitted under Section 2.02(c). Each such notice of a Conversion shall, within the restrictions specified above, specify (i) the date of such Conversion, (ii) the Advances to be Converted, and (iii) if such Conversion is into Eurodollar Rate Advances, the duration of the initial Interest Period for each such Advance. Each notice of Conversion shall be irrevocable and binding on the Borrower.

            (b) Mandatory. (i) On the date on which the aggregate unpaid principal amount of Eurodollar Rate Advances comprising any Borrowing shall be reduced, by payment or prepayment or otherwise, to less than $10,000,000, such Advances shall automatically Convert into Base Rate Advances.

            (ii) If the Borrower shall fail to select the duration of any Interest Period for any Eurodollar Rate Advances in accordance with the provisions contained in the definition of "Interest Period" in Section 1.01, the Paying Agent will forthwith so notify the Borrower and the Appropriate Lenders, whereupon each such Eurodollar Rate Advance will automatically, on the last day of the then existing Interest Period therefor, Convert into a Base Rate Advance.

            (iii) Upon the occurrence and during the continuance of any Default, (x) each Eurodollar Rate Advance will automatically, on the last day of the then existing Interest Period therefor, Convert into a Base Rate Advance and (y) the obligation of the Lenders to make, or to Convert Advances into, Eurodollar Rate Advances shall be suspended.

            SECTION 2.11. Increased Costs, Etc. (a) If, due to either (i) the introduction of or any change in or in the interpretation of any law or regulation or (ii) the compliance with any guideline or request from any central bank or other governmental authority (whether or not having the force of law), there shall be any increase in the cost (other than in taxes, including interest, additions to tax and penalties relating thereto, except to the extent that the same are required to be paid pursuant to Section 2.14 hereof) to any Lender Party of agreeing to make or of making, funding or maintaining Eurodollar Rate Advances or LIBO Rate Advances or of agreeing to issue or of issuing or maintaining Letters of Credit or of agreeing to make or of making or maintaining Letter of Credit Advances (excluding for purposes of this Section 2.11 any such increased costs resulting from (i) Taxes, Other Taxes, Excluded Taxes or taxes excluded from the definitions of Taxes or Other Taxes in Section 2.14(e) or from indemnification pursuant to Section 2.14(f) (as to which Section 2.14 shall govern) and (ii) changes in the basis of taxation of overall net income or overall gross income by the United States or by the foreign jurisdiction or state under the laws of which such Lender Party is organized or has its Applicable Lending Office or any political subdivision thereof), then the Borrower shall from time to time, upon demand by such Lender Party (with a copy of such demand to the Paying Agent), pay to the Paying Agent for the account of such Lender Party additional amounts sufficient to compensate such Lender Party for such increased cost; provided, however, that, before making any such demand, each Lender Party agrees to use reasonable efforts (consistent with its internal policy and legal and regulatory restrictions) to designate a different Applicable Lending Office if the making of such a designation would avoid the need for, or reduce the amount of, such increased cost and would not, in the reasonable judgment of such Lender Party, be otherwise disadvantageous to such Lender Party. A certificate as to the amount of such increased cost, submitted to the Borrower by such Lender Party, shall be conclusive and binding for all purposes, absent manifest error.

            (b) If any Lender Party determines that compliance with any law or regulation or any guideline or request from any central bank or other governmental authority (whether or not having the force of law) affects or would affect the amount of capital required or expected to be maintained by such Lender Party or any corporation controlling such Lender Party and that the amount of such capital is increased by or based upon the existence of such Lender Party's commitment to lend or to issue Letters of Credit hereunder and other commitments of such type or the issuance or maintenance of the Letters of Credit (or similar contingent obligations), then, upon demand by such Lender Party (with a copy of such demand to the Paying Agent), the Borrower shall pay to the Paying Agent for the account of such Lender Party, from time to time as specified by such Lender Party, additional amounts sufficient to compensate such Lender Party in the light of such circumstances, to the extent that such Lender Party reasonably determines such increase in capital to be allocable to the existence of such Lender Party's commitment to lend or to issue Letters of Credit hereunder or to the issuance or maintenance of any Letters of Credit. A certificate as to such amounts submitted to the Borrower by such Lender Party shall be conclusive and binding for all purposes, absent manifest error.

            (c) If, with respect to any Eurodollar Rate Advances under any Facility, Lenders owed at least a majority of the then aggregate unpaid principal amount thereof notify the Paying Agent that the Eurodollar Rate for any Interest Period for such Advances will not adequately reflect the cost (excluding for purposes of this Section 2.11 any such increased costs resulting from (i) Taxes, Other Taxes, Excluded Taxes or taxes excluded from the definitions of Taxes or Other Taxes in Section 2.14(e) or from indemnification pursuant to Section 2.14(f) (as to which Section 2.14 shall govern) and (ii) changes in the basis of taxation of overall net income or overall gross income by the United States or by the foreign jurisdiction or state under the laws of which such Lender Party is organized or has its Applicable Lending Office or any political subdivision thereof) to such Lenders of making, funding or maintaining their Eurodollar Rate Advances for such Interest Period, the Paying Agent shall forthwith so notify the Borrower and the Appropriate Lenders, whereupon (i) each such Eurodollar Rate Advance under any Facility will automatically, on the last day of the then existing Interest Period therefor, Convert into a Base Rate Advance and (ii) the obligation of the Appropriate Lenders to make, or to Convert Advances into, Eurodollar Rate Advances shall be suspended until the Paying Agent shall notify the Borrower that such Lenders have determined that the circumstances causing such suspension no longer exist.

            SECTION 2.12. Illegality. Notwithstanding any other provision of this Agreement, if any Lender shall notify the Paying Agent that the introduction of or any change in or in the interpretation of any law or regulation makes it unlawful, or any central bank or other governmental authority asserts that it is unlawful, for any Lender or its Eurodollar Lending Office to perform its obligations hereunder to make Eurodollar Rate Advances or LIBO Rate Advances or to fund or maintain Eurodollar Rate Advances or LIBO Rate Advances hereunder, (i) each Eurodollar Rate Advance or LIBO Rate Advance, as the case may be, will automatically, upon such demand, Convert into a Base Rate Advance and (ii) the obligation of the Lenders to make Eurodollar Rate Advances or LIBO Rate Advances or to Convert Revolving Credit Advances into Eurodollar Rate Advances shall be suspended until the Paying Agent shall notify the Borrower and the Lenders that the circumstances causing such suspension no longer exist.

            SECTION 2.13. Payments and Computations. (a) The Borrower shall make each payment hereunder and under the Notes, irrespective of counterclaim or set-off (except as otherwise provided in Section 2.15), not later than 11:00 A.M. (New York City time) on the day when due in U.S. dollars to the Paying Agent at the Paying Agent's Account in same day funds. The Paying Agent will promptly thereafter cause to be distributed like funds relating to the payment of principal or interest or commitment fees ratably (other than amounts payable pursuant to Section 2.04, 2.11, 2.14 or 8.04(c)) to the Lenders for the account of their respective Applicable Lending Offices, and like funds relating to the payment of any other amount payable to any Lender to such Lender for the account of its Applicable Lending Office, in each case to be applied in accordance with the terms of this Agreement. Upon its acceptance of an Assignment and Acceptance and recording of the information contained therein in the Register pursuant to Section 8.07(c), from and after the effective date specified in such Assignment and Acceptance, the Paying Agent shall make all payments hereunder and under the Notes in respect of the interest assigned thereby to the Lender assignee thereunder, and the parties to such Assignment and Acceptance shall make all appropriate adjustments in such payments for periods prior to such effective date directly between themselves.

            (b) If the Paying Agent receives funds for application to the Obligations under the Loan Documents under circumstances for which the Loan Documents do not specify the Advances or the Facility to which, or the manner in which, such funds are to be applied, the Paying Agent may, but shall not be obligated to, elect to distribute such funds to each Lender Party ratably in accordance with such Lender Party's proportionate share of the principal amount of all outstanding Advances and the Available Amount of all Letters of Credit then outstanding, in repayment or prepayment of such of the outstanding Advances or other Obligations owed to such Lender Party, and for application to such principal installments, as the Paying Agent shall direct.

            (c) The Borrower hereby authorizes each Lender, if and to the extent payment owed to such Lender is not made when due hereunder or under the Note held by such Lender, to charge from time to time against any or all of the Borrower's accounts with such Lender any amount so due.

            (d) All computations of interest, fees and Letter of Credit commissions shall be made by the Paying Agent on the basis of a year of 360 days, in each case for the actual number of days (including the first day but excluding the last day) occurring in the period for which such interest or commitment fees are payable. Each determination by the Paying Agent of an interest rate hereunder shall be conclusive and binding for all purposes, absent manifest error.

            (e) Whenever any payment hereunder or under the Notes shall be stated to be due on a day other than a Business Day, such payment shall be made on the next succeeding Business Day, and such extension of time shall in such case be included in the computation of payment of interest or commitment fee, as the case may be; provided, however, that, if such extension would cause payment of interest on or principal of Eurodollar Rate Advances or LIBO Rate Advances to be made in the next following calendar month, such payment shall be made on the next preceding Business Day.

            (f) Unless the Paying Agent shall have received notice from the Borrower prior to the date on which any payment is due to the Lenders hereunder that the Borrower will not make such payment in full, the Paying Agent may assume that the Borrower has made such payment in full to the Paying Agent on such date and the Paying Agent may, in reliance upon such assumption, cause to be distributed to each Lender on such due date an amount equal to the amount then due such Lender. If and to the extent the Borrower shall not have so made such payment in full to the Paying Agent, each Lender shall repay to the Paying Agent forthwith on demand such amount distributed to such Lender together with interest thereon, for each day from the date such amount is distributed to such Lender until the date such Lender repays such amount to the Paying Agent, at the Federal Funds Rate.

            SECTION 2.14. Taxes. (a) Any and all payments by the Borrower hereunder or under the Notes shall be made, in accordance with Section 2.13, free and clear of and without deduction for any and all present or future taxes, levies, imposts, deductions, charges or withholdings, and all liabilities with respect thereto, excluding, in the case of each Lender Party and each Agent, Excluded Taxes (all such non-Excluded Taxes, levies, imposts, deductions, charges, withholdings and liabilities being hereinafter referred to as "Taxes"). If the Borrower shall be required by law to deduct any Taxes from or in respect of any sum payable hereunder or under any Note to any Lender Party or any Agent, (i) the sum payable shall be increased as may be necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section 2.14) such Lender or such Agent (as the case may be) receives an amount equal to the sum it would have received had no such deductions been made, (ii) the Borrower shall make such deductions and (iii) the Borrower shall pay the full amount deducted to the relevant taxation authority or other authority in accordance with applicable law.

            (b) In addition, the Borrower agrees to pay any present or future stamp or documentary taxes or any other excise or property taxes, charges or similar levies that arise from any payment made hereunder or under the Notes or from the execution, delivery or registration of, or otherwise with respect to, this Agreement or the Notes (hereinafter referred to as "Other Taxes").

            (c) The Borrower will indemnify each Lender Party and each Agent for the full amount of Taxes or Other Taxes (including, without limitation, any Taxes or Other Taxes imposed by any jurisdiction on amounts payable under this Section 2.14) paid by such Lender Party or such Agent (as the case may
be) and any liability (including penalties, interest and expenses) arising therefrom or with respect thereto. This indemnification shall be made within 30 days from the date such Lender Party or such Agent (as the case may be) makes written demand therefor, including in such demand an identification of the Taxes or Other Taxes (together with the amounts thereof) with respect to which such indemnification is being sought.

            (d) Within 30 days after the date of any payment of Taxes, the Borrower will furnish to the Paying Agent and the Documentation Agent, at their respective addresses referred to in Section 8.02, the original or a certified copy of a receipt evidencing payment thereof. In the case of any payment hereunder or under the Notes by or on behalf of the Borrower through an account or branch outside the United States or on behalf of the Borrower by a payor that is not a United States person, if the Borrower determines that no Taxes are payable in respect thereof, the Borrower shall furnish, or shall cause such payor to furnish, to the Paying Agent and the Documentation Agent, at such address, an opinion of counsel acceptable to the Paying Agent stating that such payment is exempt from Taxes. For purposes of this subsection (d) and subsection (e), the terms "United States" and "United States person" shall have the meanings specified in Section 7701 of the Internal Revenue Code.

            (e) Each Lender Party organized under the laws of a jurisdiction outside the United States, on or prior to the date of its execution and delivery of this Agreement in the case of each initial Lender or initial Issuing Bank, as the case may be, and on the date of the Assignment and Acceptance pursuant to which it becomes a Lender Party in the case of each other Lender Party, and from time to time thereafter if requested in writing by the Borrower (but only so long as such Lender remains lawfully able to do so), shall provide the Borrower with two original Internal Revenue Service forms 1001, 4224 or W-8 as appropriate, or any successor or other form prescribed by the Internal Revenue Service, certifying that such Lender Party is exempt from or entitled to a reduced rate of United States withholding tax on payments pursuant to this Agreement or the Notes. If any Lender Party which is not a "United States person" determines that it is unable to submit to the Borrower or the Documentation Agent any form or certificate that such Lender is otherwise required to submit pursuant to this Section 2.14, or that it is required to withdraw or cancel any such form or certificate, or that any such form or certificate previously submitted has otherwise become ineffective or inaccurate, such Lender shall promptly notify the Borrower and the Documentation Agent of such fact. In addition, if a Lender provides a form W-8 (or any successor or related form) to the Documentation Agent and the Borrower pursuant to this Section 2.14, such Lender shall also provide a certificate stating that such Lender is not a "bank" within the meaning of section 881(c)(3)(A) of the Internal Revenue Code of 1986 and shall promptly notify the Documentation Agent and the Borrower if such Lender determines that it is no longer able to provide such certification. If the form provided by a Lender Party at the time such Lender Party first becomes a party to this Agreement indicates a United States interest withholding tax rate in excess of zero, withholding tax at such rate shall be considered excluded from Taxes unless and until such Lender Party provides the appropriate form certifying that a lesser rate applies, whereupon withholding tax at such lesser rate only shall be considered excluded from Taxes for periods governed by such form; provided, however, that, if at the date of the Assignment and Acceptance pursuant to which a Lender Party becomes a party to this Agreement, the Lender Party assignor was entitled to payments under subsection (a) in respect of United States withholding tax with respect to interest paid at such date, then, to such extent, the term Taxes shall include (in addition to withholding taxes that may be imposed in the future or other amounts otherwise includable in Taxes) United States withholding tax, if any, applicable with respect to the Lender assignee on such date. Upon the reasonable request of the Borrower or the Documentation Agent, each Lender Party that has not provided the forms or other documents, as provided above, on the basis of being a United States person shall submit to the Borrower and the Documentation Agent a certificate to the effect that it is such a "United States person" (as defined in Section 7701(a)(30) of the Internal Revenue Code).

            (f) For any period with respect to which a Lender Party has failed to provide the Borrower with the appropriate form described in Section 2.14(e) (other than if such failure is due to a change in law occurring subsequent to the date on which such Lender became a Lender Party hereunder, or if such form otherwise is not required under the first sentence of subsection (e) above because the Borrower has not requested in writing such form subsequent to the date on which such Lender Party became a Lender Party hereunder), such Lender Party shall not be entitled to indemnification under
Section 2.14(a) or (c) with respect to Taxes imposed by the United States; provided, however, that should a Lender Party become subject to Taxes because of its failure to deliver a form required hereunder, the Borrower shall take such steps as the Lender Party shall reasonably request to assist the Lender Party to recover such Taxes.

            (g) Any Lender Party or Agent claiming any additional amounts payable pursuant to this Section 2.14 shall use reasonable efforts (consistent with its internal policy and legal and regulatory restrictions) to change the jurisdiction of its Eurodollar Lending Office if the making of such a change would avoid the need for, or reduce the amount of, any such additional amounts that may thereafter accrue and would not, in the reasonable judgment of such Lender Party, be otherwise disadvantageous to such Lender Party.

            (h) Within 60 days after the written request of the Borrower, each Lender Party or Agent shall execute and deliver to the Borrower such certificates or forms as are reasonably requested by the Borrower in such request, which can be furnished consistent with the facts and which are reasonably necessary to assist the Borrower in applying for refunds of Taxes paid by the Borrower hereunder or making payment of Taxes hereunder; provided, however, that no Lender Party or Agent shall be required to furnish to the Borrower and financial or other information which it considers confidential. The cost of preparing any materials referred to in the previous sentence shall be borne by the Borrower. If a Lender Party or Agent determines in good faith that it has received a refund of any Taxes or Other Taxes with respect to which Borrower has made a payment of additional amounts, such Lender Party or Agent shall pay to the Borrower an amount that such Lender Party or Agent determines in good faith to be equal to the net benefit, after tax, that was obtained by such Lender Party or Agent (as the case may be) as a consequence of such refund.

            SECTION 2.15. Sharing of Payments, Etc. If any Lender Party shall obtain any payment (whether voluntary, involuntary, through the exercise of any right of set-off, or otherwise) on account of Obligations owing to it (other than pursuant to Section 2.11, 2.14 or 8.04(c)) in excess of its ratable share of payments on account of the Obligations obtained by all the Lender Parties, such Lender Party shall forthwith purchase from the other Lender Parties such participations in Obligations owing to them as shall be necessary to cause such purchasing Lender Party to share the excess payment ratably with each of them; provided, however, that if all or any portion of such excess payment is thereafter recovered from such purchasing Lender Party, such purchase from each Lender Party shall be rescinded and such Lender Party shall repay to the purchasing Lender Party the purchase price to the extent of such recovery together with an amount equal to such Lender Party's ratable share (according to the proportion of (i) the amount of such Lender Party's required repayment to (ii) the total amount so recovered from the purchasing Lender Party) of any interest or other amount paid or payable by the purchasing Lender Party in respect of the total amount so recovered. The Borrower agrees that any Lender Party so purchasing a participation from another Lender Party pursuant to this Section 2.15 may, to the fullest extent permitted by law, exercise all its rights of payment (including the right of set-off) with respect to such participation as fully as if such Lender Party were the direct creditor of the Borrower in the amount of such participation.

            SECTION 2.16. Use of Proceeds. The proceeds of the Advances shall be available (and the Borrower agrees that it shall use such proceeds) solely to refinance amounts outstanding under the Existing Credit Agreement, to provide working capital for the Borrower and for general corporate purposes of the Borrower and its Subsidiaries.

            SECTION 2.17. Defaulting Lenders. (a) In the event that, at any one time, (i) any Lender Party shall be a Defaulting Lender, (ii) such Defaulting Lender shall owe a Defaulted Advance to the Borrower and (iii) the Borrower shall be required to make any payment hereunder or under any other Loan Document to or for the account of such Defaulting Lender, then the Borrower may, so long as no Default shall occur or be continuing at such time and to the fullest extent permitted by applicable law, set off and otherwise apply the Obligation of the Borrower to make such payment to or for the account of such Defaulting Lender against the Obligation of such Defaulting Lender to make such Defaulted Advance. In the event that, on any date, the Borrower shall so set off and otherwise apply its Obligation to make any such payment against the Obligation of such Defaulting Lender to make any such Defaulted Advance on or prior to such date, the amount so set off and otherwise applied by the Borrower shall constitute for all purposes of this Agreement and the other Loan Documents an Advance by such Defaulting Lender made on the date under the Facility pursuant to which such Defaulted Advance was originally required to have been made pursuant to Section 2.01. Such Advance shall be a Base Rate Advance and shall be considered, for all purposes of this Agreement, to comprise part of the Borrowing in connection with which such Defaulted Advance was originally required to have been made pursuant to Section 2.01, even if the other Advances comprising such Borrowing shall be Eurodollar Rate Advances on the date such Advance is deemed to be made pursuant to this subsection (a).
The Borrower shall notify the Paying Agent at any time the Borrower exercises its right of set-off pursuant to this subsection (a) and shall set forth in such notice (A) the name of the Defaulting Lender and the Defaulted Advance required to be made by such Defaulting Lender and (B) the amount set off and otherwise applied in respect of such Defaulted Advance pursuant to this subsection (a). Any portion of such payment otherwise required to be made by the Borrower to or for the account of such Defaulting Lender which is paid by the Borrower, after giving effect to the amount set off and otherwise applied by the Borrower pursuant to this subsection (a), shall be applied by the Paying Agent as specified in subsection (b) or (c) of this Section 2.17.

            (b) In the event that, at any one time, (i) any Lender Party shall be a Defaulting Lender, (ii) such Defaulting Lender shall owe a Defaulted Amount to any Agent or any of the other Lender Parties and (iii) the Borrower shall make any payment hereunder or under any other Loan Document to the Paying Agent for the account of such Defaulting Lender, then the Paying Agent may, on its behalf or on behalf of such other Lender Parties and to the fullest extent permitted by applicable law, apply at such time the amount so paid by the Borrower to or for the account of such Defaulting Lender to the payment of each such Defaulted Amount to the extent required to pay such Defaulted Amount. In the event that the Paying Agent shall so apply any such amount to the payment of any such Defaulted Amount on any date, the amount so applied by the Paying Agent shall constitute for all purposes of this Agreement and the other Loan Documents payment, to such extent, of such Defaulted Amount on such date. Any such amount so applied by the Paying Agent shall be retained by the Paying Agent or distributed by the Paying Agent to such other Lender Parties, ratably in accordance with the respective portions of such Defaulted Amounts payable at such time to the Paying Agent and such other Lender Parties and, if the amount of such payment made by the Borrower shall at such time be insufficient to pay all Defaulted Amounts owing at such time to the Paying Agent and the other Lender Parties, in the following order of priority:

            (i) first, to the Agents for any Defaulted Amount then owing to the Agents; and

            (ii) second, to any other Lender Parties for any Defaulted Amounts then owing to such other Lender Parties, ratably in accordance with such respective Defaulted Amounts then owing to such other Lender Parties.

Any portion of such amount paid by the Borrower for the account of such Defaulting Lender remaining, after giving effect to the amount applied by the Paying Agent pursuant to this subsection (b), shall be applied by the Paying Agent as specified in subsection (c) of this Section 2.17.

            (c) In the event that, at any one time, (i) any Lender Party shall be a Defaulting Lender, (ii) such Defaulting Lender shall not owe a Defaulted Advance or a Defaulted Amount and (iii) the Borrower, any Agent or any other Lender Party shall be required to pay or distribute any amount hereunder or under any other Loan Document to or for the account of such Defaulting Lender, then the Borrower or such other Lender Party shall pay such amount to the Paying Agent to be held by the Paying Agent, to the fullest extent permitted by applicable law, in escrow or the Paying Agent shall, to the fullest extent permitted by applicable law, hold in escrow such amount otherwise held by it. Any funds held by the Paying Agent in escrow under this subsection (c) shall be deposited by the Paying Agent in an account with the Paying Agent, in the name and under the control of the Paying Agent, but subject to the provisions of this subsection (c). The terms applicable to such account, including the rate of interest payable with respect to the credit balance of such account from time to time, shall be the Paying Agent's standard terms applicable to escrow accounts maintained with it. Any interest credited to such account from time to time shall be held by the Paying Agent in escrow under, and applied by the Paying Agent from time to time in accordance with the provisions of, this subsection (c). The Paying Agent shall, to the fullest extent permitted by applicable law, apply all funds so held in escrow from time to time to the extent necessary to make any Advances required to be made by such Defaulting Lender and to pay any amount payable by such Defaulting Lender hereunder and under the other Loan Documents to any Agent or any other Lender Party, as and when such Advances or amounts are required to be made or paid and, if the amount so held in escrow shall at any time be insufficient to make and pay all such Advances and amounts required to be made or paid at such time, in the following order of priority:

            (i) first, to the Agents for any amount then due and payable by such Defaulting Lender to the Agents hereunder;

            (ii) second, to any other Lender Parties for any amount then due and payable by such Defaulting Lender to such other Lender Parties hereunder, ratably in accordance with such respective amounts then due and payable to such other Lender Parties; and

            (iii) third, to the Borrower for any Advance then required to be made by such Defaulting Lender pursuant to a Commitment of such Defaulting Lender.

In the event that any Lender Party that is a Defaulting Lender shall, at any time, cease to be a Defaulting Lender, any funds held by the Paying Agent in escrow at such time with respect to such Lender Party shall be distributed by the Paying Agent to such Lender Party and applied by such Lender Party to the Obligations owing to such Lender Party at such time under this Agreement and the other Loan Documents ratably in accordance with the respective amounts of such Obligations outstanding at such time.

            (d) The rights and remedies against a Defaulting Lender under this Section 2.17 are in addition to other rights and remedies that the Borrower may have against such Defaulting Lender with respect to any Defaulted Advance and that any Agent or any Lender Party may have against such Defaulting Lender with respect to any Defaulted Amount.


                                  ARTICLE III

                    CONDITIONS TO EFFECTIVENESS AND LENDING

            SECTION 3.01.  Conditions Precedent to Effectiveness of Sections
2.01 and 2.03. Sections 2.01 and 2.03 of this Agreement shall become effective on and as of the first date (the "Effective Date") on which the following conditions precedent have been satisfied:

            (a) The Lender Parties shall be satisfied with (1) the final terms and conditions of the transactions contemplated hereby, including, without limitation, all legal and tax aspects thereof, and (ii) the corporate and legal structure and capitalization of each Loan Party, including, without limitation, the terms and conditions of the charter, bylaws and each class of capital stock of each Loan Party and of each agreement or instrument relating to such structure or capitalization.

            (b) The Lender Parties shall be satisfied that all obligations of the Borrower under the Existing Credit Agreement, whether for principal, interest, fees, expenses or otherwise, have been or, concurrently with the making of the initial Borrowing, will be paid in full in cash, all "Commitments" (as defined therein) terminated and all Liens securing such Obligations released.

            (c) The Lender Parties shall be satisfied with the price per share and the number of shares issued and all other legal and tax aspects of the equity offering by Group of shares of its common stock (the "Equity Offering"); the Equity Offering shall have been consummated and Group shall have received at least $140,000,000 in net cash proceeds therefrom.

            (d) There shall have occurred no Material Adverse Change since January 7, 1995 and all information provided by or on behalf of the Borrower to the Lenders prior to the delivery of their commitments shall be true and correct in all material aspects.

            (e) All governmental and third party consents and approvals necessary in connection with the transactions contemplated hereby shall have been obtained (without the imposition of any conditions that are not acceptable to the Lender Parties) and shall remain in effect, all applicable waiting periods shall have expired without any action being taken by any competent authority and no law or regulation shall be applicable in the reasonable judgment of the Lender Parties that restrains, prevents or imposes materially adverse conditions upon the transactions contemplated hereby.

            (f) The Borrower shall have paid all accrued fees and expenses of the Managing Agents and the Lender Parties (including the accrued fees and expenses of counsel to the Agents).

            (g) On the Effective Date, the following statements shall be true and the Documentation Agent shall have received for the account of each Lender a certificate signed by a duly authorized officer of the Borrower, dated the Effective Date, stating that:

                  (i) The representations and warranties contained in each Loan Document are correct on and as of the Effective Date, and

                  (ii) No event has occurred and is continuing that constitutes a Default.

            (h) The Documentation Agent shall have received on or before the Effective Date the following, each dated such day, in form and substance satisfactory to the Documentation Agent and (except for the Notes) in sufficient copies for each Lender Party:

                  (i)   The Notes to the order of the Lenders, respectively.

                  (ii) A guaranty in substantially the form of Exhibit F (as amended, supplemented or otherwise modified from time to time in accordance with its terms, the "Group Guaranty"), duly executed by Group.

                  (iii) A guaranty in substantially the form of Exhibit G
            (together with each other guaranty delivered pursuant to Section 5.01(k), in each case as amended, supplemented or otherwise modified from time to time in accordance with its terms, the "Subsidiary Guaranty"), duly executed by the Guarantors (other than Group).

                  (iv) Certified copies of the resolutions of the Board of Directors of the Borrower and each other Loan Party approving this Agreement, the Notes and each other Loan Document to which it is or is to be a party, and of all documents evidencing other necessary corporate action and governmental approvals, if any, with respect to this Agreement, the Notes and each other Loan Document.

                  (v) A copy of a certificate of the Secretary of State of the jurisdiction of incorporation of each Loan Party, dated reasonably near the date of the initial Borrowing, listing the charter of such Loan Party and each amendment thereto on file in his office and certifying that (A) such amendments are the only amendments to such Loan Party's charter on file in his office, (B) such Loan Party has paid all franchise taxes to the date of such certificate and (C) such Loan Party is duly incorporated and in good standing under the laws of such jurisdiction.

                  (vi) A certificate of the Borrower and each other Loan Party, signed on behalf of the Borrower and such other Loan Party by its President or a Vice President and its Secretary or any Assistant Secretary, dated the date of the initial Borrowing (the statements made in which certificate shall be true on and as of the date of the initial Borrowing), certifying as to (A) the absence of any amendments to the charter of the Borrower or such other Loan Party since the date of the Secretary of State's certificate referred to in Section 3.01(h)(v), (B) a true and correct copy of the bylaws of the Borrower and such other Loan Party as in effect on the date of the initial Borrowing and (C) the due incorporation and good standing of the Borrower and such other Loan Party as a corporation organized under the laws of the applicable jurisdiction, and the absence of any proceeding for the dissolution or liquidation of the Borrower or such other Loan Party.

                  (vii) A certificate of the Secretary or an Assistant
            Secretary of the Borrower and each other Loan Party certifying the names and true signatures of the officers of the Borrower and such other Loan Party authorized to sign this Agreement, each other Loan Document to which they are or are to be parties and the other documents to be delivered hereunder and thereunder.

                  (viii)Such financial, business and other information
            regarding each Loan Party and its Subsidiaries as the Lender Parties shall have requested, including, without limitation, information as to possible contingent liabilities, tax matters, environmental matters, obligations under ERISA and Welfare Plans, collective bargaining agreements and other arrangements with employees, annual financial statements dated January 7, 1995, interim financial statements dated the end of the most recent fiscal quarter for which financial statements are available (or, in the event the Lender Parties' due diligence review reveals material changes since such financial statements, as of a later date within 45 days of the day of the initial Borrowing), pro forma financial statements and forecasts prepared by management of the Borrower, in form and substance satisfactory to the Lender Parties, of balance sheets, of operations and stockholders' equity (deficit) and statements of cash flow on a monthly basis for the first year following the day of the initial Borrowing and on an annual basis for each year thereafter until the Termination Date.

                  (ix) A favorable opinion of Skadden, Arps, Slate, Meagher & Flom, counsel for the Loan Parties, in substantially the form of Exhibit E hereto and as to such other matters as any Lender Party through the Managing Agents may reasonably request.

                  (x) A favorable opinion of Shearman & Sterling, counsel for the Managing Agents, in form and substance satisfactory to the Managing Agents.

            SECTION 3.02. Conditions Precedent to Each Borrowing and Issuance. The obligation of each Appropriate Lender to make an Advance (other than a Letter of Credit Advance and other than a Swing Line Advance made by a Revolving Credit Lender pursuant to Section 2.02(b)) on the occasion of each Borrowing (including the initial Borrowing), and the obligation of each Issuing Bank to issue a Letter of Credit (including the initial issuance) and the right of the Borrower to request a Swing Line Borrowing, shall be subject to the further conditions precedent that on the date of such Borrowing or issuance:

             (a) the following statements shall be true (and each of the giving of the applicable Notice of Borrowing, Notice of Swing Line Borrowing or Notice of Issuance and the acceptance by the Borrower of the proceeds of such Borrowing or of such Letter of Credit shall constitute a representation and warranty by the Borrower that on the date of such Borrowing or issuance such statements are true):

                  (i) the representations and warranties contained in each Loan Document are correct in all material respects on and as of the date of such Borrowing or issuance, before and after giving effect to such Borrowing or issuance and to the application of the proceeds therefrom, as though made on and as of such date other than any such representations or warranties that, by their terms, refer to a specific date other than the date of such Borrowing or issuance, in which case such representations and warranties shall be correct as of such specific date, and

                  (ii) no event has occurred and is continuing, or would result from such Borrowing or from the application of the proceeds therefrom, that constitutes a Default; and

             (b) the Documentation Agent shall have received such other approvals or documents, if any, as any Appropriate Lender through the Documentation Agent may reasonably request.

             SECTION 3.03. Determinations Under Section 3.01. For purposes of determining compliance with the conditions specified in Section 3.01, each Lender Party shall be deemed to have consented to, approved or accepted or to be satisfied with each document or other matter required thereunder to be consented to or approved by or acceptable or satisfactory to the Lender Parties unless an officer of the Documentation Agent responsible for the transactions contemplated by Loan Documents shall have received notice from such Lender Party prior to the date that the Borrower, by notice to the Lenders, designates as the proposed Effective Date, specifying its objection thereto. The Paying Agent shall promptly notify the Lender Parties of the occurrence of the Effective Date.


                                  ARTICLE IV

                        REPRESENTATIONS AND WARRANTIES

            SECTION 4.01. Representations and Warranties of the Borrower. Each of Group and the Borrower represents and warrants as follows:

            (a) Each Loan Party (i) is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation, (ii) is duly qualified and in good standing as a foreign corporation in each other jurisdiction in which it owns or leases property or in which the conduct of its business requires it to so qualify or be licensed except where the failure to so qualify or be licensed would not have a Material Adverse Effect and (iii) has all requisite corporate power and authority to own or lease and operate its properties and to carry on its business as now conducted and as proposed to be conducted.

            (b) Set forth on Schedule 4.01(b) hereto is a complete and accurate list of all Subsidiaries of each Loan Party, showing as of the date hereof (as to each such Subsidiary) the jurisdiction of its incorporation, the number of shares of each class of capital stock authorized, and the number outstanding, on the date hereof and the percentage of the outstanding shares of each such class owned (directly or indirectly) by such Loan Party and the number of shares covered by all outstanding options, warrants, rights of conversion or purchase and similar rights at the date hereof. Each such Subsidiary (i) is a corporation duly organized or a limited liability corporation duly formed, validly existing and in good standing under the laws of the jurisdiction of its incorporation, (ii) is duly qualified and in good standing as a foreign corporation in each other jurisdiction in which it owns or leases property or in which the conduct of its business requires it to so qualify or be licensed except where the failure to so qualify or be licensed would not have a Material Adverse Effect and (iii) has all requisite corporate power and authority to own or lease and operate its properties and to carry on its business as now conducted and as proposed to be conducted.

            (c) The execution, delivery and performance by each Loan Party of this Agreement, the Notes and each other Loan Document to which it is or is to be a party, and the consummation of the transactions contemplated hereby, are within such Loan Party's corporate powers, have been duly authorized by all necessary corporate action, and do not (i) contravene such Loan Party's charter or by-laws, (ii) violate any law (including, without limitation, the Securities Exchange Act of 1934 and the Racketeer Influenced and Corrupt Organizations Chapter of the Organized Crime Control Act of 1970), rule, regulation (including, without limitation, Regulation X of the Board of Governors of the Federal Reserve System), order, writ, judgment, injunction, decree, determination or award, (iii) conflict with or result in the breach of, or constitute a default under, any contract, loan agreement, indenture, mortgage, deed of trust, lease or other instrument binding on or affecting any Loan Party, any of its Subsidiaries or any of their properties or (iv) result in or require the creation or imposition of any Lien upon or with respect to any of the properties of any Loan Party or any of its Subsidiaries. No Loan Party or any of its Subsidiaries is in violation of any such law, rule, regulation, order, writ, judgment, injunction, decree, determination or award or in breach of any such contract, loan agreement, indenture, mortgage, deed of trust, lease or other instrument, the violation or breach of which is or would be reasonably likely to have a Material Adverse Effect.

            (d) No authorization or approval or other action by, and no notice to or filing with, any governmental authority or regulatory body or any other third party is required for the due execution, delivery, recordation, filing or performance by any Loan Party of this Agreement, the Notes or any other Loan Document to which it is or is to be a party, or for the consummation of the transactions contemplated hereby.

            (e) This Agreement has been, and each of the Notes and each other Loan Document when delivered hereunder will have been, duly executed and delivered by each Loan Party party thereto. This Agreement is, and each of the Notes and each other Loan Document when delivered hereunder will be, the legal, valid and binding obligation of each Loan Party party thereto, enforceable against such Loan Party in accordance with its terms, except as enforcement may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors' rights generally and by general principles of equity (regardless of whether enforcement is sought in equity or at law).


            (f) The Consolidated balance sheets of Group and its Subsidiaries as at January 7, 1995, and the related Consolidated statements of operations, stockholders' equity and cash flow of Group and its Subsidiaries for the fiscal years then ended, accompanied by an opinion of Ernst & Young, independent public accountants, and the Consolidated balance sheet of Group and its Subsidiaries as at July 8, 1995, and the related Consolidated statements of operations, stockholders' equity and cash flow of Group and its Subsidiaries for the six months then ended, duly certified by the chief financial officer of Group, copies of which have been furnished to each Lender, fairly present, subject, in the case of said balance sheet as at July 8, 1995, and said statements of operations, stockholders' equity and cash flow for the six months then ended, to year-end audit adjustments, the Consolidated financial condition of Group and its Subsidiaries as at such dates and the Consolidated results of the operations of Group and its Subsidiaries for the periods ended on such dates, all in accordance with generally accepted accounting principles applied on a consistent basis, and since January 7, 1995, there has been no Material Adverse Change.

            (g) The Consolidated forecasted balance sheets and statements of operations, stockholders' equity and cash flows of Group and its Subsidiaries delivered to the Lenders pursuant to Section 3.01(h)(viii) or 5.01(j) were prepared in good faith on the basis of the assumptions stated therein, which assumptions were fair in the light of conditions existing at the time of delivery of such forecasts, and represented, at the time of delivery, the Borrower's best estimate of its future financial performance, provided, however, that such forecasts do not constitute a guaranty of future financial performance.

            (h) Neither the Information Memorandum (excluding the analyst's report contained therein which was not furnished by the Borrower) nor any other written information, exhibit or report furnished by any Loan Party to any Agent or Lender Party in connection with the negotiation of the Loan Documents or pursuant to the terms of the Loan Documents contained any untrue statement of a material fact or omitted to state a material fact necessary to make the statements made therein not misleading (after giving effect to any supplemental information that is furnished to such Agent or Lender Party which updates, amends or modifies the information set forth therein).

            (i) There is no action, suit, investigation, litigation or proceeding affecting any Loan Party or any of its Subsidiaries, including any Environmental Action, pending or threatened before any court, governmental agency or arbitrator that (i) purports to affect the legality, validity or enforceability of this Agreement, any Note or any other Loan Document or the consummation of the transactions contemplated hereby or (ii) is or would be reasonably likely to have a Material Adverse Effect.

            (j) No proceeds of any Advance will be used to acquire any equity security of a class that is registered pursuant to Section 12 of the Securities Exchange Act of 1934, as amended.

            (k) The Borrower is not engaged in the business of extending credit for the purpose of purchasing or carrying Margin Stock, and no proceeds of any Advance will be used to purchase or carry any Margin Stock or to extend credit to others for the purpose of purchasing or carrying any Margin Stock.

            (l) No ERISA Event has occurred or is reasonably expected to occur with respect to any Plan of any Loan Party or any of its ERISA Affiliates.

            (m) As of the last annual actuarial valuation date, the funded current liability percentage, as defined in Section 302(d)(8) of ERISA, of each Plan exceeds 90% and there has been no material adverse change in the funding status of any such Plan since such date.

            (n) Neither any Loan Party nor any of its ERISA Affiliates has incurred or is reasonably expected to incur any Withdrawal Liability to any Multiemployer Plan.

            (o) Neither any Loan Party nor any of its ERISA Affiliates has been notified by the sponsor of a Multiemployer Plan of any Loan Party or any of its ERISA Affiliates that such Multiemployer Plan is in reorganization or has been terminated, within the meaning of Title IV of ERISA, and no such Multiemployer Plan is reasonably expected to be in reorganization or to be terminated, within the meaning of Title IV of ERISA.

            (p) As of the date hereof, the aggregate annualized cost (including, without limitation, the cost of insurance premiums) with respect to post-retirement benefits under Welfare Plans for which the Loan Parties and their Subsidiaries are liable does not exceed $5,000,000.

            (q) Except as described on Schedule 4.01(q): (i) the operations and properties of each Loan Party and each of its Subsidiaries comply with all applicable Environmental Laws and all Environmental Permits have been obtained and are in effect for the operations and properties of each Loan Party and its Subsidiaries and each Loan Party and its Subsidiaries are in compliance with all such Environmental Permits, except for such noncompliance with applicable Environmental Laws or Environmental Permits or failure to have obtained Environmental Permits as would not be reasonably likely to have a Material Adverse Effect and
      (ii) no circumstances exist that are or would be reasonably likely to
      (i) form the basis of an Environmental Action against any Loan Party or any of its Subsidiaries or any of their properties or (ii) cause any such property to be subject to any restrictions on ownership, occupancy, use or transferability under any Environmental Law, that, in each case, would reasonably be likely to have a Material Adverse Effect.

            (r) Except as described on Schedule 4.01(r), none of the properties of any Loan Party or any of its Subsidiaries is listed or, to the Borrower's knowledge, proposed for listing on the National Priorities List under CERCLA or any analogous state list of sites requiring investigation or cleanup, and no underground storage tanks, as such term is defined in 42 U.S.C.Section 6991, are located on any property of any Loan Party or any of its Subsidiaries in violation of any applicable Environmental Laws.

            (s) Except as described on Schedule 4.01(s), neither any Loan Party nor any of its Subsidiaries has transported or arranged for the transportation of any Hazardous Materials to any location that is listed or proposed for listing on the National Priorities List under CERCLA or any analogous state list, Hazardous Materials have not been generated, used, treated, handled, stored or disposed of on, or released or transported to or from, any property of any Loan Party or any of its Subsidiaries, by any Loan Party or any of its Subsidiaries or, to the knowledge of the Borrower, by any other third party, except in material compliance with all applicable Environmental Laws and Environmental Permits, and all other wastes generated at any such properties by any Loan Party or any of its Subsidiaries or, to the knowledge of the Borrower, by any other third party, have been disposed of in compliance with all Environmental Laws and Environmental Permits, except, in each of the above circumstances, where actions or activities not in conformance with this representation would not be reasonably likely to have a Material Adverse Effect.

            (t) Each of Group and each of its Subsidiaries has filed all income tax returns (federal, state, local and foreign) required to be filed by it, and all other material tax returns (federal, state, local and foreign), and has paid or caused to be paid all taxes shown thereon to be due for the periods covered thereby, including interest and penalties, or provided reserves for payment thereof to the extent required under GAAP, other than taxes being contested in good faith and by appropriate proceedings with respect to which adequate reserves in accordance with GAAP have been established and except where failure to so file or pay would not have a Material Adverse Effect.

            (u) Neither any Loan Party nor any of its Subsidiaries is an "investment company," or an "affiliated person" of, or "promoter" or "principal underwriter" for, an "investment company," as such terms are defined in the Investment Company Act of 1940, as amended. Neither the making of any Advances, nor the issuance of any Letters of Credit, nor the application of the proceeds or repayment thereof by the Borrower, nor the consummation of the other transactions contemplated hereby, will violate any provision of such Act or any rule, regulation or order of the Securities and Exchange Commission thereunder.


                                   ARTICLE V

                           COVENANTS OF THE BORROWER

            SECTION 5.01. Affirmative Covenants. So long as any Advance shall remain unpaid, any Letter of Credit shall be outstanding or any Lender Party shall have any Commitment hereunder, Group and the Borrower will:

            (a) Compliance with Laws, Etc. Comply, and cause each of its Subsidiaries to comply, in all material respects, with all applicable laws, rules, regulations and orders, such compliance to include, without limitation, compliance with ERISA and Environmental Laws, except where the failure so to comply would not have a Material Adverse Effect.

            (b) Payment of Taxes, Etc. Pay and discharge, and cause each of its Subsidiaries to pay and discharge, before the same shall become delinquent, (i) all taxes, assessments and governmental charges or levies imposed upon it or upon its property and (ii) all lawful claims that, if unpaid, would reasonably be likely to by law become a Lien upon its property; provided, however, that neither the Borrower nor any of its Subsidiaries shall be required to pay or discharge any such tax, assessment, charge or claim that is being contested in good faith and by proper proceedings and as to which appropriate reserves are being maintained, unless and until any Lien resulting therefrom attaches to its property and becomes enforceable against its other creditors so long as any such amount, when taken together with any amount required to be paid as described in clause (b) of the definition of "Permitted Liens", shall not exceed $10 million.

            (c) Maintenance of Insurance. Maintain, and cause each of its Subsidiaries to maintain, insurance with responsible and reputable insurance companies or associations in such amounts and covering such risks as is usually carried by companies engaged in similar businesses and owning similar properties in the same general areas in which the Borrower or such Subsidiary operates.

            (d) Preservation of Corporate Existence, Etc. Preserve and maintain, and cause each of its Subsidiaries to preserve and maintain, its corporate existence, rights (charter and statutory) and franchises; provided, however, that Group and its Subsidiaries may consummate any merger, consolidation or voluntary dissolution or liquidation permitted under Section 5.02(b).

            (e) Visitation Rights. At any reasonable time and from time to time, permit any Agent or any of the Lender Parties or any agents or representatives thereof, upon reasonable notice to the Borrower to examine and make copies of and abstracts from the records and books of account of, and visit the properties of, the Borrower and any of its Subsidiaries, and to discuss the affairs, finances and accounts of the Borrower and any of its Subsidiaries with any of their officers or directors and with their independent certified public accountants.

            (f) Keeping of Books. Keep, and cause each of its Subsidiaries to keep, proper books of record and account, in which full and correct entries shall be made of all financial transactions and the assets and business of the Borrower and each such Subsidiary in accordance with generally accepted accounting principles in effect from time to time.

            (g) Maintenance of Properties, Etc. Maintain and preserve, and cause each of its Subsidiaries to maintain and preserve, all of its properties that are used or useful in the conduct of its business in good working order and condition, ordinary wear and tear excepted.

            (h) Transactions with Affiliates. Conduct, and cause each of its Subsidiaries to conduct, (i) other than with respect to transactions between the Borrower and its wholly owned Subsidiaries, all transactions otherwise permitted under the Loan Documents with any of their Affiliates on terms that are fair and reasonable and no less favorable to the Borrower or such Subsidiary than it would obtain in a comparable arm's-length transaction with a Person not an Affiliate and (ii) with respect to transactions between the Borrower and its wholly owned Subsidiaries, all transactions otherwise permitted under the Loan Documents on terms that are no less favorable to the Borrower than it would obtain in a comparable arm's-length transaction with a Person not an Affiliate, provided, however, that the foregoing restrictions shall not apply to transactions pursuant to any agreement referred to in Section 5.02(a)(ii) and provided, further, that the Borrower shall not engage in any transaction with any such Subsidiary that would render such Subsidiary insolvent or cause a default under, or a breach of, any material contract to which such Subsidiary is a party.

            (i) Implied Senior Rating. No less frequently than once during every Fiscal Year, obtain from S&P (or, if unavailable, from Moody's) an update of the Implied Senior Rating and deliver a letter to the Managing Agents from S&P (or Moody's, as the case may be) advising the Managing Agents of the current Implied Senior Rating.

            (j)   Reporting Requirements.  Furnish to the Lenders:

                  (i) as soon as available and in any event within 45 days after the end of each of the first three quarters of each Fiscal Year, Consolidated and consolidating balance sheets of Group and its Subsidiaries as of the end of such quarter and Consolidated and consolidating statements of income and Consolidated statements of cash flows of Group and its Subsidiaries for the period commencing at the end of the previous fiscal year and ending with the end of such quarter, duly certified (subject to year-end audit adjustments) by the chief financial officer of the Borrower as having been prepared in accordance with generally accepted accounting principles and a certificate of the chief financial officer of Group as to compliance with the terms of this Agreement and setting forth in reasonable detail the calculations necessary to demonstrate compliance with Section 5.03, provided that in the event of any change in GAAP used in the preparation of such financial statements, the Borrower shall also provide, if necessary for the determination of compliance with Section 5.03, a statement of reconciliation conforming such financial statements to GAAP;

                  (ii) as soon as available and in any event within 90 days after the end of each Fiscal Year of Group, a copy of the annual audit report for such year for Group and its Subsidiaries, containing Consolidated balance sheet of Group and its Subsidiaries as of the end of such fiscal year and Consolidated statements of income and cash flows of the Borrower and its Subsidiaries for such Fiscal Year, in each case accompanied by an opinion acceptable to the Required Lenders by any Approved Accounting Firm or by other independent public accountants acceptable to the Required Lenders, and a certificate of the chief financial officer or Group as to compliance with the terms of this Agreement setting forth in reasonable detail the calculations necessary to demonstrate compliance with Section 5.03 provided that in the event of any change in GAAP used in the preparation of such financial statements, the Borrower shall also provide, if necessary for the determination of compliance with Section 5.03, a statement of reconciliation conforming such financial statements to GAAP;

                  (iii) as soon as available and in any event no later than 45 days after the end of each Fiscal Year, forecasts prepared by management of the Borrower, in form satisfactory to the Managing Agents, of balance sheets, income statements and cash flow statements on a monthly basis for the fiscal year following such fiscal year then ended and on an annual basis for each fiscal year thereafter until the Termination Date;

                  (iv) as soon as possible and in any event within two Business Days after the occurrence of each Default continuing on the date of such statement, a statement of the chief financial officer of the Borrower setting forth details of such Default and the action that the Borrower has taken and proposes to take with respect thereto;

                  (v) promptly after the sending or filing thereof, copies of all reports that the Borrower sends to any of its securityholders, and copies of all reports and registration statements that Group or any Subsidiary files with the Securities and Exchange Commission or any national securities exchange;

                  (vi) promptly after the commencement thereof, notice of all actions and proceedings before any court, governmental agency or arbitrator affecting the Borrower or any of its Subsidiaries of the type described in Section 4.01(i);

                  (vii) (i) promptly and in any event within 10 days after the
            Borrower or any ERISA Affiliate knows or has reason to know that any ERISA Event has occurred, a statement of the chief financial officer of the Borrower describing such ERISA Event and the action, if any, that the Borrower or such ERISA Affiliate has taken and proposes to take with respect thereto and (ii) on the date any records, documents or other information must be furnished to the PBGC with respect to any Plan pursuant to Section 4010 of ERISA, a copy of such records, documents and information;

                  (viii)promptly and in any event within two Business Days
            after receipt thereof by the Borrower or any ERISA Affiliate, copies of each notice from the PBGC stating its intention to terminate any Plan or to have a trustee appointed to administer any Plan;

                  (ix) promptly and in any event within 30 days after the receipt thereof by the Borrower or any ERISA Affiliate, a copy of the annual actuarial report for each Plan the funded current liability percentage (as defined in Section 302(d)(8) of ERISA) of which is less than 90% or the unfunded current liability of which exceeds $5,000,000;

                  (x) promptly and in any event within five Business Days after receipt thereof by the Borrower or any ERISA Affiliate from the sponsor of a Multiemployer Plan, copies of each notice concerning (A) the imposition of Withdrawal Liability by any such Multiemployer Plan, (B) the reorganization or termination, within the meaning of Title IV of ERISA, of any such Multiemployer Plan or (C) the amount of liability incurred, or that may be incurred, by the Borrower or any ERISA Affiliate in connection with any event described in clause (A) or (B);

                  (xi) promptly after the assertion or occurrence thereof, notice of any Environmental Action against or of any noncompliance by Group or any of its Subsidiaries with any Environmental Law or Environmental Permit that would reasonably be expected to have a Material Adverse Effect;

                  (xii) within five Business Days after receipt thereof by any
            Loan Party, copies of each notice from S&P (or Moody's, if S&P has ceased to provided Implied Senior Ratings) indicating any change in the Implied Senior Rating;

                  (xiii)such other information respecting the Borrower or any of its Subsidiaries as any Lender Party through the Managing Agents may from time to time reasonably request.

            (k) Covenant To Guarantee Obligations. At such time as any new direct or indirect Domestic Subsidiary is formed or acquired, cause such new Subsidiary that is a wholly owned Subsidiary to (i) within 10 days thereafter or such later time as the Borrower and the Documentation Agent shall agree (but in any event no later than 30 additional days thereafter), duly execute and deliver to the Documentation Agent guarantees, in substantially the form of Exhibit G and otherwise in form and substance reasonably satisfactory to the Documentation Agent, guaranteeing the Borrower's Obligations under the Loan Documents, provided, however, that the foregoing shall not apply to (A) joint ventures or (B) any Subsidiary organized solely for the purpose of entering into any agreements and transactions referred to in Section 5.02(a)(ii) to the extent that such agreements require that such Subsidiary not be a Guarantor hereunder, and (ii) within 30 days thereafter or such later time as the Borrower and the Documentation Agent shall agree (but in any event no later than 30 additional days thereafter), deliver to the Documentation Agent a signed copy of a favorable opinion, addressed to the Documentation Agent, of counsel for the Loan Parties acceptable to the Documentation Agent as to the documents contained in clause (i) above, as to such guarantees being legal, valid and binding obligations of such Subsidiaries enforceable in accordance with their terms and as to such other matters as the Documentation Agent may reasonably request.

            SECTION 5.02. Negative Covenants. So long as any Advance shall remain unpaid, any Letter of Credit shall be outstanding or any Lender Party shall have any Commitment hereunder, neither Group nor the Borrower will at any time:

            (a) Liens, Etc. Create or suffer to exist, or permit any of its Subsidiaries to create, incur, assume or suffer to exist, any Lien on or with respect to any of its properties of any character, whether now owned or hereafter acquired, or assign, or permit any of its Subsidiaries to assign, any right to receive income, other than:

                  (i)   Permitted Liens,

                  (ii) Liens on receivables of any kind (and in property securing or otherwise supporting such receivables) in connection with agreements for limited recourse sales by the Borrower or any of its Subsidiaries for cash of such receivables or interests therein, provided that (A) any such agreement is of a type and on terms customary for comparable transactions in the good faith judgment of the Board of Directors of the Borrower, (B) such agreement does not create any interest in any asset other than receivables (and property securing or otherwise supporting such receivables) and proceeds of the foregoing, and (C) on any date of determination, the aggregate face value of such receivables shall not exceed at any time outstanding $150,000,000.

                  (iii) other Liens securing Debt in an aggregate principal
            amount outstanding at any time not to exceed 15% of Consolidated net tangible assets of Group and its Subsidiaries at such time.

            (b) Mergers, Etc. Merge into or consolidate with any Person or permit any Person to merge into it, or permit any of its Subsidiaries to do so or to voluntarily liquidate, except that (i) any Domestic Subsidiary of Group may merge into or consolidate with any other Domestic Subsidiary of Group, provided that the person formed thereby shall be a direct or indirect wholly owned Domestic Subsidiary of Group,
      (ii) any Foreign Subsidiary of Group may merge into or consolidate with any other Foreign Subsidiary of Group, provided that the Person formed thereby shall be a direct or indirect wholly owned Foreign Subsidiary of Group, (iii) any Domestic Subsidiary of Group may merge into or consolidate with Group, (iv) the Borrower may merge into or consolidate with any other Person so long as the Borrower is the surviving corporation and (v) any Subsidiary of Group may voluntarily liquidate and distribute its assets to Group or any direct or indirect wholly owned Domestic Subsidiary of Group, provided, in each case, that no Default shall have occurred and be continuing at the time of such proposed transaction or would result therefrom.

            (c) Debt. Create, incur, assume or suffer to exist, or permit any of its Subsidiaries to create, incur, assume or suffer to exist, any Debt other than:

                  (i)   Debt under the Loan Documents;

                  (ii) Debt secured by Liens permitted by Section 5.02(a)(iii) hereof;

                  (iii) Debt incurred on terms customary for comparable
            transactions in the good faith judgment of the Board of Directors of the Borrower in connection with any obligation under or resulting from any agreement referred to in Section 5.02(a)(ii);

                  (iv) Debt of Foreign Subsidiaries (and, without duplication, guarantees thereof) not to exceed an aggregate of $50,000,000 outstanding at any time, in addition to existing Debt of Foreign Subsidiaries set forth on Schedule 5.02(c);

                  (v) unsecured Debt (other than letters of credit) of the Borrower, Group or any Domestic Subsidiary that is a Guarantor;

                  (vi) Debt under the Trade Credit Facility in an aggregate principal amount not to exceed $100,000,000 at any time outstanding;

                  (vii) Letters of credit, including letters of credit which may be secured pursuant to Liens permitted by Section 5.02(a)(iii), and any refinancing or renewals thereof, in an aggregate stated amount not to exceed $100,000,000 at any time outstanding in addition to amounts outstanding under the Letter of Credit Facility;

                  (viii)Debt secured by Liens permitted by Section 5.02(a)(i)
            hereof, but not any increase in amount thereof;

                  (ix) Debt under the 364-Day Revolving Credit Facility and guarantees thereof, and any refinancing or renewals thereof;

                  (x) in the case of any of its Subsidiaries, Debt owing to Group or to any of its Subsidiaries; and

                  (xi) Debt of Group or any of its Subsidiaries permitted under Section 5.02(f).

      No incurrence of Debt shall be permitted unless the Borrower shall be in compliance with each of the covenants set forth in Section 5.03 both before and after giving effect thereto.

            (d) Sales, Etc. of Assets. Sell, lease, transfer or otherwise dispose of, or permit any of its Subsidiaries to sell, lease, transfer or otherwise dispose of, any assets, or grant any option or other right to purchase, lease or otherwise acquire any assets, except:

                  (i) sales of inventory in the ordinary course of its business;

                  (ii) sales, leases, transfers or other disposals of assets, or grants of any option or other right to purchase, lease or otherwise acquire assets, following the Effective Date for fair value (valued at the time of any such sale, lease, transfer or other disposal), in an aggregate amount from the Effective Date not to exceed 10% of the total consolidated assets of the Borrower and its Subsidiaries as valued at September 30, 1995, the fair value of such assets shall have been determined in good faith by the Board of Directors of the Borrower;

                  (iii) sales of assets on terms customary for comparable
            transactions in the good faith judgment of the Board of Directors of the Borrower pursuant to agreements referred to in Section 5.02(a)(ii);

                  (iv) transfers of assets between Group and its Subsidiaries, and, in the case of the Borrower, subject to Section 5.02(g)(ii);

                  (v)   sales of assets listed on Schedule 5.02(d) hereto;

                  (vi) sales of assets and properties of Group and its Subsidiaries in connection with sale-leaseback transactions otherwise permitted hereunder (including, without limitation, under Section 5.02(c));

                  (vii) the sale or discount of accounts (A) owing by Persons incorporated, residing or having their principal place of business in the United States in an aggregate amount not exceeding $5,000,000 in face amount per calendar year or (B) that are past due by more than 90 days, provided that the sale or discount of such accounts is in the ordinary course of the Borrower's business and consistent with prudent business practices;

                  (viii)the licensing of trademarks and trade names by the
            Borrower or any of its Subsidiaries in the ordinary course of its business, provided that such licensing takes place on an arm's-length basis; and

                  (ix) the rental by the Borrower and its Subsidiaries, as lessors, in the ordinary course of their respective businesses, on an arm's-length basis, of real property consisting of showrooms, retail space, administrative space and other real property, in each case under leases (other than Capitalized Leases).

            (e) Dividends, Etc. Declare or make any dividend payment or other distribution of assets, properties, cash, rights, obligations or securities on account of any shares of any class of capital stock of Group, or purchase, redeem or otherwise acquire for value (or permit any of its Subsidiaries to do so) any shares of any class of capital stock of Group or any warrants, rights or options to acquire any such shares, now or hereafter outstanding, except that, so long as no Default shall have occurred and be continuing at the time of any action described below or would result therefrom, Group may (i) declare and make any dividend payment or other distribution payable in capital stock of Group (including stock splits), (ii) purchase, redeem or otherwise acquire shares of its capital stock or warrants, rights or options to acquire any such shares with the proceeds received from the substantially concurrent issue of new shares of its capital stock, (iii) declare or pay cash dividends or other distributions to its stockholders or purchase, redeem, retire, defease or otherwise acquire shares of its capital stock or warrants, rights or options to acquire any such shares for cash solely out of 50% of the net income of Group and its Subsidiaries beginning with the Fiscal Year ended on or about December 31, 1993 and computed on a cumulative Consolidated basis, plus the proceeds of Capital Stock Issuances by Group completed after the Effective Date, (iv) purchase, redeem or otherwise acquire or issue or sell shares of its capital stock or warrants, rights or options to acquire any such shares in each case pursuant to such management, employee or director stock option or stock purchase programs as are approved by the Board of Directors of Group and, if required by law, the shareholders of Group, and (v) issue stock to effect Investments permitted by and subject to the terms of Sections 5.02(f) and (g).

            (f) Investments in Other Persons. Make or hold, or permit any of its Subsidiaries to make or hold, any Investment in any Person other than:

                  (i) Investments by Group in its wholly owned Foreign Subsidiaries in a net aggregate amount (after giving effect to any dividends or other returns of capital received from any such Foreign Subsidiaries) invested from the date hereof not to exceed $125,000,000;

                  (ii) Investments by Group in its wholly owned Domestic Subsidiaries;

                  (iii) the Guaranties;

                  (iv)  Investments in Cash Equivalents;

                  (v) other Investments in a net aggregate amount (after giving effect to any dividends or other returns of capital) invested from the date hereof not to exceed $50,000,000;

                  (vi) endorsement of negotiable instruments for deposit or collection in the ordinary course of business;

                  (vii) Investments representing stock or obligations issued to Group or any of its Subsidiaries in settlement of claims against any other Person by reason of a composition or readjustment of debt or a reorganization of any debtor of Group or such Subsidiary;

                  (viii) Investments representing the Debt of any Person owing as a result of the sale by Group or any of its Subsidiaries in the ordinary course of business of products or services (on customary trade terms);

                  (ix) loans or advances, not to exceed $10,000,000 in the aggregate at any one time outstanding, to (A) employees of the Borrower and its Subsidiaries as travel advances, short-term loans or relocation expenses, and (B) to employees and independent sales representatives as commission advances;

                  (x) Investments outstanding on the date hereof and described on Schedule 5.02(f), but not any additional investments therein (other than as set forth thereon);

                  (xi) Investments represented by the L/C Cash Collateral Account and the other bank accounts permitted hereunder;

                  (xii) Investments in Star/Warnaco International, a Cayman
            Islands general partnership, or other ventures reasonably related thereto, in a net aggregate amount (after giving effect to any dividends or other returns of capital) invested from the date hereof not to exceed $5,000,000 from the date hereof;

                  (xiii)Investments made with the capital stock of Group or
            any of its Subsidiaries or with the proceeds of any Capital Stock Issuance by Group; and

                  (xiv) Investments otherwise permitted under Section 5.02(c).

            (g) Nature of Business. (i) Make, or permit any of its Subsidiaries to make, (A) any change in the nature of its business as carried on at the date hereof in a manner materially adverse to the Agents and the Lender Parties or (B) any investments, including, without limitation, Investments other than in apparel manufacturing or wholesaling businesses or apparel accessories manufacturing or wholesaling businesses (or in related retail businesses on a basis consistent with past practices) except pursuant to Sections 5.02(f)(v) and (xii), or (ii) transfer, in aggregate from the Effective Date, from the Borrower to Group or to any of the Subsidiaries of Group other than the Borrower operating assets (valued at the time of any such transfer) in excess of 20% of the Consolidated assets of Group and its Subsidiaries as valued at September 30, 1995, provided, however, that the limitation of this clause (ii) shall not apply to mergers, consolidations or liquidations permitted under Section 5.02(b).

            (h) Accounting Changes. Make or permit, or permit any of its Subsidiaries to make or permit, any change in accounting policies (except as required or permitted by the Financial Accounting Standards Board or generally accepted accounting principles), reporting practices or Fiscal Year.

            SECTION 5.03. Financial Covenants. So long as any Advance shall remain unpaid, any Letter of Credit shall be outstanding or any Lender Party shall have any Commitment hereunder, Group and the Borrower will:

            (a) Minimum Net Worth. Maintain at all times during each Fiscal Quarter Net Worth of not less than $225,000,000, plus 50% of cumulative Consolidated net income (if any) but without deduction for net losses, of Group and its Subsidiaries (with cumulative Consolidated net income calculated from January 7, 1995 through the date on which Group receives an Implied Senior Rating of A-), plus the aggregate amount of any additions to the Consolidated stockholders' equity of Group and its Subsidiaries made during such period as a result of any Capital Stock Issuance.

            (b) Leverage Ratio. Maintain, as of the end of each Fiscal Quarter, a ratio of Total Debt to the sum of Total Debt plus Net Worth of not greater than the amount set forth below for each period set forth below:

          Fiscal Quarter
          Ending On Or About                         Ratio
          ------------------                         -----

          December 31, 1995                        0.550:1.00
          March 31, 1996                           0.550:1.00
          June 30, 1996                            0.550:1.00
          September 30, 1996                       0.550:1.00
          December 31, 1996 and thereafter         0.500:1.00

            (c) Fixed Charge Coverage Ratio. Maintain, as of the end of each period of four consecutive Fiscal Quarters, a Fixed Charge Coverage Ratio of not less than the amount set forth below for each period set forth below:

          Four Consecutive Fiscal Quarter
          Period Ending On Or About                   Ratio
          --------------------------------            -----

          December 31, 1995                        1.20:1.00
          March 31, 1996                           1.20:1.00
          June 30, 1996                            1.20:1.00
          September 30, 1996                       1.20:1.00
          December 31, 1996                        1.20:1.00
          March 31, 1997                           1.25:1.00
          June 30, 1997                            1.25:1.00
          September 30, 1997                       1.25:1.00
          December 31, 1997                        1.25:1.00
          March 31, 1998                           1.25:1.00
          June 30, 1998                            1.25:1.00
          September 30, 1998                       1.25:1.00
          December 31, 1998                        1.25:1.00
          March 31, 1999 and thereafter            1.30:1.00


                                  ARTICLE VI

                               EVENTS OF DEFAULT

            SECTION 6.01. Events of Default. If any of the following events ("Events of Default") shall occur and be continuing:

            (a) The Borrower shall fail to pay any principal of any Advance when the same becomes due and payable; or the Borrower or any other Loan Party shall fail to pay any interest on any Advance or make any other payment of fees or other amounts payable under any Loan Document within three Business Days after the same becomes due and payable; or

            (b) Any representation or warranty made by any Loan Party (or any of its officers) under or in connection with any Loan Document shall prove to have been incorrect in any material respect when made; or

            (c) (i) Group or the Borrower shall fail to perform or observe any term, covenant or agreement contained in Section 5.01(d) or (k),
      5.02 or 5.03, or (ii) any Loan Party shall fail to perform or observe any other term, covenant or agreement contained in any Loan Document on its part to be performed or observed if such failure shall remain unremedied for 30 days (A) after written notice thereof shall have been given to the Borrower by any Agent or any Lender or (B) after any officer of the Borrower obtains knowledge thereof; or

            (d) Any Loan Party or any of its Subsidiaries shall fail to pay any principal of or premium or interest on any Debt that is outstanding in a principal or notional amount of at least $10,000,000 in the aggregate (but excluding Debt outstanding hereunder) of such Loan Party or such Subsidiary (as the case may be), when the same becomes due and payable (whether by scheduled maturity, required prepayment, acceleration, demand or otherwise), and such failure shall continue after the applicable grace period, if any, specified in the agreement or instrument relating to such Debt; or any other event shall occur or condition shall exist under any agreement or instrument relating to any such Debt and shall continue after the applicable grace period, if any, specified in such agreement or instrument, if the effect of such event or condition is to accelerate, or to permit the acceleration of, the maturity of such Debt; or any such Debt shall be declared to be due and payable, or required to be prepaid or redeemed (other than by a regularly scheduled required prepayment or redemption [or other than as a result of any event which provides cash to such Loan Party in an amount sufficient to satisfy such redemption or prepayment]), purchased or defeased, or an offer to prepay, redeem, purchase or defease such Debt shall be required to be made, in each case prior to the stated maturity thereof; or

            (e) Group, the Borrower or any of their Material Subsidiaries (or any group of Subsidiaries which, in the aggregate, would constitute a Material Subsidiary) shall generally not pay its debts as such debts become due, or shall admit in writing its inability to pay its debts generally, or shall make a general assignment for the benefit of creditors; or any proceeding shall be instituted by or against any Group, the Borrower or any of their Subsidiaries (or any group of Subsidiaries which, in the aggregate, would constitute a Material Subsidiary) seeking to adjudicate it a bankrupt or insolvent, or seeking liquidation, winding up, reorganization, arrangement, adjustment, protection, relief, or composition of it or its debts under any law relating to bankruptcy, insolvency or reorganization or relief of debtors, or seeking the entry of an order for relief or the appointment of a receiver, trustee, custodian or other similar official for it or for any substantial part of its property and, in the case of any such proceeding instituted against it (but not instituted by it), either such proceeding shall remain undismissed or unstayed for a period of 30 days, or any of the actions sought in such proceeding (including, without limitation, the entry of an order for relief against, or the appointment of a receiver, trustee, custodian or other similar official for, it or for any substantial part of its property) shall occur; or such Loan Party or any of its Subsidiaries shall take any corporate action to authorize any of the actions set forth above in this subsection (e); or

            (f) Any judgment or order for the payment of money in excess of $10,000,000 shall be rendered against any Loan Party or any of its Subsidiaries and either (i) enforcement proceedings shall have been commenced by any creditor upon such judgment or order or (ii) there shall be any period of 10 consecutive days during which a stay of enforcement of such judgment or order, by reason of a pending appeal or otherwise, shall not be in effect unless the payment of such judgment or order is covered by insurance and such insurance coverage is not in dispute.

            (g) Any non-monetary judgment or order shall be rendered against any Loan Party or any of its Subsidiaries that could be reasonably expected to have a Material Adverse Effect, and there shall be any period of 10 consecutive days during which a stay of enforcement of such judgment or order, by reason of a pending appeal or otherwise, shall not be in effect; or

            (h) any provision of any Loan Document, after delivery thereof pursuant to Section 3.01 or 5.01(k), shall for any reason cease to be valid and binding on or enforceable against any Loan Party party to it, or any such Loan Party shall so state in writing; or

            (i) (A) Group shall at any time cease to have legal and beneficial ownership of 100% of the capital stock of the Borrower (except if such parties shall merge); or (B) any Person, or two or more Persons acting in concert, shall have acquired beneficial ownership (within the meaning of Rule 13d-3 of the Securities and Exchange Commission under the Securities Exchange Act of 1934), directly or indirectly, of Voting Stock of Group (or other securities convertible into such Voting Stock) representing 25% or more of the combined voting power of all Voting Stock of Group (other than Excluded Persons); or (C) any Person, or two or more Persons acting in concert shall have acquired by contract or otherwise, or shall have entered into a contract or arrangement that, upon consummation, will result in its or their acquisition of, the power to exercise, directly or indirectly, a controlling influence over the management or policies of Group, or control over Voting Stock of Group (or other securities convertible into such securities) representing 25% or more of combined voting power of all Voting Stock of Group (other than Excluded Persons); or (D) Linda J. Wachner (or, in the case of her death or disability, another officer or officers of comparable experience and ability selected by the Borrower within 180 days thereafter after consultation with the Managing Agents) shall cease to be Chairman and Chief Executive Officer of Group and the Borrower); or

            (j) any ERISA Event shall have occurred with respect to a Plan of any Loan Party or any of its ERISA Affiliates, and the sum (determined as of the date of occurrence of such ERISA Event) of the Insufficiency of such Plan and the Insufficiency of any and all other Plans of the Loan Parties and their ERISA Affiliates with respect to which an ERISA Event shall have occurred and then exist (or the liability of the Loan Parties and their ERISA Affiliates related to such ERISA Event) exceeds $10,000,000; or

            (k) any Loan Party or any of its ERISA Affiliates shall be in default, as defined in Section 4219(c)(5) of ERISA, with respect to any payment of Withdrawal Liability, and the sum of the outstanding balance of such Withdrawal Liability and the outstanding balance of any other Withdrawal Liability that any Loan Party or any of its ERISA Affiliates has incurred exceeds $10,000,000; or

            (l) any Loan Party or any of its ERISA Affiliates shall have been notified by the sponsor of a Multiemployer Plan of any Loan Party or any of its ERISA Affiliates, that such Multiemployer Plan is in reorganization or is being terminated, within the meaning of Title IV of ERISA, and, as a result of such reorganization or termination, the aggregate annual contributions of the Loan Parties and their ERISA Affiliates to all Multiemployer Plans that are then in reorganization or being terminated have been or will be increased over the amounts contributed to such Multiemployer Plans, for the plan years of such Multiemployer Plans immediately preceding the plan year in which such reorganization or termination occurs, by an amount exceeding $10,000,000;


then, and in any such event, the Managing Agents (i) shall at the request, or may with the consent, of the Required Lenders, by notice to the Borrower, declare the obligation of each Appropriate Lender to make Advances (other than Letter of Credit Advances by an Issuing Bank or a Revolving Credit Lender pursuant to Section 2.03(c) and Swing Line Advances by a Revolving Credit Lender pursuant to Section 2.02(b)) and of each Issuing Bank to issue Letters of Credit to be terminated, whereupon the same shall forthwith terminate, and
(ii) shall at the request, or may with the consent, of the Required Lenders,
(A) by notice to the Borrower, declare the Notes, all interest thereon and all other amounts payable under this Agreement and the other Loan Documents to be forthwith due and payable, whereupon the Notes, all such interest and all such amounts shall become and be forthwith due and payable, without presentment, demand, protest or further notice of any kind, all of which are hereby expressly waived by the Borrower and (B) by notice to each party required under the terms of any agreement in support of which a Standby Letter of Credit is issued, request that all Obligations under such agreement be declared to be due and payable; provided, however, that in the event of an actual or deemed entry of an order for relief with respect to any Loan Party or any of its Material Subsidiaries (or any group of Subsidiaries which, in the aggregate, would constitute a Material Subsidiary) under the Federal Bankruptcy Code, (x) the obligation of each Lender to make Advances (other than Letter of Credit Advances by the Issuing Bank or a Revolving Credit Lender pursuant to Section 2.03(c) and Swing Line Advances by a Revolving Credit Lender pursuant to Section 2.02(b)) and of each Issuing Bank to issue Letters of Credit shall automatically be terminated and (y) the Notes, all such interest and all such amounts shall automatically become and be due and payable, without presentment, demand, protest or any notice of any kind, all of which are hereby expressly waived by the Borrower.

            SECTION 6.02. Actions in Respect of the Letters of Credit upon Default. If any Event of Default shall have occurred and be continuing, the Managing Agents may, or shall at the request of the Required Lenders, irrespective of whether they are taking any of the actions described in
Section 6.01 or otherwise, make demand upon the Borrower to, and forthwith upon such demand the Borrower will, pay to the Paying Agent on behalf of the Lender Parties in same day funds at the Paying Agent's office designated in such demand, for deposit in the L/C Cash Collateral Account, an amount equal to the aggregate Available Amount of all Letters of Credit then outstanding. If at any time the Managing Agents determine that any funds held in the L/C Cash Collateral Account are subject to any right or claim of any Person other than the Agents and the Lender Parties or that the total amount of such funds is less than the aggregate Available Amount of all Letters of Credit, the Borrower will, forthwith upon demand by the Managing Agents, pay to the Paying Agent, as additional funds to be deposited and held in the L/C Cash Collateral Account, an amount equal to the excess of (a) such aggregate Available Amount over (b) the total amount of funds, if any, then held in the L/C Cash Collateral Account that the Managing Agents determine to be free and clear of any such right and claim.


                                  ARTICLE VII

                                  THE AGENTS

            SECTION 7.01. Authorization and Action. Each Lender Party hereby appoints and authorizes each Agent to take such action as agent on its behalf and to exercise such powers and discretion under this Agreement and the other Loan Documents as are delegated to such Agent by the terms hereof, together with such powers and discretion as are reasonably incidental thereto. As to any matters not expressly provided for by this Agreement and the other Loan Documents (including, without limitation, enforcement or collection of the Notes), each Agent shall not be required to exercise any discretion or take any action, but shall be required to act or to refrain from acting (and shall be fully protected in so acting or refraining from acting) upon the instructions of the Required Lenders, and such instructions shall be binding upon all Lender Parties and all holders of Notes; provided, however, that no Agent shall be required to take any action that exposes such Agent to personal liability or that is contrary to this Agreement or applicable law. Each Agent agrees to give to each Lender prompt notice of each notice given to it by the Borrower pursuant to the terms of this Agreement.

            SECTION 7.02. Agents' Reliance, Etc. None of the Agents nor any of their directors, officers, agents or employees shall be liable for any action taken or omitted to be taken by it or them under or in connection with this Agreement and the other Loan Documents, except for its or their own gross negligence or willful misconduct. Without limitation of the generality of the foregoing, each Agent: (i) may treat the payee of any Note as the holder thereof until the Documentation Agent receives and accepts an Assignment and Acceptance entered into by the Lender that is the payee of such Note, as assignor, and an Eligible Assignee, as assignee, as provided in Section 8.07;
(ii) may consult with legal counsel (including counsel for any Loan Party), independent public accountants and other experts selected by it and shall not be liable for any action taken or omitted to be taken in good faith by it in accordance with the advice of such counsel, accountants or experts; (iii) makes no warranty or representation to any Lender Party and shall not be responsible to any Lender Party for any statements, warranties or representations (whether written or oral) made in or in connection with this Agreement and the other Loan Documents; (iv) shall not have any duty to ascertain or to inquire as to the performance or observance of any of the terms, covenants or conditions of this Agreement and the other Loan Documents on the part of any Loan Party or to inspect the property (including the books and records) of any Loan Party (v) shall not be responsible to any Lender Party for the due execution, legality, validity, enforceability, genuineness, sufficiency or value of or the other Loan Documents or any other instrument or document furnished pursuant hereto; and (vi) shall incur no liability under or in respect of this Agreement or the other Loan Documents by acting upon any notice, consent, certificate or other instrument or writing (which may be by telecopier, telegram or telex) believed by it to be genuine and signed or sent by the proper party or parties.

            SECTION 7.03. Scotiabank, Citibank and Affiliates. With respect to its Commitment, the Advances made by it and the Notes issued to it, each of Scotiabank and Citibank shall have the same rights and powers under this Agreement and the other Loan Documents as any other Lender and may exercise the same as though it were not an Agent; and the term "Lender Party" or "Lender Parties" shall, unless otherwise expressly indicated, include Scotiabank and Citibank in their individual capacities. Each of Scotiabank and Citibank and their Affiliates may accept deposits from, lend money to, act as trustee under indentures of, accept investment banking engagements from and generally engage in any kind of business with, any Loan Party, any of its Subsidiaries and any Person who may do business with or own securities of any Loan Party or any such Subsidiary, all as if Scotiabank and Citibank were not Agents and without any duty to account therefor to the Lender Parties.

            SECTION 7.04. Lender Credit Decision. Each Lender Party acknowledges that it has, independently and without reliance upon any Agent or any other Lender Party and based on the financial statements referred to in Section 4.01 and such other documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Lender Party also acknowledges that it will, independently and without reliance upon any Agent or any other Lender Party and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement.

            SECTION 7.05. Indemnification. Each Lender Party (other than the Designated Bidders) agrees to indemnify each Agent (to the extent not reimbursed by the Borrower), ratably according to the respective principal amounts of the Notes then held by each of them (or if no Notes are at the time outstanding or if any Notes are held by Persons that are not Lenders, ratably according to the respective amounts of their Commitments), from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever that may be imposed on, incurred by, or asserted against such Agent in any way relating to or arising out of this Agreement or the other Loan Documents or any action taken or omitted by such Agent under this Agreement or the other Loan Documents, provided that no Lender Party shall be liable for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting from the Agent's gross negligence or willful misconduct. Without limitation of the foregoing, each Lender Party (other than the Designated Bidders) agrees to reimburse each Agent promptly upon demand for its ratable share of any out-of-pocket expenses (including counsel fees) incurred by such Agent in connection with the preparation, execution, delivery, administration, modification, amendment or enforcement (whether through negotiations, legal proceedings or otherwise) of, or legal advice in respect of rights or responsibilities under, this Agreement and the other Loan Documents, to the extent that such Agent is not reimbursed for such expenses by the Borrower.

            SECTION 7.06. Successor Agents. Any Agent may resign at any time by giving written notice thereof to the Lender Parties and the Borrower and may be removed at any time with or without cause by the Required Lenders. Upon any such resignation or removal, the Required Lenders shall have the right to appoint a successor Agent with the approval of the Borrower. If no successor Agent shall have been so appointed by the Required Lenders, and shall have accepted such appointment, within 30 days after the retiring Agent's giving of notice of resignation or the Required Lenders' removal of the retiring Agent, then the retiring Agent may, on behalf of the Lenders, appoint a successor Agent, which shall be a commercial bank organized under the laws of the United States of America or of any State thereof and having a combined capital and surplus of at least $500,000,000. Upon the acceptance of any appointment as Agent hereunder by a successor Agent, such successor Agent shall thereupon succeed to and become vested with all the rights, powers, discretion, privileges and duties of the retiring Agent, and the retiring Agent shall be discharged from its duties and obligations under this Agreement and the other Loan Documents. After any retiring Agent's resignation or removal hereunder as Agent, the provisions of this Article VII shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Agent under this Agreement.


                                 ARTICLE VIII

                                 MISCELLANEOUS

            SECTION 8.01. Amendments, Etc. No amendment or waiver of any provision of this Agreement or the Notes, nor consent to any departure by the Borrower therefrom, shall in any event be effective unless the same shall be in writing and signed by the Required Lenders, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; provided, however, that (a) no amendment, waiver or consent shall, unless in writing and signed by all the Lenders (other than the Designated Bidders and other than any Lender Party which is, at such time, a Defaulting Lender), do any of the following at any time: (i) waive any of the conditions specified in Section 3.01 or, in the case of the initial Borrowing,
Section 3.02, (ii) change the percentage of the Commitments or of the aggregate unpaid principal amount of the Notes, or the number of Lenders, that shall be required for the Lenders or any of them to take any action hereunder,
(iii) release any Material Guarantor, or (vi) amend this Section 8.01, (b) no amendment, waiver or consent shall, unless in writing and signed by the Required Lenders and each Lender affected by such amendment, waiver or consent (other than the Designated Bidders and other than any Lender which is, at such time, a Defaulting Lender), (i) reduce the principal of, or interest on, the Notes held by such Lender or any fees or other amounts payable hereunder to such Lender or (ii) postpone any date fixed for any payment of principal of, or interest on, the Notes held by such Lender or any fees or other amounts payable hereunder to such Lender and (c) no amendment, waiver or consent shall, unless in writing and signed by the Required Lenders and, for each Facility directly affected by such amendment, waiver or consent, each Lender that has a Commitment under such Facility (other than the Designated Bidders and other than any Lender which is, at such time, a Defaulting Lender), increase the Commitments of such Lender or subject such Lender to any additional obligations; provided further that no amendment, waiver or consent shall, unless in writing and signed by the Swing Line Bank or any Issuing Bank, as the case may be, in addition to the Lenders required above to take such action, affect the rights or obligations of the Swing Line Bank or of such Issuing Bank, as the case may be, under this Agreement; and provided further that no amendment, waiver or consent shall, unless in writing and signed by an Agent in addition to the Lenders required above to take such action, affect the rights or duties of such Agent under this Agreement or any Note. Any request by any Loan Party for an amendment or waiver of any provision of any Loan Document shall be made by such Loan Party by giving a written request therefor to the Documentation Agent.

            SECTION 8.02. Notices, Etc. All notices and other communications provided for hereunder shall be in writing (including telegraphic, telecopy, telex or cable communication) and mailed, telegraphed, telecopied, telexed, cabled or delivered, if to the Borrower, at its address at 90 Park Avenue, New York, New York 10016, Attention:
Chief Financial Officer; if to any Initial Lender or initial Issuing Bank or Agent, at its Domestic Lending Office specified opposite its name on
Schedule I hereto; if to any other Lender Party, at its Domestic Lending Office specified in the Assignment and Acceptance pursuant to which it became a Lender; or, as to each party, at such other address as shall be designated by such party in a written notice to the other parties. All such notices and communications shall, when mailed, telegraphed, telecopied, telexed or cabled, be effective when deposited in the mails, delivered to the telegraph company, transmitted by telecopier, confirmed by telex answerback or delivered to the cable company, respectively, except that notices and communications to an Agent pursuant to Article II, III or VII shall not be effective until received by such Agent. Delivery by telecopier of an executed counterpart of any amendment or waiver of any provision of this Agreement or the Notes or of any Exhibit hereto to be executed and delivered hereunder shall be effective as delivery of a manually executed counterpart thereof.

            SECTION 8.03. No Waiver; Remedies. No failure on the part of any Lender Party or Agent to exercise, and no delay in exercising, any right hereunder or under any Note shall operate as a waiver thereof; nor shall any single or partial exercise of any such right preclude any other or further exercise thereof or the exercise of any other right. The remedies herein provided are cumulative and not exclusive of any remedies provided by law.

            SECTION 8.04. Costs and Expenses. (a) Group and the Borrower agree to pay on demand (i) all reasonable costs and expenses (other than taxes, including interest, additions to tax and penalties relating thereto, except to the extent that the same are required to be paid pursuant to Section
2.14 hereof) of the Agents in connection with the preparation, execution, delivery, administration, modification and amendment of the Loan Documents (including, without limitation, (A) all due diligence, syndication (including printing, distribution and bank meetings), transportation, computer, duplication, appraisal, audit, insurance, consultant, search, filing and recording fees and all other out-of-pocket expenses and (B) the reasonable fees and expenses of counsel for the Agents with respect thereto, with respect to advising the Agents as to their respective rights and responsibilities, or the protection or preservation of rights or interests, under the Loan Documents, with respect to negotiations with any Loan Party or with other creditors of any Loan Party or any of its Subsidiaries arising out of any Default or any events or circumstances that may give rise to a Default and with respect to presenting claims in or otherwise participating in or monitoring any bankruptcy, insolvency or other similar proceeding involving creditors' rights generally, and any proceeding ancillary thereto) and (ii) all reasonable costs and expenses (other than taxes, including interest, additions to tax and penalties relating thereto, except to the extent that the same are required to be paid pursuant to Section 2.14 hereof) of the Agents and the Lender Parties in connection with the enforcement of the Loan Documents, whether in any action, suit or litigation, any bankruptcy, insolvency or other similar proceeding affecting creditors' rights generally or otherwise (including, without limitation, the reasonable fees and expenses of counsel for the Agents and each Lender Party with respect thereto).

            (b) Group and the Borrower agree to indemnify and hold harmless each of the Agents and each Lender and each of their Affiliates and their officers, directors, employees, agents and advisors (each, an "Indemnified Party") from and against any and all claims, damages, losses, liabilities and expenses (including, without limitation, reasonable fees and expenses of counsel, but other than taxes, including interest, additions to tax and penalties relating thereto, except to the extent that the same are required to be paid pursuant to Section 2.14 hereof) that may be incurred by or asserted or awarded against any Indemnified Party, in each case arising out of or in connection with or by reason of, or in connection with the preparation for a defense of, any investigation, litigation or proceeding arising out of, related to or in connection with
(i) the Notes, this Agreement, the Facilities, any of the transactions contemplated herein or the actual or proposed use of the proceeds of the Advances or (ii) the actual or alleged presence of Hazardous Materials on any property of the Borrower or any of its Subsidiaries or any Environmental Action relating in any way to the Borrower or any of its Subsidiaries, in each case whether or not such investigation, litigation or proceeding is brought by the Borrower, its directors, shareholders or creditors or an Indemnified Party or any other Person or any Indemnified Party is otherwise a party thereto and whether or not the transactions contemplated hereby are consummated, except to the extent such claim, damage, loss, liability or expense is found in a final, non-appealable judgment by a court of competent jurisdiction to have resulted from such Indemnified Party's gross negligence or willful misconduct. The Borrower also agrees not to assert any claim against any Agent, any Lender, any of their Affiliates, or any of their respective directors, officers, employees, attorneys and agents, on any theory of liability, for special, indirect, consequential or punitive damages arising out of or otherwise relating to the Notes, this Agreement, any of the transactions contemplated herein or the actual or proposed use of the proceeds of the Advances, except in the event of gross negligence or willful misconduct on the part of such Agent, Lender or Affiliate.

            (c) If any payment of principal of, or Conversion of, any Eurodollar Rate Advance or LIBO Rate Advance is made by the Borrower to or for the account of a Lender other than on the last day of the Interest Period for such Advance, as a result of a payment or Conversion pursuant to Section 2.11,
2.12 or 2.14, acceleration of the maturity of the Notes pursuant to Section
6.01 or for any other reason, the Borrower shall, upon demand by such Lender Party (with a copy of such demand to the Paying Agent), pay to the Paying Agent for the account of such Lender Party any amounts required to compensate such Lender Party for any additional losses, costs or expenses that it may reasonably incur as a result of such payment or Conversion, including, without limitation, any loss (excluding loss of anticipated profits and taxes, including interest, additions to tax and penalties relating thereto, except to the extent that the same are required to be paid pursuant to Section 2.14 hereof), cost or expense incurred by reason of the liquidation or reemployment of deposits or other funds acquired by any Lender Party to fund or maintain such Advance.

            (d) Without prejudice to the survival of any other agreement of the Borrower hereunder, the agreements and obligations of the Borrower contained in Sections 2.11, 2.14 and 8.04 and the agreements and obligations of any Lender Party or Agent contained in Section 2.14 shall survive the payment in full of principal, interest and all other amounts payable hereunder and under the Notes.

            SECTION 8.05. Right of Set-off. Upon (i) the occurrence and during the continuance of any Event of Default and (ii) the making of the request or the granting of the consent specified by Section 6.01 to authorize the Managing Agents to declare the Notes due and payable pursuant to the provisions of Section 6.01, each Lender Party and each of its Affiliates is hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other indebtedness at any time owing by such Lender Party or such Affiliate to or for the credit or the account of the Borrower against any and all of the Obligations of the Borrower now or hereafter existing under this Agreement and the Note held by such Lender, whether or not such Lender Party shall have made any demand under this Agreement or such Note and although such obligations may be unmatured. Each Lender agrees promptly to notify the Borrower after any such set-off and application, provided that the failure to give such notice shall not affect the validity of such set-off and application. The rights of each Lender Party and its Affiliates under this Section are in addition to other rights and remedies (including, without limitation, other rights of set-off) that such Lender Party and its Affiliates may have.

            SECTION 8.06. Binding Effect. This Agreement shall become effective (other than Sections 2.01 and 2.03, which shall only become effective upon satisfaction of the conditions precedent set forth in Section 3.01) when it shall have been executed by the Borrower, Group and the Agents and when the Managing Agents shall have been notified by each Initial Lender and initial Issuing Bank that such Initial Lender and initial Issuing Bank has executed it and thereafter shall be binding upon and inure to the benefit of the Borrower, the Agents and each Lender Party and their respective successors and assigns, except that the Borrower shall not have the right to assign its rights hereunder or any interest herein without the prior written consent of the Lender Parties.

            SECTION 8.07. Assignments, Designations and Participations (a) Each Lender Party (other than the Designated Bidders) may assign, and, if (i) demanded by the Borrower following either (x) a payment by the Borrower of Taxes with respect to such Lender in accordance with Section 2.14 or (y) the occurrence of an event that would, upon payment to such Lender of amounts hereunder, require a payment by the Borrower of Taxes with respect to such Lender in accordance with Section 2.14 and (ii) upon at least 30 Business Days' notice to such Lender and the Paying Agent, will assign, to one or more banks or other entities all or a portion of its rights and obligations under this Agreement (including, without limitation, all or a portion of its Commitment or Commitments, the Advances owing to it (including accrued interest) and the Note or Notes held by it but not including any right to make Competitive Bid Advances, Competitive Bid Advances owing to it and Competitive Bid Notes); provided, however, that (A) each such assignment shall be of a fixed percentage of all rights and obligations under and in respect of all of the Facilities under which it has a Commitment; (B) except in the case (x) of an assignment to a Person that, immediately prior to such assignment, was a Lender or (y) an assignment of all of a Lender's rights and obligations under this Agreement, the amount of the Commitment of the assigning Lender being assigned pursuant to each such assignment (determined as of the date of the Assignment and Acceptance with respect to such assignment) shall in no event be less than $10,000,000, and the amount of the Commitment of the assigning Lender being retained by such Lender immediately after giving effect to such assignment (determined as of the effective date of the Assignment and Acceptance with respect to such assignment) shall in no event be less than $10,000,000, (C) each such assignment shall be to an Eligible Assignee, (D) each such assignment made as a result of a demand by the Borrower pursuant to this Section 8.07(a) shall be arranged by the Borrower after consultation with the Managing Agents and shall be either an assignment of all of the rights and obligations of the assigning Lender under this Agreement or an assignment of a portion of such rights and obligations made concurrently with another such assignment or other such assignments that together cover all of the rights and obligations of the assigning Lender under this Agreement, (E) no Lender shall be obligated to make any such assignment as a result of a demand by the Borrower pursuant to this Section 8.07(a) unless and until such Lender shall have received one or more payments from either the Borrower or one or more Eligible Assignees in an aggregate amount at least equal to the aggregate outstanding principal amount of the Advances owing to such Lender, together with accrued interest thereon to the date of payment of such principal amount and all other amounts payable to such Lender under this Agreement, (F) no such assignments will be permitted without the consent of the Managing Agents until the Managing Agents shall have notified the Lender Parties that syndication of the Commitments thereunder has been completed, and (G) the parties to each such assignment shall execute and deliver to the Paying Agent, for its acceptance and recording in the Register, an Assignment and Acceptance, together with any Note or Notes subject to such assignment and a processing and recordation fee of $2,500. Upon such execution, delivery, acceptance and recording, from and after the effective date specified in each Assignment and Acceptance, (x) the assignee thereunder shall be a party hereto and, to the extent that rights and obligations hereunder have been assigned to it pursuant to such Assignment and Acceptance, have the rights and obligations of a Lender Party's hereunder and (y) the Lender Party's assignor thereunder shall, to the extent that rights and obligations hereunder have been assigned by it pursuant to such Assignment and Acceptance, relinquish its rights and be released from its obligations under this Agreement (and, in the case of an Assignment and Acceptance covering all or the remaining portion of an assigning Lender Party's rights and obligations under this Agreement, such Lender Party shall cease to be a party hereto).

            (b) By executing and delivering an Assignment and Acceptance, the Lender Party assignor thereunder and the assignee thereunder confirm to and agree with each other and the other parties hereto as follows: (i) other than as provided in such Assignment and Acceptance, such assigning Lender Party makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with this Agreement or any other Loan Document the execution, legality, validity, enforceability, genuineness, sufficiency or value of this Agreement or any other or any other Loan Document or any other instrument or document furnished pursuant hereto; (ii) such assigning Lender makes no representation or warranty and assumes no responsibility with respect to the financial condition of any Loan Party or the performance or observance by any Loan Party of any of its obligations under this Agreement or any other instrument or document furnished pursuant hereto or thereto; (iii) such assignee confirms that it has received a copy of this Agreement, together with copies of the financial statements referred to in Section 4.01 and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into such Assignment and Acceptance; (iv) such assignee will, independently and without reliance upon the any Agent, such assigning Lender Party or any other Lender Party and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement; (v) such assignee confirms that it is an Eligible Assignee; (vi) such assignee appoints and authorizes each Agent to take such action as agent on its behalf and to exercise such powers and discretion under this Agreement as are delegated to the each Agent by the terms hereof, together with such powers and discretion as are reasonably incidental thereto; and (vii) such assignee agrees that it will perform in accordance with their terms all of the obligations that by the terms of this Agreement are required to be performed by it as a Lender Party.

            (c) Upon its receipt of an Assignment and Acceptance executed by an assigning Lender Party and an assignee representing that it is an Eligible Assignee, together with any Revolving Credit Note or Notes subject to such assignment, the Paying Agent shall, if such Assignment and Acceptance has been completed and is in substantially the form of Exhibit C hereto, (i) accept such Assignment and Acceptance, (ii) record the information contained therein in the Register and (iii) give prompt notice thereof to the Borrower. Within five Business Days after its receipt of such notice, the Borrower, at its own expense, shall execute and deliver to the Paying Agent in exchange for the surrendered Note a new Note to the order of such Eligible Assignee in an amount equal to the Commitment assumed by it pursuant to such Assignment and Acceptance and, if the assigning Lender Party has retained a Commitment hereunder, a new Note to the order of the assigning Lender Party in an amount equal to the Commitment retained by it hereunder. Such new Note or Notes shall be in an aggregate principal amount equal to the aggregate principal amount of such surrendered Note or Notes, shall be dated the effective date of such Assignment and Acceptance and shall otherwise be in substantially the form of Exhibit A-1 or A-2 hereto.

            (d) Each Lender Party (other than the Designated Bidders) may designate one or more banks or other entities to have a right to make Competitive Bid Advances as a Lender Party pursuant to Section 2.04; provided, however, that (i) no such Lender Party shall be entitled to make more than two such designations, (ii) each such Lender Party making one or more of such designations shall retain the right to make Competitive Bid Advances as a Lender Party pursuant to Section 2.04, (iii) each such designation shall be to a Designated Bidder and (iv) the parties to each such designation shall execute and deliver to the Paying Agent, for its acceptance and recording in the Register, a Designation Agreement. Upon such execution, delivery, acceptance and recording, from and after the effective date specified in each Designation Agreement, the designee thereunder shall be a party hereto with a right to make Competitive Bid Advances as a Lender Party pursuant to Section
2.04 and the obligations related thereto.

            (e) By executing and delivering a Designation Agreement, the Lender Party making the designation thereunder and its designee thereunder confirm and agree with each other and the other parties hereto as follows:
(i) such Lender Party makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with this Agreement or the execution, legality, validity, enforceability, genuineness, sufficiency or value of this Agreement or any other instrument or document furnished pursuant hereto; (ii) such Lender Party makes no representation or warranty and assumes no responsibility with respect to the financial condition of the Borrower or the performance or observance by the Borrower of any of its obligations under this Agreement or any other instrument or document furnished pursuant hereto; (iii) such designee confirms that it has received a copy of this Agreement, together with copies of the financial statements referred to in Section 4.01 and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into such Designation Agreement; (iv) such designee will, independently and without reliance upon any Agent, such designating Lender Party or any other Lender Party and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement; (v) such designee confirms that it is a Designated Bidder; (vi) such designee appoints and authorizes each Agent to take such action as agent on its behalf and to exercise such powers and discretion under this Agreement as are delegated to such Agent by the terms hereof, together with such powers and discretion as are reasonably incidental thereto; and (vii) such designee agrees that it will perform in accordance with their terms all of the obligations which by the terms of this Agreement are required to be performed by it as a Lender Party.

            (f) Upon its receipt of a Designation Agreement executed by a designating Lender Party and a designee representing that it is a Designated Bidder, the Paying Agent shall, if such Designation Agreement has been completed and is substantially in the form of Exhibit D hereto, (i) accept such Designation Agreement, (ii) record the information contained therein in the Register and (iii) give prompt notice thereof to the Borrower.

            (g) The Paying Agent shall maintain at its address referred to in Section 8.02 a copy of each Assignment and Acceptance and each Designation Agreement delivered to and accepted by it and a register for the recordation of the names and addresses of the Lender Parties and, with respect to Lenders other than Designated Bidders, the Commitment of, and principal amount of the Advances owing to, each Lender from time to time (the "Register"). The entries in the Register shall be conclusive and binding for all purposes, absent manifest error, and the Borrower, the Agents and the Lender Parties may treat each Person whose name is recorded in the Register as a Lender Party hereunder for all purposes of this Agreement. The Register shall be available for inspection by the Borrower or any Lender Party at any reasonable time and from time to time upon reasonable prior notice.

            (h) Each Lender Party may sell participations to one or more banks or other entities in or to all or a portion of its rights and obligations under this Agreement (including, without limitation, all or a portion of its Commitment, the Advances owing to it and the Note or Notes held by it); provided, however, that (i) such Lender Party's obligations under this Agreement (including, without limitation, its Commitment to the Borrower hereunder) shall remain unchanged, (ii) such Lender Party shall remain solely responsible to the other parties hereto for the performance of such obligations, (iii) such Lender Party shall remain the holder of any such Note for all purposes of this Agreement, (iv) the Borrower, the Agents and the other Lender Parties shall continue to deal solely and directly with such Lender Party in connection with such Lender Party's rights and obligations under this Agreement and (v) no participant under any such participation shall have any right to approve any amendment or waiver of any provision of this Agreement or any Loan Document, or any consent to any departure by any Loan Party therefrom, except to the extent that such amendment, waiver or consent would (i) reduce the principal of, or interest on, the Notes or any fees or other amounts payable hereunder, in each case to the extent subject to such participation, (ii) postpone any date fixed for any payment of principal of, or interest on, the Notes or any fees or other amounts payable hereunder, in each case to the extent subject to such participation or
(iii) release any Material Guarantor.

            (i) Any Lender Party may, in connection with any assignment, designation or participation or proposed assignment, designation or participation pursuant to this Section 8.07, disclose to the assignee, designee or participant or proposed assignee, designee or participant, any information relating to the Borrower furnished to such Lender Party by or on behalf of the Borrower; provided that, prior to any such disclosure, the assignee, designee or participant or proposed assignee, designee or participant shall agree to preserve the confidentiality of any Confidential Information relating to the Borrower received by it from such Lender Party.

             (j) Each Issuing Bank may assign to one or more Eligible Assignees all or a portion of its rights and obligations under the undrawn portion of its Letter of Credit Commitment at any time; provided, however, that (i) except in the case of an assignment to a Person that immediately prior to such assignment was an Issuing Bank or an assignment of all of an Issuing Bank's rights and obligations under this Agreement, the amount of the Letter of Credit Commitment of the assigning Issuing Bank being assigned pursuant to each such assignment (determined as of the date of the Assignment and Acceptance with respect to such assignment) shall in no event be less than $10,000,000 and shall be in an integral multiple of $1,000,000 in excess thereof, (ii) each such assignment shall be to an Eligible Assignee and (iii) the parties to each such assignment shall execute and deliver to the Agent, for its acceptance and recording in the Register, an Assignment and Acceptance, together with a processing and recordation fee of $2,500.

            (k) Notwithstanding any other provision set forth in this Agreement, any Lender Party may at any time create a security interest in all or any portion of its rights under this Agreement (including, without limitation, the Advances owing to it and the Note or Notes held by it) in favor of any Federal Reserve Bank in accordance with Regulation A of the Board of Governors of the Federal Reserve System.

            SECTION 8.08. Confidentiality. None of the Agents nor any Lender Party shall disclose any Confidential Information to any other Person without the consent of Group and the Borrower, other than (a) to such Agent's or such Lender Party's Affiliates and their officers, directors, employees, agents and advisors and, as contemplated by Section 8.07(i), to actual or prospective assignees and participants, and then only on a confidential basis, (b) as required by any law, rule or regulation or judicial process, (c) to any rating agency when required by it, provided that, prior to any such disclosure, such rating agency shall undertake to preserve the confidentiality of any Confidential Information relating to Group or the Borrower received by it from such Lender Party and (d) as requested or required by any state, federal or foreign authority or examiner regulating banks or banking.

            SECTION 8.09. No Liability of the Issuing Banks. The Borrower assumes all risks of the acts or omissions of any beneficiary or transferee of any Letter of Credit with respect to its use of such Letter of Credit. Neither any Issuing Bank nor any of its officers or directors shall be liable or responsible for: (a) the use that may be made of any Letter of Credit or any acts or omissions of any beneficiary or transferee in connection therewith; (b) the validity, sufficiency or genuineness of documents, or of any endorsement thereon, even if such documents should prove to be in any or all respects invalid, insufficient, fraudulent or forged; (c) payment by such Issuing Bank against presentation of documents that do not comply with the terms of a Letter of Credit, including failure of any documents to bear any reference or adequate reference to the Letter of Credit; or (d) any other circumstances whatsoever in making or failing to make payment under any Letter of Credit, except that the Borrower shall have a claim against such Issuing Bank, and such Issuing Bank shall be liable to the Borrower, to the extent of any direct, but not consequential, damages suffered by the Borrower that the Borrower proves were caused by
(i) such Issuing Bank's willful misconduct or gross negligence in determining whether documents presented under any Letter of Credit comply with the terms of the Letter of Credit or (ii) such Issuing Bank's willful failure to make lawful payment under a Letter of Credit after the presentation to it of a draft and certificates strictly complying with the terms and conditions of the Letter of Credit. In furtherance and not in limitation of the foregoing, such Issuing Bank may accept documents that appear on their face to be in order, without responsibility for further investigation, regardless of any notice or information to the contrary.

            SECTION 8.10. Execution in Counterparts. This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement. Delivery of an executed counterpart of a signature page to this Agreement by telecopier shall be effective as delivery of a manually executed counterpart of this Agreement.

            SECTION 8.11. Governing Law. This Agreement and the Notes shall be governed by, and construed in accordance with, the laws of the State of New York.

            SECTION 8.12. Jurisdiction, Etc. (a) Each of the parties hereto hereby irrevocably and unconditionally submits, for itself and its property, to the nonexclusive jurisdiction of any New York State court or federal court of the United States of America sitting in New York City, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Agreement or the Notes, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in any such New York State court or, to the extent permitted by law, in such federal court. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Agreement shall affect any right that any party may otherwise have to bring any action or proceeding relating to this Agreement or the Notes in the courts of any jurisdiction.

            (b) Each of the parties hereto irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection that it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement or the Notes in any New York State or federal court. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

            SECTION 8.13. Waiver of Jury Trial. Each of the Borrower, the Agents and the Lender Parties hereby irrevocably waives all right to trial by jury in any action, proceeding or counterclaim (whether based on contract, tort or otherwise) arising out of or relating to this Agreement or the Notes or the actions of any Agent or any Lender Party in the negotiation, administration, performance or enforcement thereof.

            IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers thereunto duly authorized, as of the date first above written.

                                          WARNACO INC.

                                          By
                                             ------------------------------
                                               Title:


                                          THE WARNACO GROUP, INC.

                                          By
                                             ------------------------------
                                                Title:

                                          THE BANK OF NOVA SCOTIA
                                          as Managing Agent, Paying Agent,
                                          Competitive Bid Agent, Swing Line
                                          Bank and an Issuing Bank

                                          By
                                             ------------------------------
                                              Title:


                                          CITIBANK, N.A.

                                                                             ,
                                          as Managing Agent and Documentation
                                          Agent

                                          By
                                             ------------------------------
                                              Title:


                                Initial Lenders



                                          CHEMICAL BANK


                                          By
                                             ------------------------------
                                             Title:


                                          THE INDUSTRIAL BANK OF JAPAN,
                                          LTD., NEW YORK BRANCH


                                          By
                                             ------------------------------
                                             Title:


                                          UNION BANK OF SWITZERLAND,
                                          NEW YORK BRANCH


                                          By
                                             ------------------------------
                                             Title:


                                          GENERAL ELECTRIC CAPITAL
                                          CORPORATION


                                          By
                                             ------------------------------
                                             Title:


                                          SOCIETE GENERALE


                                          By
                                             ------------------------------
                                             Title:


                                          THE BANK OF NEW YORK


                                          By
                                             ------------------------------
                                             Title:


                                          CREDIT SUISSE, NEW YORK


                                          By
                                             ------------------------------
                                             Title:


                                          BANK OF AMERICA NATIONAL TRUST
                                          AND SAVINGS ASSOCIATION


                                          By
                                             ------------------------------
                                             Title:


                                          THE FUJI BANK, LIMITED, NEW YORK
                                          BRANCH


                                          By
                                             ------------------------------
                                             Title:


                                          COMMERZBANK A.G., NEW YORK
                                          BRANCH


                                          By
                                             ------------------------------
                                             Title:


                                          FIRST UNION NATIONAL BANK OF
                                          NORTH CAROLINA


                                          By
                                             ------------------------------
                                             Title:


                                          THE BANK OF CALIFORNIA, N.A.


                                          By
                                             ------------------------------
                                             Title:


                                          THE BANK OF TOKYO TRUST
                                          COMPANY


                                          By
                                             ------------------------------
                                             Title:


                                          THE SUMITOMO BANK, LIMITED


                                          By
                                             ------------------------------
                                             Title:


                                          MARINE MIDLAND BANK


                                          By
                                             ------------------------------
                                             Title:


                                          BANK LEUMI TRUST COMPANY OF
                                          NEW YORK


                                          By
                                             ------------------------------
                                             Title:


                                          SHAWMUT BANK CONNECTICUT, N.A.


                                          By
                                             ------------------------------
                                             Title:


                                          THE SANWA BANK LIMITED


                                          By
                                             ------------------------------
                                             Title:


                                          PNC BANK, NATIONAL ASSOCIATION


                                          By
                                             ------------------------------
                                             Title:

                                          CITIBANK, N.A.


                                          By
                                             ------------------------------
                                             Title:


                                          THE BANK OF NOVA SCOTIA


                                          By
                                             ------------------------------
                                             Title:

                                                                 SCHEDULE I
                                                               WARNACO INC.
                                                            COMMITMENTS AND
                                                 APPLICABLE LENDING OFFICES

                              Revolving    Letter of                                         Eurodollar
                Term          Credit       Credit        Swing Line      Domestic            Lending
Name of Bank    Commitment    Commitment   Commitment    Commitment      Lending Office      Office
------------    ----------    ----------   ----------    ------------    ----------------    ------------









                                               EXHIBIT A-1 - FORM OF TERM NOTE



U.S.$_______________                            Dated:  _______________, 1995


            FOR VALUE RECEIVED, the undersigned, WARNACO INC., a Delaware corporation (the "Borrower"), HEREBY PROMISES TO PAY to the order of _________________________ (the "Lender") for the account of its Applicable Lending Office on the Termination Date (each as defined in the Credit Agreement referred to below) the principal sum of U.S.$[amount of the Lender's Commitment in figures] or, if less, the aggregate principal amount of the Term Advances made by the Lender to the Borrower pursuant to the Credit Agreement dated as of October __, 1995 among the Borrower, The Warnaco Group, Inc., the banks, financial institutions and other institutional lenders listed on the signature pages thereof, and The Bank of Nova Scotia ("Scotiabank") and Citibank, N.A. ("Citibank") as Managing Agents, Citibank as Documentation Agent, and Scotiabank as Paying Agent and Competitive Bid Agent and as a Swing Line Bank and an Issuing Bank (as amended, supplemented or modified from time to time, the "Credit Agreement"; the terms defined therein being used herein as therein defined) outstanding on the Termination Date.

            The Borrower promises to pay interest on the unpaid principal amount of each Term Advance from the date of such Term Advance until such principal amount is paid in full, at such interest rates, and payable at such times, as are specified in the Credit Agreement.

            Both principal and interest are payable in lawful money of the United States of America to Scotiabank, as Paying Agent for the account of the Lender, at ___________________, ____________________, __________, in same day funds. Each Term Advance owing to the Lender by the Borrower pursuant to the Credit Agreement, and all payments made on account of principal thereof, shall be recorded by the Lender and, prior to any transfer hereof, endorsed on the grid attached hereto which is part of this Promissory Note.

            This Promissory Note is one of the Term Notes referred to in, and is entitled to the benefits of, the Credit Agreement. The Credit Agreement, among other things, (i) provides for the making of a single Term Advance by the Lender to the Borrower from time to time in an aggregate amount not to exceed at any time outstanding the U.S. dollar amount first above mentioned, the indebtedness of the Borrower resulting from each such Term Advance being evidenced by this Promissory Note, and (ii) contains provisions for acceleration of the maturity hereof upon the happening of certain stated events and also for prepayments on account of principal hereof prior to the maturity hereof upon the terms and conditions therein specified.

                                          WARNACO INC.


                                          By
                                             --------------------------
                                             Title:


                      ADVANCES AND PAYMENTS OF PRINCIPAL



                          Amount of
         Amount of     Principal Paid     Unpaid Principal     Notation
Date      Advance        or Prepaid            Balance          Made by
----     ---------     --------------     ----------------     --------






                                   EXHIBIT A-2 - FORM OF REVOLVING CREDIT NOTE



U.S.$_______________                            Dated:  _______________, 1995


            FOR VALUE RECEIVED, the undersigned, WARNACO INC., a Delaware corporation (the "Borrower"), HEREBY PROMISES TO PAY to the order of _________________________ (the "Lender") for the account of its Applicable Lending Office on the Termination Date (each as defined in the Credit Agreement referred to below) the principal sum of U.S.$[amount of the Lender's Commitment in figures] or, if less, the aggregate principal amount of the Revolving Credit Advances made by the Lender to the Borrower pursuant to the Credit Agreement dated as of October __, 1995 among the Borrower, The Warnaco Group, Inc., the banks, financial institutions and other institutional lenders listed on the signature pages thereof, and The Bank of Nova Scotia ("Scotiabank") and Citibank, N.A. ("Citibank") as Managing Agents, Citibank as Documentation Agent, and Scotiabank as Paying Agent and Competitive Bid Agent and as a Swing Line Bank and an Issuing Bank (as amended, supplemented or modified from time to time, the "Credit Agreement"; the terms defined therein being used herein as therein defined) outstanding on the Termination Date.

            The Borrower promises to pay interest on the unpaid principal amount of each Revolving Credit Advance from the date of such Revolving Credit Advance until such principal amount is paid in full, at such interest rates, and payable at such times, as are specified in the Credit Agreement.

            Both principal and interest are payable in lawful money of the United States of America to Scotiabank, as Paying Agent for the account of the Lender, at _________________________, ____________________, __________, in
same day funds. Each Revolving Credit Advance owing to the Lender by the Borrower pursuant to the Credit Agreement, and all payments made on account of principal thereof, shall be recorded by the Lender and, prior to any transfer hereof, endorsed on the grid attached hereto which is part of this Promissory Note.

            This Promissory Note is one of the Revolving Credit Notes referred to in, and is entitled to the benefits of, the Credit Agreement. The Credit Agreement, among other things, (i) provides for the making of Revolving Credit Advances and Swing Line Advances by the Lender to the Borrower from time to time in an aggregate amount not to exceed at any time outstanding the U.S. dollar amount first above mentioned, the indebtedness of the Borrower resulting from each such Revolving Credit Advance and Swing Line Advance being evidenced by this Promissory Note, and (ii) contains provisions for acceleration of the maturity hereof upon the happening of certain stated events and also for prepayments on account of principal hereof prior to the maturity hereof upon the terms and conditions therein specified.


                                          WARNACO INC.


                                          By
                                             -----------------------------
                                             Title:


                      ADVANCES AND PAYMENTS OF PRINCIPAL



                          Amount of
         Amount of     Principal Paid     Unpaid Principal     Notation
Date      Advance        or Prepaid            Balance          Made by
----     ---------     --------------     ----------------     ---------









                                                         EXHIBIT A-3 - FORM OF
                                                               COMPETITIVE BID
                                                                          NOTE



U.S.$_______________                            Dated:  _______________, 1995


            FOR VALUE RECEIVED, the undersigned, WARNACO INC., a Delaware corporation (the "Borrower"), HEREBY PROMISES TO PAY to the order of _________________________ (the "Lender") for the account of its Applicable Lending Office (as defined in the Credit Agreement dated as of October __, 1995 among the Borrower, The Warnaco Group, Inc., the banks, financial institutions and other institutional lenders listed on the signature pages thereof, and The Bank of Nova Scotia ("Scotiabank") and Citibank, N.A. ("Citibank") as Managing Agents, Citibank as Documentation Agent, and Scotiabank as Paying Agent and Competitive Bid Agent and as a Swing Line Bank and an Issuing Bank (as amended, supplemented or modified from time to time, the "Credit Agreement"; the terms defined therein being used herein as therein defined)), on ________, 199_, the principal amount of U.S.$_______________.

            The Borrower promises to pay interest on the unpaid principal amount hereof from the date hereof until such principal amount is paid in full, at the interest rate and payable on the interest payment date or dates provided below:

      Interest Rate: _____% per annum (calculated on the basis of a year of _____ days for the actual number of days elapsed).

            Both principal and interest are payable in lawful money of the United States of America to Scotiabank, as Paying Agent, for the account of the Lender at the office of _________________________, at
_________________________ in same day funds.

            This Promissory Note is one of the Competitive Bid Notes referred to in, and is entitled to the benefits of, the Credit Agreement. The Credit Agreement, among other things, contains provisions for acceleration of the maturity hereof upon the happening of certain stated events.

            The Borrower hereby waives presentment, demand, protest and notice of any kind. No failure to exercise, and no delay in exercising, any rights hereunder on the part of the holder hereof shall operate as a waiver of such rights.

            This Promissory Note shall be governed by, and construed in accordance with, the laws of the State of New York.

                                          WARNACO INC.


                                          By
                                             ----------------------------
                                             Title:


                                               EXHIBIT B-1 - FORM OF NOTICE OF
                                                                     BORROWING

The Bank of Nova Scotia, as Paying Agent for the Lenders parties to the Credit Agreement referred to below
[Insert Address]
                                                [Date]

            Attention:  _______________

Ladies and Gentlemen:

            The undersigned, Warnaco Inc., refers to the Credit Agreement, dated as of October __, 1995 (as amended, supplemented or modified from time to time, the "Credit Agreement", the terms defined therein being used herein as therein defined), among the undersigned, The Warnaco Group, Inc., the banks, financial institutions and other institutional lenders listed on the signature pages thereof, and The Bank of Nova Scotia ("Scotiabank") and Citibank, N.A. ("Citibank") as Managing Agents, Citibank as Documentation Agent, and Scotiabank as Paying Agent and Competitive Bid Agent and as a Swing Line Bank and an Issuing Bank and hereby gives you notice, irrevocably, pursuant to Section 2.02 of the Credit Agreement that the undersigned hereby requests a Borrowing under the Credit Agreement, and in that connection sets forth below the information relating to such Borrowing (the "Proposed Borrowing") as required by Section 2.02(a) of the Credit Agreement:

            (i)   The Business Day of the Proposed Borrowing is
      _______________, 199_.

            (ii) The Facility under which the Proposed Borrowing is requested is ___________ Facility.

            (iii) The Type of Advances comprising the Proposed Borrowing is [Base Rate Advances] [Eurodollar Rate Advances].

            (iv) The aggregate amount of the Proposed Borrowing is $_______________.

            [(v) The initial Interest Period for each Eurodollar Rate Advance made as part of the Proposed Borrowing is _____ month[s].]

            The undersigned hereby certifies that the following statements are true on the date hereof, and will be true on the date of the Proposed
Borrowing:

            (A) the representations and warranties contained in each Loan Document are correct, before and after giving effect to the Proposed Borrowing and to the application of the proceeds therefrom, as though made on and as of such date other than any such representatives and warranties that, by their terms, refer to a date other than the date of such Borrowing or issuance; and

            (B) no event has occurred and is continuing, or would result from such Proposed Borrowing or from the application of the proceeds therefrom, that constitutes a Default.

                                          Very truly yours,

                                          WARNACO INC.


                                          By
                                             ---------------------------
                                             Title:


                                               EXHIBIT B-2 - FORM OF NOTICE OF
                                                     COMPETITIVE BID BORROWING


The Bank of Nova Scotia, as Paying Agent for the Lenders parties to the Credit Agreement referred to below

[Insert Address]                                                 [Date]


            Attention:  _______________


Ladies and Gentlemen:

            The undersigned, Warnaco Inc., refers to the Credit Agreement, dated as of October __, 1995 (as amended or modified from time to time, the "Credit Agreement", the terms defined therein being used herein as therein defined), among the undersigned, The Warnaco Group, Inc., the banks, financial institutions and other institutional lenders listed on the signature pages thereof, and The Bank of Nova Scotia ("Scotiabank") and Citibank, N.A. ("Citibank") as Managing Agents, Citibank as Documentation Agent, and Scotiabank as Paying Agent and Competitive Bid Agent and as a Swing Line Bank and an Issuing Bank, and hereby gives you notice, irrevocably, pursuant to
Section 2.04 of the Credit Agreement that the undersigned hereby requests a Competitive Bid Borrowing under the Credit Agreement, and in that connection sets forth the terms on which such Competitive Bid Borrowing (the "Proposed Competitive Bid Borrowing") is requested to be made:

      (A)   Date of Competitive Bid Borrowing   ________________________
      (B)   Amount of Competitive Bid Borrowing ________________________
      (C)   [Maturity Date] [Interest Period]   ________________________
      (D)   Interest Rate Basis                 ________________________
      (E)   Interest Payment Date(s)            ________________________
      (F)   ___________________                 ________________________
      (G)   ___________________                 ________________________
      (H)   ___________________                 ________________________

            The undersigned hereby certifies that the following statements are true on the date hereof, and will be true on the date of the Proposed Competitive Bid Borrowing:

            (a) the representations and warranties contained in Section 4.01 are correct, before and after giving effect to the Proposed Competitive Bid Borrowing and to the application of the proceeds therefrom, as though made on and as of such date;

            (b) no event has occurred and is continuing, or would result from the Proposed Competitive Bid Borrowing or from the application of the proceeds therefrom, that constitutes a Default;

            (c) no event has occurred and no circumstance exists as a result of which the information concerning the undersigned that has been provided to the Agent and each Lender by the undersigned in connection with the Credit Agreement would include an untrue statement of a material fact or omit to state any material fact or any fact necessary to make the statements contained therein, in the light of the circumstances under which they were made, not misleading; and

            (d) the aggregate amount of the Proposed Competitive Bid Borrowing and all other Borrowings to be made on the same day under the Credit Agreement is within the aggregate amount of the unused Commitments of the Lenders.

            The undersigned hereby confirms that the Proposed Competitive Bid Borrowing is to be made available to it in accordance with Section 2.04(a)(v) of the Credit Agreement.

                                          Very truly yours,

                                          WARNACO INC.



                                          By
                                             ----------------------------
                                             Title:


                                                           EXHIBIT C - FORM OF
                                                     ASSIGNMENT AND ACCEPTANCE


            Reference is made to the Credit Agreement dated as of October _, 1995 (as amended or modified from time to time, the "Credit Agreement") among Warnaco Inc., a Delaware corporation (the "Borrower"), The Warnaco Group, Inc., the banks, financial institutions and other institutional lenders listed on the signature pages thereof, and The Bank of Nova Scotia ("Scotiabank") and Citibank, N.A. ("Citibank") as Managing Agents, Citibank as Documentation Agent, and Scotiabank as Paying Agent and Competitive Bid Agent and as a Swing Line Bank and an Issuing Bank. Terms defined in the Credit Agreement are used herein with the same meaning.

            The "Assignor" and the "Assignee" referred to on Schedule I hereto agree as follows:

            1. The Assignor hereby sells and assigns to the Assignee, and the Assignee hereby purchases and assumes from the Assignor, an interest in and to the Assignor's rights and obligations under the Credit Agreement as of the date hereof (other than in respect of Competitive Bid Advances and Competitive Bid Notes) equal to the percentage interest specified on Schedule 1 hereto of all outstanding rights and obligations under the Credit Agreement (other than in respect of Competitive Bid Advances and Competitive Bid Notes). After giving effect to such sale and assignment, the Assignee's Commitments and the amount of the Advances owing to the Assignee will be as set forth on
Schedule 1 hereto.

            2. The Assignor (i) represents and warrants that it is the legal and beneficial owner of the interest being assigned by it hereunder and that such interest is free and clear of any adverse claim; (ii) makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with the Credit Agreement or the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Credit Agreement or any other instrument or document furnished pursuant thereto; (iii) makes no representation or warranty and assumes no responsibility with respect to the financial condition of the Borrower or the performance or observance by the Borrower of any of its obligations under the Credit Agreement or any other instrument or document furnished pursuant thereto; and (iv) attaches the Note or Notes held by the Assignor and requests that the Agent exchange such Note or Notes for a new Note or Notes payable to the order of the Assignee in an amount equal to the Commitments assumed by the Assignee pursuant hereto or new Notes payable to the order of the Assignee in an amount equal to the Commitments assumed by the Assignee pursuant hereto and the Assignor in an amount equal to the Commitment retained by the Assignor under the Credit Agreement, respectively, as specified on Schedule 1 hereto.

            3. The Assignee (i) confirms that it has received a copy of the Credit Agreement, together with copies of the financial statements referred to in Section 4.01 thereof and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Assignment and Acceptance; (ii) agrees that it will, independently and without reliance upon the Agent, the Assignor or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Credit Agreement; (iii) confirms that it is an Eligible Assignee; (iv) appoints and authorizes the Agent to take such action as agent on its behalf and to exercise such powers and discretion under the Credit Agreement as are delegated to the Agent by the terms thereof, together with such powers and discretion as are reasonably incidental thereto; (v) agrees that it will perform in accordance with their terms all of the obligations that by the terms of the Credit Agreement are required to be performed by it as a Lender; and (vi) attaches any U.S. Internal Revenue Service forms required under
Section 2.14 of the Credit Agreement.

            4. Following the execution of this Assignment and Acceptance, it will be delivered to the Agent for acceptance and recording by the Agent. The effective date for this Assignment and Acceptance (the "Effective Date") shall be the date of acceptance hereof by the Agent, unless otherwise specified on Schedule 1 hereto.

            5. Upon such acceptance and recording by the Agent, as of the Effective Date, (i) the Assignee shall be a party to the Credit Agreement and, to the extent provided in this Assignment and Acceptance, have the rights and obligations of a Lender thereunder and (ii) the Assignor shall, to the extent provided in this Assignment and Acceptance, relinquish its rights and be released from its obligations under the Credit Agreement.

            6. Upon such acceptance and recording by the Agent, from and after the Effective Date, the Agent shall make all payments under the Credit Agreement and the Notes in respect of the interest assigned hereby (including, without limitation, all payments of principal, interest and facility fees with respect thereto) to the Assignee. The Assignor and Assignee shall make all appropriate adjustments in payments under the Credit Agreement and the Notes for periods prior to the Effective Date directly between themselves.

            7. This Assignment and Acceptance shall be governed by, and construed in accordance with, the laws of the State of New York.

            8. This Assignment and Acceptance may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement. Delivery of an executed counterpart of Schedule 1 to this Assignment and Acceptance by telecopier shall be effective as delivery of a manually executed counterpart of this Assignment and Acceptance.

            IN WITNESS WHEREOF, the Assignor and the Assignee have caused
Schedule 1 to this Assignment and Acceptance to be executed by their officers thereunto duly authorized as of the date specified thereon.


                                  Schedule 1
                                      to
                           Assignment and Acceptance


     Percentage interest assigned:                               ___________%

     Assignee's Commitment:                                      $__________

     Aggregate outstanding principal amount of Revolving Credit
         Advances assigned:                                      $__________

     Principal amount of Revolving Credit Note payable to Assignee:$__________

     Principal amount of Revolving Credit Note payable to Assignor:$__________

     Assignee's Term Commitment:                                 $__________

     Aggregate outstanding principal amount of Term Advances assigned:$__________

      Principal amount of Term Note payable to Assignee:          $__________

      Principal amount of Term Note payable to Assignor:          $__________

            Effective Date(*):_______________, 199_


                                          [NAME OF ASSIGNOR], as Assignor

                                          By
                                             ---------------------------
                                             Title:

                                          Dated:  _______________, 199_


                                          [NAME OF ASSIGNEE], as Assignee

                                          By
                                             ---------------------------
                                             Title:

                                          Dated:  _______________, 199_

                                          Domestic Lending Office:
                                                [Address]

                                          Eurodollar Lending Office:
                                                [Address]

      Accepted [and Approved](*) this
__________ day of _______________, 199_

THE BANK OF NOVA SCOTIA, as Paying Agent

By
   ------------------------------
   Title:


[Approved this __________ day
of _______________, 199_

WARNACO INC.

By                            ]*
   ------------------------------
   Title:


                                                           EXHIBIT D - FORM OF
                                                         DESIGNATION AGREEMENT

                          Dated _______________, 199_


            Reference is made to the Credit Agreement dated as of October __, 1995 (as amended or modified from time to time, the "Credit Agreement") among Warnaco Inc., a Delaware corporation (the "Borrower"), The Warnaco Group, Inc., the banks, financial institutions and other institutional lenders listed on the signature pages thereof, and The Bank of Nova Scotia ("Scotiabank") and Citibank, N.A. ("Citibank") as Managing Agents, Citibank as Documentation Agent, and Scotiabank as Paying Agent and Competitive Bid Agent and as a Swing Line Bank and an Issuing Bank. Terms defined in the Credit Agreement are used herein with the same meaning.

(*) This date should be no earlier than five Business Days after the delivery of this Assignment and Acceptance to the Agent.
(*) Required if the Assignee is an Eligible Assignee solely by reason of clause (viii) of the definition of "Eligible Assignee".
            _________________________ (the "Designor") and
_________________________ (the "Designee") agree as follows:

            1. The Designor hereby designates the Designee, and the Designee hereby accepts such designation, to have a right to make Competitive Bid Advances pursuant to Section 2.04 of the Credit Agreement.

            2. The Designor makes no representation or warranty and assumes no responsibility with respect to (i) any statements, warranties or representations made in or in connection with the Credit Agreement or the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Credit Agreement or any other instrument or document furnished pursuant thereto and (ii) the financial condition of the Borrower or the performance or observance by the Borrower of any of its obligations under the Credit Agreement or any other instrument or document furnished pursuant thereto.

            3. The Designee (i) confirms that it has received a copy of the Credit Agreement, together with copies of the financial statements referred to in Section 4.01 thereof and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Designation Agreement; (ii) agrees that it will, independently and without reliance upon the Agent, the Designor or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Credit Agreement; (iii) confirms that it is a Designated Bidder; (iv) appoints and authorizes the Agent to take such action as agent on its behalf and to exercise such powers and discretion under the Credit Agreement as are delegated to the Agent by the terms thereof, together with such powers and discretion as are reasonably incidental thereto; and (v) agrees that it will perform in accordance with their terms all of the obligations which by the terms of the Credit Agreement are required to be performed by it as a Lender.

            4. Following the execution of this Designation Agreement by the Designor and its Designee, it will be delivered to the Agent for acceptance and recording by the Agent. The effective date for this Designation Agreement (the "Effective Date") shall be the date of acceptance hereof by the Agent, unless otherwise specified on the signature page hereto.

            5. Upon such acceptance and recording by the Agent, as of the Effective Date, the Designee shall be a party to the Credit Agreement with a right to make Competitive Bid Advances as a Lender pursuant to Section 2.04 of the Credit Agreement and the rights and obligations of a Lender related thereto.

            6. This Designation Agreement shall be governed by, and construed in accordance with, the laws of the State of New York.

            7. This Designation Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement. Delivery of an executed counterpart of a signature page to this Designation Agreement by telecopier shall be effective as delivery of a manually executed counterpart of this Designation Agreement.

            IN WITNESS WHEREOF, the Designor and the Designee have caused this Designation Agreement to be executed by their officers thereunto duly authorized as of the date first above written.

      Effective Date(*):                        _______________, 199__


                                          [NAME OF DESIGNOR],
                                             as Designor


                                          By
                                             ---------------------------
                                             Title:


                                          [NAME OF DESIGNEE],
                                             as Designee


                                          By
                                             ---------------------------
                                             Title:

                                          Applicable Lending Office (and
                                            address

                                          for notices):
                                                [Address]

Accepted this ____ day
of _______________, 199_


THE BANK OF NOVA SCOTIA., as Paying Agent


By
   ---------------------------
   Title:

_____________
(*) This date should be no earlier than five Business Days after the delivery of this Designation Agreement to the Agent.
    THE BANK OF NOVA SCOTIA and CITIBANK, N.A.



COPY AS EXECUTED TOGETHER WITH ALL SCHEDULES AND EXHIBITS HERETO AND EXHIBITS F AND G AS SEPARATELY EXECUTED